As filed with the Securities and Exchange Commission on April 21, 2011

Registration No. 333-172928

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BAR ASSOCIATION MEMBERS/

NORTHERN TRUST COLLECTIVE TRUST

(Exact name of registrant as specified in its charter)

Illinois	6799	04-6691601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 South LaSalle Street, Chicago, Illinois 60603

(312) 630-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen N. Potter, President

Northern Trust Investments, Inc.

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name, address including zip code, and telephone number, including area code, of agent for service)

with copies to:

Dennis V. Osimitz

Andrew H. Shaw

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to Registration Statement Nos. 333-149594, 333-155737, 333-158263, 333-159466 and 333-166938.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Collective Trust may not sell these securities until the registration statement relating to this offering and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated April 21, 2011

ABA RETIREMENT FUNDS PROGRAM

AMERICAN BAR ASSOCIATION MEMBERS/NORTHERN TRUST COLLECTIVE TRUST

UNITS OF BENEFICIAL INTEREST

The American Bar Association Members/Northern Trust Collective Trust (“we” or the “Collective Trust”) is offering Units representing pro rata beneficial interests in a total of 20 collective investment funds established under the Collective Trust. We refer to each of these collective investment funds individually as a Fund and together as the Funds. We group the Funds into five categories, as follows:

•	The Managed Funds, as listed on the following page, a group of five Funds each of which is actively managed,

•	The Index Funds, as listed on the following page, a group of six Funds each of which is designed to replicate the investment performance of a specific securities index,

•	The Real Asset Return Fund, which seeks to provide investors with investment returns in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy),

•	The Retirement Date Funds, a group of five Funds each of which is designed to correspond to a particular time horizon to retirement, and

•	The Target Risk Funds, a group of three Funds each of which is designed to represent risk and reward characteristics that reflect a particular level of investment risk.

In addition, assets contributed under the Program may be invested in a wide variety of publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts. The Self-Managed Brokerage Accounts are not registered under the Securities Act of 1933 and these Self-Managed Brokerage Accounts, together with the Balanced Fund, Units of which ceased to be offered as of July 2, 2009, are described in this prospectus for information purposes only.

Each of the Funds is an investment option under the ABA Retirement Funds Program, which we refer to as the Program. The Program is a comprehensive retirement program sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation which was organized by the American Bar Association, in which lawyers and law firms who are members or associates of the American Bar Association, most state and local bar associations and their employees and employees of certain organizations related to the practice of law are eligible to participate. There are no stated minimum initial or subsequent investment requirements to participate in the Program. The Units do not trade on any national exchange. Rather, Units may be purchased through the trustee of the Collective Trust, which is Northern Trust Investments, Inc., which we refer to as Northern Trust Investments or the Trustee. Transfers and withdrawals with respect to the Units may be made as described herein.

Northern Trust Investments is a wholly-owned subsidiary of The Northern Trust Company, which in turn is a wholly-owned subsidiary of Northern Trust Corporation, a publicly-traded financial holding company. Northern Trust Investments operates the Funds. ING Life Insurance and Annuity Company, which we refer to as ING Life, acting through its affiliates, including ING Institutional Plan Services, LLC, which we refer to as ING Services, provides recordkeeping, communication, marketing and administration services to the Program. State Street Global Advisors, which we refer to as SSgA, maintains various index funds into which the Funds invest. SSgA is the investment management division of State Street Bank and Trust Company, which we refer to as State Street Bank.

For a discussion of the risk factors relating generally to the Program, please refer to page 40. For a discussion of the risk factors applicable to investment in the Units of the respective Funds, please refer to page 49 (Stable Asset Return Fund), page 54 (Bond Core Plus Fund), page 57 (Large Cap Equity Fund), page 60 (Small-Mid Cap Equity Fund), page 64 (International All Cap Equity Fund), page 67 (Bond Index Fund), page 70 (Large Cap Index Equity Fund), page 72 (All Cap Index Equity Fund), page 75 (Mid Cap Index Equity Fund), page 77 (Small Cap Index Equity Fund), page 80 (International Index Equity Fund), page 84 (Real Asset Return Fund), page 92 (Retirement Date Funds) and page 98 (Target Risk Funds).

The offering of Units with a proposed offering price of approximately $1.6 billion under the Registration Statements to which this prospectus relates represents 42% of the total value of Units outstanding as of December 31, 2010. The Units will be offered based on the respective net asset values of the Funds as determined from time to time. Such net asset values are calculated as of the close of the regular trading session of the New York Stock Exchange on each Business Day.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of the Funds is registered as an investment company under the Investment Company Act of 1940, and, therefore, none of the Funds is subject to compliance with the requirements of that Act. Units are not “redeemable securities” within the meaning of the Investment Company Act of 1940. See “Regulation of Collective Trust.”

The date of this prospectus is April     , 2011.

MANAGED FUNDS

STABLE ASSET RETURN FUNDSM invests primarily in high quality fixed-income instruments and investment contracts issued by insurance companies, banks or other financial institutions with the objective of providing current income consistent with preserving principal and maintaining liquidity.

BOND CORE PLUS FUND invests in debt securities of varying maturities with the objective of achieving a competitive total return from current income and capital appreciation.

LARGE CAP EQUITY FUND invests primarily in equity securities of large capitalization U.S. companies with the objective of achieving long-term growth of capital. Any income received is incidental to this objective. For this purpose, large capitalization companies are considered those with a market capitalization of greater than $1 billion.

SMALL-MID CAP EQUITY FUND invests primarily in equity securities of small and medium capitalization U.S. companies with the objective of achieving long-term growth of capital. Any income received is incidental to this objective. For this purpose, small and medium capitalization companies are considered those with a market capitalization between $100 million and $20 billion.

INTERNATIONAL ALL CAP EQUITY FUND invests primarily in equity securities of companies domiciled outside of the U.S. The Fund may invest in companies of any size located in a number of countries throughout the world.

INDEX FUNDS

BOND INDEX FUND invests in U.S. Government Obligations and U.S. dollar-denominated corporate debt securities, mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities with the objective of replicating the total rate of return of the Barclays Capital U.S. Aggregate Bond Index.

LARGE CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the S&P 500® with the objective of replicating the total rate of return of the S&P 500.

ALL CAP INDEX EQUITY FUND invests in common stocks included in the Russell 3000® Index with the objective of replicating the total rate of return of the Russell 3000 Index.

MID CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the S&P MidCap 400® with the objective of replicating the total rate of return of the S&P MidCap 400.

SMALL CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the Russell 2000® Index with the objective of replicating the total rate of return of the Russell 2000 Index.

INTERNATIONAL INDEX EQUITY FUND invests in securities of non-U.S. companies included in the Morgan Stanley Capital International All-Country World Ex-U.S. Index, which we refer to as the MSCI ACWI ex-US Index, with the objective of replicating the total rate of return of the MSCI ACWI ex-US Index.

REAL ASSET RETURN FUND

REAL ASSET RETURN FUND invests in a diversified portfolio of primarily Treasury Inflation Protected Securities, or so-called TIPS, commodity futures and real estate investment trusts with the objective of achieving a total return in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy).

RETIREMENT DATE FUNDS

Assets contributed under the Program may also be invested in the RETIREMENT DATE FUNDS, a group of diversified investment funds each of which is designed to correspond to a particular time horizon to retirement.

TARGET RISK FUNDS

Assets contributed under the Program may also be invested in the TARGET RISK FUNDS, each of which is designed to represent risk and reward characteristics that reflect a particular level of investment risk such as conservative, moderate or aggressive.

References in this prospectus to “Business Day” mean any day that the New York Stock Exchange is open for trading.

For additional information regarding all aspects of the Program and its investment options, contact the Program by phone at (800) 826-8901 or write to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

The Collective Trust has not authorized any person to give any information or to make any representations in connection with this offering other than those in this prospectus.

The investment options described below are not deposits or obligations of, or guaranteed or endorsed by, Northern Trust or Northern Trust Investments, and Units of beneficial interest are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve, or any other governmental agency, are not deposits of Northern Trust, Northern Trust Investments or any other bank and involve risks, including the possible loss of principal.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the “Risk Factors” information included in the description of each of the Funds and elsewhere in this prospectus.

The Program

The ABA Retirement Funds Program, which we refer to as the Program, is a comprehensive retirement program that provides eligible employers that adopt the Program with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. The Program is sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation, which was organized by the American Bar Association to encourage lawyers to provide retirement benefits for themselves and their employees by sponsoring retirement programs.

The Collective Trust itself has no employees. Northern Trust Investments, Inc., which we refer to as Northern Trust Investments or the Trustee, is an Illinois banking corporation and a wholly-owned subsidiary of The Northern Trust Company, which we refer to as Northern Trust. Northern Trust is an Illinois banking corporation and a wholly-owned subsidiary of Northern Trust Corporation, a publicly-traded financial holding company registered with the Board of Governors of the Federal Reserve System pursuant to the Federal Bank Holding Company Act of 1956, as amended. Northern Trust Investments, solely in its role as trustee of the Collective Trust, offers the investment options available under the Program’s Collective Trust. The board of directors of Northern Trust Investments is responsible for management of Northern Trust Investments’ business and affairs, including its service as trustee of the Collective Trust. For a more complete description of the relationship between Northern Trust and Northern Trust Investments, see “Northern Trust and Northern Trust Investments.”

ING Life Insurance and Annuity Company, a Connecticut corporation, which we refer to as ING Life, acting through its affiliates, including ING Institutional Plan Services, LLC, a Delaware limited liability company, which we refer to as ING Services, provides recordkeeping, communication, marketing and administration services to the Program, including maintenance of individual account records or accrued benefit information for Participants whose Employers choose to have the Program’s administrator maintain those account records. ING Services also provides certain account and investment information to Employers and Participants, manages the receipt of all plan contributions, forwards investment and transaction instructions to the appropriate parties and forwards instructions relating to distribution of benefits provided by the plans.

Investment Options

Assets contributed or held under the Program may be invested in any of the following Funds in accordance with the descriptions below or a Self-Managed Brokerage Account.

Managed Funds

The Collective Trust offers five Managed Funds, each of which is actively managed. The Stable Asset Return Fund invests primarily in high quality fixed-income instruments and investment contracts. The Bond Core Plus Fund invests primarily in debt securities of varying maturities. The Large Cap Equity Fund, the Small-Mid Cap Equity Fund and the International All Cap Equity Fund are multi-manager Funds and invest primarily in various types of equity securities.

Index Funds

The Collective Trust offers the following six Index Funds, each of which is designed to replicate the investment performance of a specific securities index: the Bond Index Fund, the Large Cap Index Equity Fund, the All Cap Index Equity Fund, the Mid Cap Index Equity Fund, the Small Cap Index Equity Fund and the International Index Equity Fund.

Real Asset Return Fund

The Collective Trust offers the Real Asset Return Fund, a diversified portfolio which is designed to provide investors with a return in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy).

Retirement Date Funds

The Collective Trust offers the following five Retirement Date Funds, a group of diversified investment funds, each of which is designed to correspond to a particular time horizon to retirement: the Lifetime Income Retirement Date Fund, the 2010 Retirement Date Fund, the 2020 Retirement Date Fund, the 2030 Retirement Date Fund and the 2040 Retirement Date Fund.

Target Risk Funds

The Collective Trust offers the following three Target Risk Funds, each of which is designed to represent risk and reward characteristics that reflect a particular level of investment risk: the Conservative Risk Fund, the Moderate Risk Fund and the Aggressive Risk Fund.

Self-Managed Brokerage Account

Assets contributed or held under the Program can also be invested in a wide variety of publicly traded debt and equity securities and shares of numerous mutual funds through a self-managed brokerage account, which we refer to as a Self-Managed Brokerage Account. Self-Managed Brokerage Accounts are not registered under the Securities Act of 1933 and are described in this prospectus for informational purposes only. See “Self-Managed Brokerage Accounts.”

Investment Options

In this prospectus, we refer to the Funds and the Self-Managed Brokerage Account as “investment options.” Interests in the Balanced Fund are not offered and thus the Balanced Fund is not an investment option, although certain assets held under the Program continue to be invested in this fund. See “Balanced Fund.”

Northern Trust Investments may make additional investment options available from time to time and may also terminate or amend the terms of the investment options from time to time, in each case consistent with the investment policy for the Program as developed by Northern Trust Investments and accepted by ABA Retirement Funds. See “ABA Retirement Funds.”

The following charts provide a summary of the features of the Funds that are available under the Program.

SUMMARY OF FUNDS*

Managed Funds
	Stable Asset Return Fund	Bond Core Plus Fund	Large Cap Equity Fund	Small-Mid Cap Equity Fund	International All Cap Equity Fund

Investment Objective:	Current income consistent with preserving principal and maintaining liquidity	Total return from capital appreciation and current income	Long-term growth of capital	Long-term growth of capital	Long-term growth of capital

Invests Primarily In:	High quality short-term instruments and investment contracts of insurance companies, banks and financial institutions	Debt securities of various maturities	U.S. equities with capitalization in excess of $1 billion	U.S. equities with capitalization between $100 million and $20 billion	Common stocks and other equity securities of established non-U.S. companies

Risk to Principal:	Low risk to principal	Average credit risk for a debt-oriented intermediate bond fund; also risk of loss related to movements in interest rates	Average risk to principal for a large cap U.S. equity fund	Above average risk to principal for a U.S. equity fund but average risk for a small-mid cap U.S. equity fund	Above average risk to principal for a U.S. equity fund but average risk to principal for an international equity fund, including risks due to currency fluctuations

Primary Source of Potential Return:	Interest income	Interest income and capital appreciation	Capital appreciation	Capital appreciation	Capital appreciation

Estimated Maturity or Duration:	2.09 years(1)	Generally 3 to 6 years duration	N/A	N/A	N/A

Anticipated Volatility of Return:	Subject to interest rate fluctuation	Below average volatility for a fund investing in debt securities; volatility subject to fluctuations in interest rates	Comparable to the Russell 1000® Index	Comparable to the Russell 2500™ Index	Comparable to the MSCI ACWI ex-US Index

Transfer Permitted:(2)	Daily	Daily	Daily	Daily	Daily

*	In addition, certain plans permit the establishment of self-managed brokerage accounts. See “Self-Managed Brokerage Accounts.” Certain plans also continue to be invested in the Balanced Fund, which invests in both debt and equity securities through the Bond Core Plus Fund and the Large Cap Equity Fund, respectively. The Balanced Fund ceased to be offered as an investment option as of July 2, 2009. See “Balanced Fund.”
(1)	Average weighted maturity as of December 31, 2010.
(2)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

Index Funds(1)
	Bond Index Fund(2)	Large Cap Index Equity Fund(3)	All Cap Index Equity Fund(4)	Mid Cap Index Equity Fund(5)	Small Cap Index Equity Fund(6)	International Index Equity Fund(7)

Investment Objective:	Replication of the total return of the Barclays Capital U.S. Aggregate Bond Index	Replication of the total return of the S&P 500	Replication of the total return of the Russell 3000 Index	Replication of the total return of the S&P MidCap 400	Replication of the total return of the Russell 2000® Index	Replication of the total return of the MSCI ACWI ex-US Index

Invests Primarily In:	Debt securities included in the Barclays Capital U.S. Aggregate Bond Index	The common stocks included in the S&P 500	The common stocks included in the Russell 3000 Index	The common stocks included in the S&P MidCap 400	The common stocks included in the Russell 2000 Index	The common stocks included in the MSCI ACWI ex-US Index

Risk to Principal:	Average credit risk for a debt- oriented bond index fund; also risk of loss related to movements in interest rates	Average for a U.S. equity fund	Average for a diversified U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund but average for an international index equity fund, including risks due to currency fluctuations

Primary Source of Potential Return:	Interest income and capital appreciation	Capital appreciation and dividend income	Capital appreciation and dividend income	Capital appreciation	Capital appreciation	Capital appreciation

Estimated Maturity or Duration:	4.95 years(8)	N/A	N/A	N/A	N/A	N/A

Anticipated Volatility of Return:	Comparable to the Barclays Capital U.S. Aggregate Bond Index	Comparable to the S&P 500	Comparable to the Russell 3000 Index	Comparable to the S&P MidCap 400	Comparable to the Russell 2000 Index	Comparable to the MSCI ACWI ex-US Index

Transfer Permitted:(9)	Daily	Daily	Daily	Daily	Daily	Daily

(1)	The Index Funds obtain exposure to various equity, fixed-income and cash asset classes by investment in respective collective investment funds maintained by State Street Bank.
(2)	Invests through the SSgA U.S. Bond Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank.
(3)	Invests through the SSgA S&P 500® Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank.
(4)	Invests through the SSgA Russell All Cap® Index Non-Lending Series Fund , a collective investment fund maintained by State Street Bank.
(5)	Invests through the SSgA S&P MidCap® Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank.
(6)	Invests through the SSgA Russell Small Cap Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank.
(7)	Invests through the SSgA Global Equity ex U.S. Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank.
(8)	Effective duration of the underlying index as of December 31, 2010.
(9)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

Real Asset Return Fund(1)
Investment Objective:	Growth of capital in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy)

Invests Primarily In:	U.S. real estate investment trusts, commodity futures and treasury inflation-protected securities

Allocates Assets As of the Date Hereof To:	REIT NL Index Fund	10% to 40%
	TIPS NL Fund	20% to 60%
	Commodity Index NL Fund	10% to 40%
	Cash Equivalents	0% to 20%

Risk to Principal:	Below average risk to principal

Primary Source of Potential Return:	Capital appreciation and income

Estimated Maturity or Duration:	N/A

Anticipated Volatility of Return:	Less than the S&P 500

Transfer Permitted:(2)	Daily

(1)	The Real Asset Return Fund obtains exposure to various asset classes by investment in collective investment funds maintained by State Street Bank. For a description of the funds referred to in this chart, see “Real Asset Return Fund—Strategy.”
(2)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

	Retirement Date Funds(1)
	Lifetime Income Retirement Date Fund			2010 Retirement Date Fund			2020 Retirement Date Fund
Investment Objectives:	Avoidance of significant loss of principal for those who have reached or are beyond their retirement date			A blend of capital appreciation and stability of principal for those planning to retire in or around 2010			Long-term capital appreciation and more limited stability of principal for those planning to retire in or around 2020

Allocates Assets in 2011 To:(2)	Fixed-Income:		65.0%	Fixed-Income:		55.0%	Fixed-Income:		32.0%
	Long Government Bond Fund	0.0%		Long Government Bond Fund	12.5%		Long Government Bond Fund	20.0%
	Bond Market Index Fund	20.0		Bond Market Index Fund	17.5		Bond Market Index Fund	4.0
	High Yield Bond Fund	5.0		High Yield Bond Fund	5.0		High Yield Bond Fund	4.0
	Short Government/Credit Bond Fund	20.0		Short Government/Credit Bond Fund	5.0		Short Government/ Credit Bond Fund	0.0
	TIPS Fund	20.0		TIPS Fund	15.0		TIPS Fund	4.0
	Equity:		30.0%	Equity:		40.0%	Equity:		67.5%
	S&P 500 Index Fund	21.8%		S&P 500 Index Fund	27.8%		S&P 500 Index Fund	40.6%
	MSCI ACWI ex-US IMI Index Fund	4.0		MSCI ACWI ex-US IMI Index Fund	7.0		MSCI ACWI ex-US IMI Index Fund	16.0
	S&P MidCap Index Fund	2.5		S&P MidCap Index Fund	3.1		S&P MidCap Index Fund	6.3
	Russell 2000 Index Fund	1.7		Russell 2000 Index Fund	2.1		Russell 2000 Index Fund	4.6
	Other:		5.0%	Other:		5.0%	Other:		0.5%
	Real Estate Fund	5.0%		Real Estate Fund	5.0%		Real Estate Fund	0.5%

Transfer Permitted:(3)	Daily			Daily			Daily

	2030 Retirement Date Fund			2040 Retirement Date Fund
Investment Objectives:	Long-term capital appreciation for those planning to retire in or around 2030			Long-term capital appreciation for those planning to retire in or around 2040

Allocates Assets in 2011 To:(2)	Fixed-Income:		18.0%	Fixed-Income:		10.0%
	Long Government Bond Fund	18.0%		Long Government Bond Fund	10.0%
	Bond Market Index Fund	0.0		Bond Market Index Fund	0.0
	High Yield Bond Fund	0.0		High Yield Bond Fund	0.0
	Short Government/Credit Bond Fund	0.0		Short Government/Credit Bond Fund	0.0
	TIPS Fund	0.0		TIPS Fund	0.0
	Equity:		82.0%	Equity:		90.0%
	S&P 500 Index Fund	45.0%		S&P 500 Index Fund	45.0%
	MSCI ACWI ex-US IMI Index Fund	21.0		MSCI ACWI ex-US IMI Index Fund	25.0
	S&P MidCap Index Fund	8.0		S&P MidCap Index Fund	10.0
	Russell 2000 Index Fund	8.0		Russell 2000 Index Fund	10.0
	Other:		0.0%	Other:		0.0%
	Real Estate Fund	0.0%		Real Estate Fund	0.0%

Transfer Permitted:(3)	Daily			Daily

(1)	The Retirement Date Funds obtain exposure to various equity, fixed-income and other asset classes by investment in collective investment funds maintained by State Street Bank under its Investment Funds for Tax Exempt Retirement Plans, which in turn invest in various index and other collective investment funds maintained by State Street Bank. For a description of the funds referred to in this chart, see “Retirement Date Funds—Strategy.”
(2)	Except for the Lifetime Income Retirement Date Fund, quarterly reallocations will result in asset allocations becoming progressively more conservative as the year in which the Retirement Date Fund will reach its most conservative investment mix draws nearer.
(3)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

	Target Risk Funds(1)
	Conservative Risk Fund			Moderate Risk Fund			Aggressive Risk Fund
Investment Objectives:	Higher current investment income and some capital appreciation			Current investment income and greater capital appreciation			Long-term growth of capital and lower current investment income

Allocates Assets To:	Equity:		26.0%	Equity:		54.8%	Equity:		79.0%
	Russell 3000 Index NL Fund	12.5%		Russell 3000 Index NL Fund	29.6%		Russell 3000 Index NL Fund	44.0%
	Daily EAFE NL Fund	8.5		MSCI ACWI ex-US NL Index	20.2		MSCI ACWI ex-US NL Index	30.0
	REIT NL Index Fund	5.0		REIT NL Index Fund	5.0		REIT NL Index Fund	5.0
	Fixed-Income:		74.0%	Fixed-Income:		43.0%	Fixed-Income:		17.0%
	Bond Market Index NL Fund	57.0%		Bond Market Index NL Fund	34.2%		Bond Market Index NL Fund	15.0%
	TIPS NL Fund	12.0		TIPS NL Fund	6.5		TIPS NL Fund	2.0
	Short-Term Fund	5.0		Short-Term Fund	2.3
				Other:		2.2%	Other:		4.0%
				Commodity Index NL Fund	2.2%		Commodity Index NL Fund	4.0%

Transfer Permitted:(2)	Daily			Daily			Daily

(1)	The Target Risk Funds obtain exposure to various asset classes by investment in respective collective investment funds maintained by State Street Bank. For a description of the funds referred to in this chart, see “Target Risk Funds—Strategy.”
(2)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

The Units

Interests in each Fund are represented by Units of beneficial interest. Each Unit represents an equal pro rata interest in the net assets of a Fund. Although the Funds are similar in some respects to registered open-end management investment companies commonly referred to as mutual funds, the Funds are not required to be and are not registered as investment companies under the Investment Company Act of 1940 and are not subject to compliance with the requirements of that Act. Units are not “redeemable securities” as defined in the Investment Company Act of 1940. See “Description of Investment Options” and “Regulation of Collective Trust.” Units representing interests in the Funds are held by Northern Trust, as trustee of the American Bar Association Members Retirement Trust, which we refer to as the Retirement Trust, and the American Bar Association Members Pooled Trust for Retirement Plans, which we refer to as the Pooled Trust. We refer to the Retirement Trust and the Pooled Trust together as the ABA Members Trusts. Neither the Units nor the assets of the Funds are subject to the claims of the creditors of Northern Trust or Northern Trust Investments. The Units are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve or any other governmental agency and are not deposits of Northern Trust, Northern Trust Investments or any other bank. The activities of each of Northern Trust Investments and Northern Trust in connection with the operation and management of the Collective Trust and the ABA Members Trusts, respectively, are subject to the requirements of the Employee Retirement Income Security Act of 1974, which is known as ERISA, a federal statute specifically designed to regulate the activities of pension plan fiduciaries. See “Regulation of Collective Trust.”

The Collective Trust issues both Units that are registered under the Securities Act of 1933 and Units that are unregistered. Unregistered Units are offered and sold in reliance upon the exemption from registration under Section 3(a)(2) of the Securities Act of 1933 or, in the case of Units offered and sold to certain employee benefit plans covering self-employed individuals, commonly called “Keogh” or “H.R.10” plans, Rule 180 promulgated thereunder. See “Regulation of Collective Trust.”

Eligible Employers and Participants

Attorneys who are sole practitioners, partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program for their law practices if they or at least one of their partners or shareholders is a member or associate of the American Bar Association or of a state or local bar association that is represented in the American Bar Association’s House of Delegates. Such a state or local bar association or an organization closely associated with the legal profession which has, as an owner or member of its governing board, a member or associate of the American Bar Association may also be eligible to adopt the Program. We refer to law practices, bar associations and other organizations which are eligible to adopt the Program as Eligible Employers, and we refer to those that adopt the Program as Employers. We refer to self-employed individuals and employees (together with their beneficiaries where applicable) of Employers which have adopted the Program for their practices as Participants. We also refer to the person or entity responsible for allocating the assets of a plan among the investment options as the Investor. The Investor may be either the Participant, the Employer or the plan trustee depending on the terms of the plan. In the case of the American Bar Association Members Retirement Plan, each Participant is an Investor and, generally, in the case of the American Bar Association Members Defined Benefit Pension Plan, the Employer is the Investor. However, with respect to certain prior plan accounts under the American Bar Association Members Defined Benefit Pension Plan (e.g., rollover contributions), the Participant is the Investor. In the case of an individually designed plan, the Participant, Employer or plan trustee may be the Investor.

Plans Available Under the Program

Eligible Employers that elect to participate in the Program may do so by adopting a master plan under one or both of two American Bar Association Members Plans sponsored by ABA Retirement Funds. One of these Members Plans is the American Bar Association Members Retirement Plan, a defined contribution master plan, and the other is the American Bar Association Members Defined Benefit Plan, a defined benefit master plan. Eligible Employers that design and maintain their own individually designed plans may also participate in most aspects of the Program through those individually designed plans.

The ABA Members Trusts

Assets contributed under the Program are held by Northern Trust as trustee of the Retirement Trust in the case of assets contributed under master plans and of the Pooled Trust in the case of assets contributed under individually designed plans. Assets contributed under the Program are allocated among the investment options available under the Program in accordance with the instructions of the person or entity having responsibility for determining the allocation of assets under the terms of the particular plan.

HISTORICAL RETURN INFORMATION

The bar charts below indicate the risk of investing in the respective Funds by showing changes in performance from year to year. Past performance of a Fund is not a guarantee of future results. Shorter term performance swings are shown by inclusion of the highest and lowest quarterly returns occurring during the years depicted on the charts. Performance information for the Stable Asset Return Fund, the Bond Core Plus Fund, the International All Cap Equity Fund and the All Cap Index Equity Fund is included for ten years. Performance information for each other Fund is included for each full fiscal year in which such Fund has been in operation. Northern Trust Investments manages the various Funds with the advice of different Investment Advisor(s) that may change over time, and the Funds may have employed different investment strategies and guidelines during the various periods for which performance is shown.

The following table shows, with respect to each of the Funds, the total annual return, after expenses, over one-year, five-year and ten-year periods ended December 31, 2010, or since inception, if shorter. After-tax returns are not included inasmuch as the Program is available only to tax-qualified employee retirement plans which are not subject to federal income tax. The table also provides average annual returns for comparative market indices for each of the Funds. The market indices shown generally do not include an allowance for fees and expenses that an investor would pay to invest in the securities that comprise the index or expenses related to the operation of the Funds such as recordkeeping fees. Northern Trust Investments manages the Funds with the advice of various Investment Advisor(s) that may change over time, and the Funds may have employed different investment strategies and guidelines during various periods for which performance is shown. Additionally, there have been changes in fees and expenses applicable to the Funds during the periods for which performance is shown, and performance shown would have been different had current fees and expenses been applicable for the entire period(s). Note that the performance of the Funds is reduced by, among other expenses, the program expense fee that pays for, among other things, the recordkeeping for and administration of the plans maintained under the Program. The past performance of a Fund or an index shown is no guarantee of future performance.

	Periods Ended December 31, 2010
Average Annual Total Returns(1)	1 Year	5 Year	Shorter of 10 Years or Since Inception(2)	Inception Date
Managed Funds
Stable Asset Return Fund (3)	1.24%	3.12%	3.48%	09/05/95
70% Ryan Labs Three Year GIC Index/ 30% iMoneyNet MFR Prime Institutional Money Market Fund Average	2.48%	3.72%	3.79%
Bond Core Plus Fund	6.25%	5.98%	6.02%	09/05/95
Barclays Capital U.S. Aggregate Bond Index	6.54%	5.80%	5.84%
Large Cap Equity Fund	15.29%	—	25.37%	07/02/09
Russell 1000 Index	16.10%	—	26.48%
Small-Mid Cap Equity Fund	23.56%	—	31.63%	07/02/09
Russell 2500 Index	26.71%	—	35.53%
International All Cap Equity Fund(4)	9.46%	1.91%	1.75%	09/05/95
MSCI ACWI ex-US Index	11.15%	4.82%	5.54%
Index Funds
Bond Index Fund(5)	5.71%	—	6.09%	02/03/09
Barclays Capital U.S. Aggregate Bond Index(6)	6.54%	—	7.01%
Large Cap Index Equity Fund(5)	14.21%	—	23.22%	02/09/09
S&P 500	15.06%	—	23.95%
All Cap Index Equity Fund	15.92%	2.18%	1.64%	09/05/95
Russell 3000 Index	16.93%	2.74%	2.16%
Mid Cap Index Equity Fund(5)	25.56%	—	39.73%	02/03/09
S&P MidCap 400	26.64%	—	38.61%
Small Cap Index Equity Fund(5)	25.66%	—	38.05%	02/03/09
Russell 2000 Index	26.85%	—	35.52%
International Index Equity Fund(5)(7)	10.11%	—	43.11%	03/03/09
MSCI ACWI ex-US Index	11.15%	—	46.10%
Real Asset Return Fund
Real Asset Return Fund	14.59%	—	24.27%	07/07/09
Composite Benchmark(8)	15.62%	—	24.78%	(9)
Retirement Date Funds(10)
Lifetime Income Retirement Date Fund	8.76%	—	4.03%	08/09/06
Composite Benchmark(11)	10.06%	—	4.90%	(12)
2010 Retirement Date Fund	11.36%	—	3.94%	08/08/06
Composite Benchmark(11)	12.51%	—	4.53%	(12)
2020 Retirement Date Fund	13.73%	—	3.76%	08/02/06
Composite Benchmark(11)	14.73%	—	4.11%	(12)
2030 Retirement Date Fund	14.88%	—	3.29%	08/02/06
Composite Benchmark(11)	15.79%	—	3.64%	(12)
2040 Retirement Date Fund	15.26%	—	3.08%	08/03/06
Composite Benchmark(11)	16.25%	—	3.68%	(12)
Target Risk Funds
Conservative Risk Fund	8.63%	—	13.08%	07/07/09
Composite Benchmark(13)	9.69%	—	14.05%	(14)
Moderate Risk Fund	11.65%	—	19.72%	07/07/09
Composite Benchmark(13)	12.91%	—	21.00%	(14)
Aggressive Risk Fund	14.10%	—	26.14%	07/07/09
Composite Benchmark(13)	15.21%	—	26.95%	(14)

(1)

The Managed Funds (except for the Stable Asset Return Fund) participate to varying degrees in the State Street Bank securities lending program as described under “Information with Respect to the Funds—Loans of Portfolio Securities.” The cash collateral received by these Funds in connection with the securities lending program is invested in a cash collateral pool known as the ABA Members

Collateral Fund (the “cash collateral pool”) that utilizes constant ($1.00 per unit) amortized cost pricing although the ABA Members Collateral Fund, at December 31, 2010, had an average value, on a mark-to-market basis, of a lower amount per unit. The returns shown in the table above are based on amortized cost pricing of this cash collateral pool because such fund has effected (and continues to effect) purchases and redemptions of interests therein, and purchases and redemptions of Units of these Funds, were effected (and continue to be effected) at net asset values that do not reflect mark-to-market valuations. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

(2)	Inception to date returns are annualized. Where a Fund has greater than 10 years of performance history, the 10 year annualized return is reported.
(3)	On or about December 8, 2010, the Stable Asset Return Fund made certain changes to its investment portfolio and engaged new Investment Advisors.
(4)	On or about July 6, 2009, the International All Cap Equity Fund engaged a new line-up of Investment Advisors.
(5)	The Index Funds introduced in February and March 2009 experienced tracking error for periods from inception through September 24, 2009 due to a difference in timing of investment of contributions by participants in the underlying funds in which the respective Funds invest and also a difference in timing of redemptions of investments of participants out of such underlying funds (in addition to the impact of Fund expenses). Since September 25, 2009, each of the Index Funds has been invested in an underlying fund that matches the timing of contributions and redemptions, which Northern Trust Investments believes should lower future tracking error after taking into account the impact of Fund expenses.
(6)	Index since inception data reflects performance from February 2, 2009.
(7)	As described in this prospectus, Northern Trust Investments may utilize fair value pricing adjustments for the Fund in certain circumstances that may at certain times result in a difference in the Fund’s net asset value in comparison to that which would have resulted based on the Fund’s more customary pricing methodology. The MSCI ACWI ex-US Index does not apply fair value pricing adjustments, and the reported Index returns would not be adjusted for any fair value pricing adjustments made by the Fund.
(8)	The Composite Benchmark for the Real Asset Return Fund is the composite performance of the benchmarks for the three underlying asset classes to which the Real Asset Return Fund allocates assets. The benchmarks comprising the Composite Benchmark currently include the Dow Jones U.S. Select REIT Index, the Dow Jones-UBS Commodity Index and the Barclays Capital U.S. Treasury Inflation Protected Securities Index and are weighted based on the Fund’s target allocations to the asset classes to which such benchmarks relate. See “Real Asset Return Fund.”
(9)	Benchmark comparison begins July 1, 2009.
(10)	Effective May 1, 2007, the Retirement Date Funds implemented a number of changes, including (i) a deferral of the year in which each Retirement Date Fund (other than the Lifetime Income Retirement Date Fund) will reach its most conservative investment mix until five years after the target retirement date, and (ii) changes in certain of the asset classes to which the Retirement Date Funds maintain exposure and the weightings of exposures to asset classes at various time horizons to most conservative investment mix. For instance, aggregate exposure to equity asset classes generally increased at any given such time horizon. Effective December 31, 2009, the Retirement Date Funds implemented certain additional changes, including (i) incorporating a wider range of asset classes and (ii) adjusting the weightings of exposures to asset classes at various time horizons to most conservative investment mix. Effective March 2011, the market capitalization exposure within the international equity allocation was broadened to include exposure to small-to mid-capitalization companies. See “Retirement Date Funds.”
(11)	Composite Benchmark since inception data reflects performance from August 1, 2006. The Composite Benchmark for each of the Retirement Date Funds is the composite performance of the respective benchmarks for the underlying asset classes to which the respective Retirement Date Funds allocate assets from time to time. Effective from and after March 31, 2011, the respective benchmarks comprising the Composite Benchmarks have included some or all of the Barclays Capital U.S. Long Government Bond Index, the Barclays Capital U.S. Aggregate Bond Index, the Barclays Capital U.S. High Yield Very Liquid Index, the Barclays Capital 1-3 Year Government/Credit Index, the Barclays Capital U.S. Treasury Inflation Protected Securities Index, the S&P 500, the MSCI ACWI ex-US IMI Index, the S&P MidCap 400, the Russell 2000 Index and the FTSE EPRA/NAREIT Global Developed Liquid Index and are weighted based on each Fund’s respective current target allocations to the asset classes to which such benchmarks relate.
(12)	Benchmark comparison begins August 1, 2006.
(13)	The Composite Benchmark for each of the Target Risk Funds is the composite performance of the respective benchmarks for the underlying asset classes to which the respective Target Risk Funds allocate assets. The respective benchmarks comprising the Composite Benchmarks currently include some or all of the Barclays Capital U.S. Aggregate Bond Index, the Barclays Capital U.S. Treasury Inflation Protected Securities Index, the Dow Jones U.S. Select REIT Index, the Dow Jones-UBS Commodity Index, the Russell 3000 Index, the Citigroup 3-Month T-Bill, the Morgan Stanley Capital International EAFE Index and the Morgan Stanley Capital International All-Country World Ex-U.S. Index and are weighted based on each Fund’s respective target allocations to the asset classes to which such benchmarks relate. See “Target Risk Funds.”
(14)	Benchmark comparison begins July 1, 2009.

Total returns reflected in the bar charts and table above have been determined by calculating the difference between the per Unit net asset value of a Fund at the end of the period and the per Unit net asset value of such Fund at the beginning of the period and then dividing the difference by the per Unit net asset value of that Fund at the beginning of the period. All such calculations have been determined to the sixth decimal place. Total returns in the financial statements included in the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference into this prospectus, have been determined in the same manner (except the total returns in the financial statements of the Funds specified in footnote (1) above value investments in the cash collateral pool at their market values, notwithstanding that transactions have been, and continue to be, effected as of their respective dates on the basis of amortized cost values) but with calculations determined to the second decimal place.

Summary of Deductions and Fees

The table below provides information regarding the various costs and expenses of the Collective Trust with respect to an investment in each of the Funds. These estimated annual expenses are stated as a percentage of the assets of each Fund. The Program Expense Fees and the Trust Management and Administrative Fee are calculated based on the total assets of the Collective Trust as of December 31, 2010 and utilizing fee rates in effect on or about such date. Other Fees are calculated based on estimated expenses for 2011. For a discussion of the manner in which deductions and fees are calculated and the portions of these deductions and fees paid to certain parties in connection with the Program, see “Deductions and Fees.”

	Investment Advisor Fees(1)(2)	Program Expense Fees(1)	Trustee, Management and Administration Fee and Other Fees(1)(3)(4)	Acquired Fund Fees and Expenses(5)	Total Fees	Approximate Assets as of December 31, 2010 (in millions)(1)
Managed Funds
Stable Asset Return Fund	0.144%	0.591%	0.169%	0.002%	0.906%	$972
Bond Core Plus Fund	0.250%	0.591%	0.169%	0.000%	1.010%	379
Large Cap Equity Fund	0.285%	0.591%	0.169%	0.000%	1.045%	807
Small-Mid Cap Equity Fund	0.476%	0.591%	0.169%	0.000%	1.236%	310
International All Cap Equity Fund	0.489%	0.591%	0.169%	0.000%	1.249%	172
Index Funds
Bond Index Fund	0.040%	0.591%	0.169%	0.020%	0.820%	56
Large Cap Index Equity Fund	0.020%	0.591%	0.169%	0.010%	0.790%	55
All Cap Index Equity Fund	0.040%	0.591%	0.169%	0.020%	0.820%	293
Mid Cap Index Equity Fund	0.040%	0.591%	0.169%	0.020%	0.820%	44
Small Cap Index Equity Fund	0.040%	0.591%	0.169%	0.020%	0.820%	27
International Index Equity Fund	0.120%	0.591%	0.169%	0.052%	0.932%	44
Real Asset Return Fund	0.078%	0.591%	0.169%	0.020%	0.858%	13
Retirement Date Funds
Lifetime Income Retirement Date Fund	0.100%	0.591%	0.194%	0.030%	0.915%	36
2010 Retirement Date Fund	0.100%	0.591%	0.194%	0.030%	0.915%	69
2020 Retirement Date Fund	0.100%	0.591%	0.194%	0.030%	0.915%	136
2030 Retirement Date Fund	0.100%	0.591%	0.194%	0.030%	0.915%	108
2040 Retirement Date Fund	0.100%	0.591%	0.194%	0.030%	0.915%	66
Target Risk Funds
Conservative Risk Fund	0.042%	0.591%	0.169%	0.019%	0.821%	16
Moderate Risk Fund	0.055%	0.591%	0.169%	0.024%	0.839%	32
Aggressive Risk Fund	0.063%	0.591%	0.169%	0.027%	0.850%	13

(1)	This table is based on approximate assets of the Collective Trust as of December 31, 2010, which totaled $3,648 million, the estimated annualized fees and expenses as then in effect and the approximate allocation of the Collective Trust’s assets among the investment options and the Balanced Fund as of that date. For purposes of this table, Balanced Fund assets invested through the Bond Core Plus Fund and the Large Cap Equity Fund are reflected under the Bond Core Plus Fund and the Large Cap Equity Fund, respectively, and fees payable by the Bond Core Plus Fund and the Large Cap Equity Fund attributable to assets of the Balanced Fund invested therein are assumed to be payable by the Bond Core Plus Fund and the Large Cap Equity Fund, respectively.
(2)	Investment Advisor fees are payable based on a percentage of daily net assets.

(3)	The Trust, Management and Administration Fee is 0.090% of the assets of each Fund, excluding the Retirement Date Funds. The Trust, Management and Administration Fee for the Retirement Date Funds is 0.115% of the assets of each such Fund.
(4)	Includes the amortization of deductions and fees relating to recurring operational expenses, such as printing, legal, registration, consulting and auditing expenses. The table does not include fees for the Self-Managed Brokerage Account or the Balanced Fund.
(5)	Each Fund invests at least some of its assets through collective investment funds maintained by State Street Bank and/or short-term cash-equivalent collective investment funds maintained by Northern Trust Investments or its affiliates. As a result, investors in the Funds indirectly bear expenses of those underlying collective investment funds, including audit, administration and legal fees.

The following table demonstrates how expense ratios may translate into dollar amounts and helps you to compare the cost of investing in the Funds with that of investing in other investment funds. Although your actual costs may be higher or lower, the table shows how much you would pay on an initial investment of $10,000 if operating expenses remain the same, you earn a 5% annual return on your investment in the Fund indicated, and you hold your investment in the Fund for the following periods.

	1 Year	3 Years	5 Years	10 Years
Managed Funds
Stable Asset Return Fund	$92	$289	$502	$1,115
Bond Core Plus Fund	$103	$322	$558	$1,236
Large Cap Equity Fund	$107	$333	$577	$1,277
Small-Mid Cap Equity Fund	$126	$392	$679	$1,495
International All Cap Equity Fund	$127	$396	$686	$1,510

Index Funds
Bond Index Fund	$84	$262	$455	$1,013
Large Cap Index Equity Fund	$81	$252	$439	$978
All Cap Index Equity Fund	$84	$262	$455	$1,013
Mid Cap Index Equity Fund	$84	$262	$455	$1,013
Small Cap Index Equity Fund	$84	$262	$455	$1,013
International Index Equity Fund	$95	$297	$516	$1,145

Real Asset Return Fund	$88	$274	$476	$1,058

Retirement Date Funds
Lifetime Income Retirement Date Fund	$93	$292	$506	$1,125
2010 Retirement Date Fund	$93	$292	$507	$1,125
2020 Retirement Date Fund	$93	$292	$507	$1,125
2030 Retirement Date Fund	$93	$292	$507	$1,125
2040 Retirement Date Fund	$93	$292	$507	$1,125

Target Risk Funds
Conservative Risk Fund	$84	$262	$456	$1,015
Moderate Risk Fund	$86	$268	$466	$1,036
Aggressive Risk Fund	$87	$271	$471	$1,049

Transaction costs, such as brokerage fees, commissions and other expenses, attributable to a Participant’s or Employer’s Self-Managed Brokerage Account are charged in accordance with the schedule provided to the Participant and the Employer from time to time. See “Deductions and Fees.”

Each Fund pays transaction costs, such as commissions, when it buys and sells securities (“portfolio turnover”). A higher portfolio turnover rate may indicate higher transaction costs. These costs, which are not reflected in annual fund operating expenses or in the example, affect Fund performance. Please refer to “Portfolio Turnover” under the description of each respective Fund for such Fund’s portfolio turnover rate during the year ended December 31, 2010.

SUMMARY FINANCIAL DATA

The summary financial data set forth below provides information with respect to income, expenses and capital changes for each of the Funds attributable to each Unit outstanding for the periods indicated. The summary financial data have been derived from financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The summary financial data should be read in conjunction with the financial statements of the Funds, including the related Notes thereto, included in the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. See “Where You Can Find More Information.” Per Unit calculations of investment income and expense have been prepared using the monthly average number of Units outstanding during the period.

Managed Funds

Stable Asset Return Fund (a):

	Year ended December 31,
	2006	2007	2008	2009	2010
Investment income†	$1.45	$1.59	$1.47	$.96	$.73
Expenses(†)††	(.17)	(.18)	(.20)	(.28)	(.30)

Net investment income (loss)	1.28	1.41	1.27	.68	.43
Distributions of net investment income	—	—	—	—	—

Net increase (decrease) in unit value	$1.28	$1.41	$1.27	$.68	$.43
Net asset value at beginning of year	30.58	31.86	33.27	34.54	35.22

Net asset value at end of year	$31.86	$33.27	$34.54	$35.22	$35.65

Ratio of expenses to average net assets††	.57%	.54%	.58%	.81%	.85%
Ratio of net investment income (loss) to average net assets	4.07%	4.35%	3.73%	1.95%	1.22%
Total return	4.19%	4.43%	3.82%	1.97%	1.22%
Net assets at end of period (in thousands)	$845,842	$878,342	$967,092	$1,066,993	$972,289

(a)	On or about December 8, 2010, the Stable Asset Return Fund engaged a new-line up of Investment Advisors.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invested a portion of its assets.

Bond Core Plus Fund:

	Year ended December 31,
	2006	2007	2008	2009	2010
Investment income†	$.96	$1.06	$1.21	$1.14	$.84
Expenses(†)††	(.16)	(.16)	(.18)	(.25)	(.27)

Net investment income (loss)	.80	.90	1.03	.89	.57
Net realized and unrealized gain (loss)	(.08)	.69	(.51)	1.21	.95

Net increase (decrease) in unit value	.72	1.59	.52	2.10	1.52
Net asset value at beginning of year	19.16	19.88	21.47	21.99	24.09

Net asset value at end of year	$19.88	$21.47	$21.99	$24.09	$25.61

Ratio of expenses to average net assets††	.84%	.81%	.84%	1.09%	1.09%
Ratio of net investment income (loss) to average net assets	4.14%	4.42%	4.73%	3.88%	2.24%
Portfolio turnover	389%	489%	806%	1,422%	1,164%
Total return	3.76%	8.00%	2.42%	9.55%	6.31%
Net assets at end of period (in thousands)	$457,719	$484,362	$398,724	$386,246	$379,152

†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets.

Large Cap Equity Fund:

	For the period July 2, 2009 (a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$.07	$.20
Expenses(†)††	(.07)	(.14)

Net investment income (loss)	—	.06
Net realized and unrealized gain (loss)	2.15	1.82

Net increase (decrease) in unit value	2.15	1.88
Net asset value at beginning of period	10.00	12.15

Net asset value at end of period	$12.15	$14.03

Ratio of expenses to average net assets*,††	1.17%	1.08%
Ratio of net investment income (loss) to average net assets*	.11%	.54%
Portfolio turnover**,†††	68%	118%
Total return**	21.50%	15.47%
Net assets at end of period (in thousands)	$811,636	$806,936

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	With respect to the portion of the Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from July 2, 2009 to December 31, 2009.
**	Not annualized for the period from July 2, 2009 to December 31, 2009.

Small-Mid Cap Equity Fund:

	For the period July 2, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$.11	$.22
Expenses(†)††	(.09)	(.19)

Net investment income (loss)	.02	.03
Net realized and unrealized gain (loss)	2.30	3.21

Net increase (decrease) in unit value	2.32	3.24
Net asset value at beginning of period	11.00	13.32

Net asset value at end of period	$13.32	$16.56

Ratio of expenses to average net assets*††	1.44%	1.29%
Ratio of net investment income (loss) to average net assets*	.29%	.23%
Portfolio turnover**†††	61%	104%
Total return**	21.09%	24.32%
Net assets at end of period (in thousands)	$283,199	$309,651

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	With respect to the portion of the Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from July 2, 2009 to December 31, 2009.
**	Not annualized for the period from July 2, 2009 to December 31, 2009.

International All Cap Equity Fund(a):

	Year ended December 31,
	2006	2007	2008	2009	2010
Investment income†	$.79	$1.06	$1.27	$.66	$.67
Expenses(†)††	(.32)	(.36)	(.31)	(.29)	(.32)

Net investment income (loss)	.47	.70	.96	.37	.35
Net realized and unrealized gain (loss)	5.84	2.07	(16.45)	6.10	2.04

Net increase (decrease) in unit value	6.31	2.77	(15.49)	6.47	2.39
Net asset value at beginning of year	24.85	31.16	33.93	18.44	24.91

Net asset value at end of year	$31.16	$33.93	$18.44	$24.91	$27.30

Ratio of expenses to average net assets††	1.14%	1.08%	1.13%	1.37%	1.29%
Ratio of net investment income (loss) to average net assets	1.69%	2.12%	3.45%	1.77%	1.42%
Portfolio turnover†††	30%	30%	33%	160%	102%
Total return	25.39%	8.89%	(45.65)%	35.09%	9.59%
Net assets at end of period (in thousands)	$273,525	$309,162	$133,960	$165,528	$172,073

(a)	On or about July 6, 2009, the International All Cap Equity Fund engaged a new line-up of Investment Advisors.
†	Calculations prepared using the daily average number of units outstanding during the year.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets.
†††	With respect to the portion of the Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.

Index Funds

Bond Index Fund:

	For the period February 3, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.09)	(.10)

Net investment income (loss)	(.09)	(.10)
Net realized and unrealized gain (loss)	.74	.77

Net increase (decrease) in unit value	.65	.67
Net asset value at beginning of period	11.00	11.65

Net asset value at end of period	$11.65	$12.32

Ratio of expenses to average net assets*	.88%††	.85	%(b)
Ratio of net investment income (loss) to average net assets*	(.88)%	(.85)%
Portfolio turnover**†††	158%	16%
Total return**	5.91%	5.75%
Net assets at end of period (in thousands)	$35,769	$56,399

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.020% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests its assets, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from February 3, 2009 to December 31, 2009.
**	Not annualized for the period from February 3, 2009 to December 31, 2009.

Large Cap Index Equity Fund:

	For the period February 9, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.11)	(.13)

Net investment income (loss)	(.11)	(.13)
Net realized and unrealized gain (loss)	3.79	2.35

Net increase (decrease) in unit value	3.68	2.22
Net asset value at beginning of period	12.00	15.68

Net asset value at end of period	$15.68	$17.90

Ratio of expenses to average net assets*	.87%††	.81	%(b)
Ratio of net investment income (loss) to average net assets*	(.87)%	(.81)%
Portfolio turnover**†††	159%	23%
Total return**	30.67%	14.16%
Net assets at end of period (in thousands)	$34,242	$55,091

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.010% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests its assets, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from February 9, 2009 to December 31, 2009.
**	Not annualized for the period from February 9, 2009 to December 31, 2009.

All Cap Index Equity Fund:

	Year ended December 31,
	2006	2007	2008	2009	2010
Investment income†	$—	$.01	$.03	$.03	$—	(a)
Expenses(†)††	(.19)	(.21)	(.18)	(.22)	(.27)

Net investment income (loss)	(.19)	(.20)	(.15)	(.19)	(.27)
Net realized and unrealized gain (loss)	5.00 (b)	1.93	(14.44)	6.93	5.21

Net increase (decrease) in unit value	4.81	1.73	(14.59)	6.74	4.94
Net asset value at beginning of year	31.91	36.72	38.45	23.86	30.60

Net asset value at end of year	$36.72	$38.45	$23.86	$30.60	$35.54

Ratio of expenses to average net assets	.57%††	.54%††	.56%††	.87%††	.85	%(c)
Ratio of net investment income (loss) to average net assets	(.56)%	(.52)%	(.47)%	(.76)%	(.85)%
Portfolio turnover†††	6%	6%	3%	153%	71%
Total return	15.07%	4.71%	(37.95)%	28.25%	16.14%
Net assets at end of period (in thousands)	$437,011	$438,803	$221,260	$266,484	$293,142

(a)	Amounts less than $0.005 per unit are rounded to zero.
(b)	Net of payment made by the Program’s recordkeeper, which reimbursed the Fund for trading losses attributable to processing errors. Impact of the increase is less than $0.005 per unit.
(c)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying funds and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.020% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the year.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment funds in which the Fund invests its assets rather than the turnover of the underlying portfolios of such collective investment funds.

Mid Cap Index Equity Fund:

	For the period February 3, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.15)	(.18)

Net investment income (loss)	(.15)	(.18)
Net realized and unrealized gain (loss)	6.81	5.21

Net increase (decrease) in unit value	6.66	5.03
Net asset value at beginning of period	13.00	19.66

Net asset value at end of period	$19.66	$24.69

Ratio of expenses to average net assets*	.91%††	.84	%(b)
Ratio of net investment income (loss) to average net assets*	(.91)%	(.84)%
Portfolio turnover**†††	165%	22%
Total return**	51.23%	25.58%
Net assets at end of period (in thousands)	$25,311	$44,348

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.020% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests its assets, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from February 3, 2009 to December 31, 2009.
**	Not annualized for the period from February 3, 2009 to December 31, 2009.

Small Cap Index Equity Fund:

	For the period February 3, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.16)	(.19)

Net investment income (loss)	(.16)	(.19)
Net realized and unrealized gain (loss)	6.83	5.50

Net increase (decrease) in unit value	6.67	5.31
Net asset value at beginning of period	14.00	20.67

Net asset value at end of period	$20.67	$25.98

Ratio of expenses to average net assets*	.90%††	.84	%(b)
Ratio of net investment income (loss) to average net assets*	(.90)%	(.84)%
Portfolio turnover**†††	192%	33%
Total return**	47.64%	25.69%
Net assets at end of period (in thousands)	$15,508	$26,796

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.020% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests its assets, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from February 3, 2009 to December 31, 2009.
**	Not annualized for the period from February 3, 2009 to December 31, 2009.

International Index Equity Fund:

	For the period March 3, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.20)	(.23)

Net investment income (loss)	(.20)	(.23)
Net realized and unrealized gain (loss)	11.48	2.89

Net increase (decrease) in unit value	11.28	2.66
Net asset value at beginning of period	15.00	26.28

Net asset value at end of period	$26.28	$28.94

Ratio of expenses to average net assets*	.96%††	.90	%(b)
Ratio of net investment income (loss) to average net assets*	(.96)%	(.90)%
Portfolio turnover**†††	147%	12%
Total return**	75.20%	10.12%
Net assets at end of period (in thousands)	$24,346	$44,141

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.050% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests its assets, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from March 3, 2009 to December 31, 2009.
**	Not annualized for the period from March 3, 2009 to December 31, 2009.

Real Asset Return Fund

Real Asset Return Fund:

	For the period July 7, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.06)	(.14)

Net investment income (loss)	(.06)	(.14)
Net realized and unrealized gain (loss)	2.57	2.25

Net increase (decrease) in unit value	2.51	2.11
Net asset value at beginning of period	12.00	14.51

Net asset value at end of period	$14.51	$16.62

Ratio of expenses to average net assets*	.95%††	.88	%(b)††
Ratio of net investment income (loss) to average net assets*	(.95)%	(.88)%
Portfolio turnover**†††	14%	39%
Total return**	20.92%	14.54%
Net assets at end of period (in thousands)	$5,371	$12,789

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.020% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment funds in which the Fund invests, rather than portfolio turnover of the underlying portfolio of such collective investment funds.
*	Annualized for the period from July 7, 2009 to December 31, 2009.
**	Not annualized for the period from July 7, 2009 to December 31, 2009.

Retirement Date Funds

Lifetime Income Retirement Date Fund:

	For the period August 9, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—	$—	$—	$—
Expenses(†)††	(.03)	(.07)	(.07)	(.09)	(.10)

Net investment income (loss)	(.03)	(.07)	(.07)	(.09)	(.10)
Net realized and unrealized gain (loss)	.53	.67	(1.51)	1.51	1.07

Net increase (decrease) in unit value	.50	.60	(1.58)	1.42	0.97
Net asset value at beginning of period	10.00	10.50	11.10	9.52	10.94

Net asset value at end of period	$10.50	$11.10	$9.52	$10.94	$11.91

Ratio of expenses to average net assets*	.69%††	.64%††	.67%††	.92%††	.92	%(b)
Ratio of net investment income (loss) to average net assets*	(.69)%	(.64)%	(.67)%	(.92)%	(.92)%
Portfolio turnover**†††	72%	21%	33%	54%	91%
Total return**	5.00%	5.71%	(14.23)%	14.92%	8.87%
Net assets at end of period (in thousands)	$11,432	$18,606	$27,462	$28,934	$35,505

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Lifetime Income Retirement Date Fund and does not include expenses charged to the collective investment funds in which the Lifetime Income Retirement Date Fund invests a portion of its assets.
†††	With respect to the portion of the Lifetime Income Retirement Date Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the Lifetime Income Retirement Date Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from August 9, 2006 to December 31, 2006.
**	Not annualized for the period from August 9, 2006 to December 31, 2006.

2010 Retirement Date Fund:

	For the period August 8, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—	$—	$—	$—
Expenses(†)††	(.03)	(.08)	(.08)	(.11)	(.12)

Net investment income (loss)	(.03)	(.08)	(.08)	(.11)	(.12)
Net realized and unrealized gain (loss)	.80	.88	(2.51)	1.88	1.61

Net increase (decrease) in unit value	.77	.80	(2.59)	1.77	1.49
Net asset value at beginning of period	12.00	12.77	13.57	10.98	12.75

Net asset value at end of period	$12.77	$13.57	$10.98	$12.75	$14.24

Ratio of expenses to average net assets*	.69%††	.63%††	.67%††	.92%††	.92	%(b)
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.92)%	(.92)%
Portfolio turnover**†††	21%	18%	27%	56%	96%
Total return**	6.42%	6.26%	(19.09)%	16.12%	11.69%
Net assets at end of period (in thousands)	$15,765	$38,099	$49,186	$61,971	$69,429

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the 2010 Retirement Date Fund and does not include expenses charged to the collective investment funds in which the 2010 Retirement Date Fund invests a portion of its assets.
†††	With respect to the portion of the 2010 Retirement Date Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the 2010 Retirement Date Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from August 8, 2006 to December 31, 2006.
**	Not annualized for the period from August 8, 2006 to December 31, 2006.

2020 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—	$—	$—	$—
Expenses(†)††	(.04)	(.10)	(.10)	(.12)	(.14)

Net investment income (loss)	(.04)	(.10)	(.10)	(.12)	(.14)
Net realized and unrealized gain (loss)	1.36	1.16	(4.37)	2.66	2.17

Net increase (decrease) in unit value	1.32	1.06	(4.47)	2.54	2.03
Net asset value at beginning of period	14.00	15.32	16.38	11.91	14.45

Net asset value at end of period	$15.32	$16.38	$11.91	$14.45	$16.48

Ratio of expenses to average net assets*	.69%††	.63%††	.67%††	.92%††	.91	%(b)
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.92)%	(.91)%
Portfolio turnover**†††	16%	20%	17%	51%	86%
Total return**	9.43	6.92%	(27.29)%	21.33%	14.05%
Net assets at end of period (in thousands)	$21,315	$49,077	$74,855	$106,568	$135,704

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the 2020 Retirement Date Fund and does not include expenses charged to the collective investment funds in which the 2020 Retirement Date Fund invests a portion of its assets.
†††	With respect to the portion of the 2020 Retirement Date Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the 2020 Retirement Date Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from August 2, 2006 to December 31, 2006.
**	Not annualized for the period from August 2, 2006 to December 31, 2006.

2030 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—	$—	$—	$—
Expenses(†)††	(.05)	(.12)	(.11)	(.13)	(.15)

Net investment income (loss)	(.05)	(.12)	(.11)	(.13)	(.15)
Net realized and unrealized gain (loss)	1.81	1.38	(6.12)	3.37	2.57

Net increase (decrease) in unit value	1.76	1.26	(6.23)	3.24	2.42
Net asset value at beginning of period	16.00	17.76	19.02	12.79	16.03

Net asset value at end of period	$17.76	$19.02	$12.79	$16.03	$18.45

Ratio of expenses to average net assets*	.69%††	.63%††	.67%††	.92%††	.91	%(b)
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.92)%	(.91)%
Portfolio turnover**†††	6%	7%	15%	48%	79%
Total return**	11.00%	7.09%	(32.75)%	25.33%	15.10%
Net assets at end of period (in thousands)	$15,260	$44,407	$51,242	$77,025	$108,395

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the 2030 Retirement Date Fund and does not include expenses charged to the collective investment funds in which the 2030 Retirement Date Fund invests a portion of its assets.
†††	With respect to the portion of the 2030 Retirement Date Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the 2030 Retirement Date Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from August 2, 2006 to December 31, 2006.
**	Not annualized for the period from August 2, 2006 to December 31, 2006.

2040 Retirement Date Fund:

	For the period August 3, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—	$—	$—	$—
Expenses(†)††	(.06)	(.13)	(.12)	(.14)	(.17)

Net investment income (loss)	(.06)	(.13)	(.12)	(.14)	(.17)
Net realized and unrealized gain (loss)	2.05	1.62	(7.45)	4.06	2.93

Net increase (decrease) in unit value	1.99	1.49	(7.57)	3.92	2.76
Net asset value at beginning of period	18.00	19.99	21.48	13.91	17.83

Net asset value at end of period	$19.99	$21.48	$13.91	$17.83	$20.59

Ratio of expenses to average net assets*	.69%††	.63%††	.67%††	.92%††	.91	%(b)
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.92)%	(.91)%
Portfolio turnover**†††	8%	14%	14%	50%	81%
Total return**	11.06%	7.45%	(35.24)%	28.18%	15.48%
Net assets at end of period (in thousands)	$11,894	$28,871	$31,314	$49,613	$69,945

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the 2040 Retirement Date Fund and does not include expenses charged to the collective investment funds in which the 2040 Retirement Date Fund invests a portion of its assets.
†††	With respect to the portion of the 2040 Retirement Date Fund’s assets invested in collective investment funds, portfolio turnover reflects purchases and sales by the 2040 Retirement Date Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from August 3, 2006 to December 31, 2006.
**	Not annualized for the period from August 3, 2006 to December 31, 2006.

Target Risk Funds

Conservative Risk Fund:

	For the period July 7, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income(b)†	$—	$—
Expenses(†)††	(.06)	(.13)

Net investment income (loss)	(.06)	(.13)
Net realized and unrealized gain (loss)	1.45	1.38

Net increase (decrease) in unit value	1.39	1.25
Net asset value at beginning of period	13.00	14.39

Net asset value at end of period	$14.39	$15.64

Ratio of expenses to average net assets*	.92%††	.84	%(c)
Ratio of net investment income (loss) to average net assets*	(.90)%	(.83)%
Portfolio turnover**†††	5%	35%
Total return**	10.69%	8.69%
Net assets at end of period (in thousands)	$5,643	$16,254

(a)	Commencement of operations.
(b)	Amounts less than $0.005 per unit are rounded to zero.
(c)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.030% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from July 7, 2009 to December 31, 2009.
**	Not annualized for the period from July 7, 2009 to December 31, 2009.

Moderate Risk Fund:

	For the period July 7, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income(b)†	$—	$—
Expenses(†)††	(.07)	(.15)

Net investment income (loss)	(.07)	(.15)
Net realized and unrealized gain (loss)	2.50	2.06

Net increase (decrease) in unit value	2.43	1.91
Net asset value at beginning of period	14.00	16.43

Net asset value at end of period	$16.43	$18.34

Ratio of expenses to average net assets*	.92%††	.85	%(b)
Ratio of net investment income (loss) to average net assets*	(.91)%	(.85)%
Portfolio turnover**†††	7%	22%
Total return**	17.36%	11.63%
Net assets at end of period (in thousands)	$13,581	$32,118

(a)	Commencement of operations.
(b)	Amounts less than $0.005 per unit are rounded to zero.
(c)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.027% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from July 7, 2009 to December 31, 2009.
**	Not annualized for the period from July 7, 2009 to December 31, 2009.

Aggressive Risk Fund:

	For the period July 7, 2009(a) to December 31, 2009	Year ended December 31, 2010
Investment income†	$—	$—
Expenses(†)††	(.08)	(.16)

Net investment income (loss)	(.08)	(.16)
Net realized and unrealized gain (loss)	3.70	2.79

Net increase (decrease) in unit value	3.62	2.63
Net asset value at beginning of period	15.00	18.62

Net asset value at end of period	$18.62	$21.25

Ratio of expenses to average net assets*	.92%††	.84	%(b)
Ratio of net investment income (loss) to average net assets*	(.92)%	(.84)%
Portfolio turnover**†††	9%	29%
Total return**	24.13%	14.12%
Net assets at end of period (in thousands)	$4,212	$12,684

(a)	Commencement of operations.
(b)	Estimated underlying fund expenses are not expenses that are incurred directly by this Fund. They are expenses that are incurred directly by the underlying fund and are deducted from the value of the funds in which this Fund invests. The effect of the estimated underlying fund expenses that one bears indirectly is included in this Fund’s total return. Estimated acquired fund fees from underlying funds were 0.027% for the year ended December 31, 2010.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
†††	Portfolio turnover reflects purchases and sales by the Fund of units of such collective investment funds, rather than portfolio turnover of the underlying portfolios of such collective investment funds.
*	Annualized for the period from July 7, 2009 to December 31, 2009.
**	Not annualized for the period from July 7, 2009 to December 31, 2009.

Allocation of Contributions to the Investment Options

Contributions under the Program generally can be allocated to the Funds on a daily basis and are credited on the day of receipt if accompanied or preceded by proper allocation instructions and received on a Business Day by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). Contributions are used to purchase Units of the applicable Funds based on their per Unit net asset value. With the exception of certain in-kind rollover contributions, contributions cannot be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to the Self-Managed Brokerage Account. In-kind rollover contributions may be allocated directly to the Self-Managed Brokerage Account, subject to prior approval of the brokerage provider.

In accordance with accounting rules applicable to methods to be used by the Stable Asset Return Fund to value its assets, no additional assets of defined benefit plans may be contributed to or transferred to the Stable Asset Return Fund. However, any assets of defined benefit plans invested in the Stable Asset Return Fund prior to January 15, 2006 may remain so invested, including any earnings thereon.

The Balanced Fund is no longer being offered and thus is not an investment option, although certain assets held under the Program continue to be invested in the Balanced Fund. See “Balanced Fund.”

Transfers Among Investment Options

Transfers may be made among the Funds and a Self-Managed Brokerage Account generally on a daily basis based on the relevant per Unit net asset value of each Fund. However, short-term or other excessive trading into or out of a Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. No more than one transfer may be made into the International All Cap Equity Fund or the International Index Equity Fund in any 45 calendar day period. There is no restriction on an Investor’s ability to make transfers out of the International All Cap Equity Fund or the International Index Equity Fund on a Business Day. Northern Trust and Northern Trust Investments reserve the right to take such additional actions with respect to excessive trading in the International All Cap Equity Fund, the International Index Equity Fund or other investment options, such as the rejection of transfer requests, as they may deem appropriate and in the best interests of all Investors to curtail excessive trading.

Effective on or about May 1, 2011, it is expected that direct transfers from the Stable Asset Return Fund to a Self-Managed Brokerage Account no longer will be permitted. There will continue to be no restrictions on transfers from the Stable Asset Return Fund to other Funds available under the Collective Trust, but the amount transferred from the Stable Asset Return Fund to any other Fund cannot be transferred from such other Fund to a Self-Managed Brokerage Account until 90 days have passed since the date of such transfer. To the extent that an amount transferred from the Stable Asset Return Fund to another Fund is again transferred to another Fund, such amount cannot be transferred to a Self-Managed Brokerage Account until 90 days have passed since the date of the initial transfer from the Stable Asset Return Fund.

Contributions, Benefits and Distributions

A Participant’s eligibility for contributions and benefits, and the time and manner of distributions, depend on the terms of the applicable plan through which he or she participates. For information regarding the terms of a plan, a Participant should contact his or her Employer.

Additional Information

Persons who are already Employers or Participants who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling the Program at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time; or

•	accessing the Program’s website at www.abaretirement.com.

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call the Program at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time, write to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142 or email contactus@abaretirement.com.

For Unit values for the Funds or to obtain current account information, call the Program at (800) 348-2272. Investors may also log on to their accounts through the Program’s website at www.abaretirement.com to obtain Unit values for the Funds.

RISK FACTORS RELATING GENERALLY TO THE PROGRAM

The risk factors that pertain to investment in the Units of each Fund are described in detail in the description of such Fund included in this prospectus. Following are some of the general risks of investing in the Funds, as well as the Balanced Fund.

Equity Market Risks. The Funds, to the extent invested in the equity markets, are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The values of the Funds, to the extent invested in the equity markets, will fluctuate, and the holders of Units should be able to tolerate declines, sometimes sudden and/or substantial, in the value of their investments. Although the values of equity securities have risen dramatically from the lows in March 2009, they could be subject to significant declines in the future.

Risks of Investing in Equity Securities of Non-U.S. Companies and Smaller Companies. Investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For instance, smaller companies may be impacted by economic conditions more quickly and severely than larger companies. Risks of investing in foreign securities include those relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange rate fluctuations.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Funds, to the extent they are invested in fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market values of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market values of these fixed-income securities generally fall. In general, the shorter the maturity of a fixed income security, the lower the yield but the greater the price stability. These factors may have an effect on the value of the Funds. A change in the level of prevailing interest rates will tend to cause the net asset value of the Funds to change. Interest rates have fallen considerably since the third quarter of 2008 and could be subject to a significant increase in the future.

Credit Risk Applicable to Investment in Fixed-Income Securities, Including those of Lower Credit Quality. Fixed-income securities, including corporate bonds, are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood of the timely payment of such installments. Bonds with lower credit ratings tend to have higher yields than bonds of similar maturity but a better credit rating. However, to the extent the Funds invest in securities with medium or lower credit quality, they are subject to a higher level of credit risk than investments in higher credit quality securities. In addition, the credit quality of non-investment grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade fixed income securities may have less liquidity and a higher incidence of default than higher-grade fixed income securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price volatility than do higher-quality bonds of like maturity, and the value of the Funds invested in these lower-quality bonds will reflect this volatility.

Risks of Investing in REITs. The Funds, to the extent invested in real estate investment trusts, which we refer to as REITs, are subject to a variety of risks associated with real estate and related investments. REITs tend to be medium-size and small companies. Like small-capitalization stocks in general, REIT stocks can be more volatile than—and at times will perform differently from—the large-capitalization stocks such as those found in the S&P 500. Investments in equity REITs are also subject to all the risks associated with the ownership of real estate. These risks include: decreases in the value of real estate, adverse changes in economic conditions applicable to real estate, risks related to general and local economic conditions, over-building and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, varying appeal of properties to tenants, leveraging of interests in real estate, increases in prevailing interest rates and costs resulting from clean-up of environmental problems or liability to third parties for damages arising from environmental problems. The U.S. residential and commercial real estate markets are currently undergoing a period of prolonged distress, as evidenced by significant decreases in housing prices, significant increases in foreclosure rates and abnormally high vacancy rates. There can be no assurance as to when these markets will stabilize, and these markets may remain disrupted for the foreseeable future.

Counterparty Risks. Many of the protections afforded to participants on organized exchanges, such as the performance guarantee of a regulated clearing house, are not available in connection with over-the-counter, or OTC, derivatives transactions that are entered into directly with a counterparty on a “bilateral” basis. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act will require that many derivatives currently transacted on a bilateral basis will be transacted on an exchange and/or cleared through a regulated clearing house, there are likely to be instances in which Funds continue to transact in OTC derivatives on a bilateral basis. In those instances in which the respective Funds enter into these bilateral OTC derivatives, these Funds will be subject to the risk that their direct counterparties will not perform their obligations under the transactions and that these Funds will sustain losses and be less likely to achieve their investment objectives.

Risks Associated with Commodity Investments and Derivatives. To the extent invested in commodities, commodity futures, options on commodity futures, related instruments, or other derivative instruments, the Funds will be subject to the special risks associated with these investments. See “Derivative Instruments.”

Risk of Reliance on Industry Research. Certain Funds are dependent to a significant extent on information and data obtained from a wide variety of sources to assess the credit quality of securities in which they propose to invest, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies, and other materials prepared by third parties. There may be limitations on the quality of such information, data, publications, research and ratings, which a Fund’s Investment Advisor or the Trustee may not independently verify. For instance, certain asset-backed securities, such as sub-prime collateralized mortgage obligations (CMOs) and securities backed by bond insurance, that initially received relatively high credit ratings were, in connection with the credit market turbulence that began in late 2007, subsequently significantly downgraded as the investment community came to realize that there may have been previously unanticipated risks associated with these securities. There is a risk of loss associated with securities even if initially determined to be of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments, which often are highly complex.

Risks Related to Market Disruptions and Governmental Interventions. Beginning in 2008 and continuing through much of 2009 and 2010, the global financial markets underwent pervasive and fundamental disruptions, resulting in substantial declines in valuation and liquidity in the global capital markets. This global market turmoil, combined with a global reduction in the availability of credit, led to an increased level of commercial and consumer delinquencies and contributed to a lack of consumer confidence, increased market volatility and reduction of business activity generally. Valuation issues with mortgage, asset-backed and other fixed-income securities, a deleveraging of the financial markets and the inability or reluctance of traditional market participants to act as dealers or market-makers constrained liquidity and adversely affected values of securities traded in these markets. The resulting economic pressure on consumers and lack of confidence in the financial markets also adversely affected the equity markets. Consumer and business confidence remains fragile and subject to possible reversal for a variety of reasons, including high and growing debt levels by many consumers, business institutions and governments in the United States and around the world, and continued weakness in global job markets. This could result in further market disruptions that could adversely affect financial markets on a global basis. Global market turmoil also has led to extensive and unprecedented governmental intervention and stimulus and in some cases actions to restructure or effectively liquidate financial institutions. Such intervention and actions were in certain cases implemented on an “emergency” basis, sometimes suddenly and substantially changing market participants’ ability to continue to implement certain strategies or manage risk. In addition, these interventions and actions were sometimes unclear in scope and application, and not necessarily consistent, resulting in confusion and uncertainty, which in itself may have been materially detrimental to the efficient functioning of the markets. Certain policies implemented by the U.S. government, including the so-called “bailout” of institutions holding mortgage-related and other troubled instruments, the federal stimulus legislation enacted in early 2009, significant decreases in payroll taxes enacted in late 2010, and government interventions in bankruptcy or reorganization proceedings of certain companies, were some of the largest governmental interventions in the history of the U.S. financial markets and involved new restrictions on the U.S. financial markets. Regulators in other countries also took actions during the financial crisis to support and protect financial institutions deemed too central and important to their respective economies to be allowed to fail. The Collective Trust cannot predict what further interim or permanent government interventions, in the United States or elsewhere, may be implemented or the impact that such measures may have on the investment strategies of the Funds or the markets in which the Funds invest. In addition, there can be no assurance that the recent period of market turmoil will not be repeated in the future or that future financial crises will not be worse than those of the past several years.

Financial Regulatory Reforms in the United States and Elsewhere. In response to the global financial crisis, the United States and many other major countries are in the process of enacting sweeping financial regulatory reforms. In July 2010, the U.S. Congress approved and President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”). The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been largely unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is impossible to predict the full impact of the Reform Act on the Funds and the markets and instruments in which they invest. The Reform Act could render certain investment strategies currently pursued by the Funds or that the Funds might otherwise seek to pursue in the future non-viable or economically impractical. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse effect on the profit potential of the Funds. Regulators in other jurisdictions have also proposed regulatory reforms that could similarly impact the Funds.

Risks Related to Securities Lending. The Managed Funds (other than the Stable Asset Return Fund) participate in the State Street Bank securities lending program. Under the securities lending program, depending on the Fund, 17% to 57% of the securities of the particular Fund (we refer to each such Fund as a Lender) may be loaned to institutional borrowers, and the Lender of such securities receives collateral in excess of the value of the loaned securities, generally 102% of the value of domestic securities and 105% of the value of foreign securities. Such collateral usually takes the form of cash. If the value of the loaned securities increases, then the borrower is obligated to deposit additional collateral to maintain the specified excess margin. The borrower could default on its obligations (including as a result of the insolvency, bankruptcy or liquidation of the borrower or for other reasons such as the lack of sufficient liquidity on the part of the borrower) and fail to maintain sufficient collateral or otherwise fail to perform its obligations under the borrowing agreement with the Lender, including failing promptly to return the borrowed securities and any dividends and distributions paid on such borrowed securities. State Street Bank has contractually agreed to a limited indemnity with respect to defaults by the borrower, but State Street Bank may not have sufficient resources or otherwise may be unable (by reason of its insolvency or otherwise) to satisfy the indemnity for borrower defaults. If the borrower and State Street Bank were to default on their respective obligations, then the Fund affected, by such default could suffer losses if the collateral held for the benefit of the affected Fund were insufficient to satisfy in a timely manner all the obligations of the defaulting borrower and State Street Bank.

All cash collateral received by the Lender from its borrowers is reinvested for the account and, subject to ERISA’s fiduciary requirements, at the risk of the Lender in a cash collateral pool known as the ABA Members Collateral Fund (the “cash collateral pool”) managed by State Street Bank, as an ERISA fiduciary, and dedicated solely to those Funds that engage in securities lending. The overall level of securities loans made by the Funds has a direct impact on the overall level of cash collateral held in this cash collateral pool. The cash collateral pool is not a registered money market fund or FDIC-insured bank deposit or otherwise guaranteed by State Street Bank or its affiliates. State Street Bank charges a fee of 30% of the net income after rebates paid to borrowers of the loaned securities for operating and maintaining the securities lending program for the Funds that engage in securities lending. Each Fund that engages in securities lending retains the remaining 70% of any such net income. State Street Bank also is compensated at an annual rate of .0175% of net assets for managing the cash collateral pool.

The cash collateral pool utilizes amortized cost pricing of its underlying investments (in an effort to maintain a constant one-dollar price for units purchased in, or redeemed from, the fund) as opposed to marking the underlying investments to market (which would result in a fluctuating value for the units of the cash collateral pool). To the extent that the cash collateral pool suffers losses or its underlying investments default, there is insufficient liquidity in the cash collateral pool to discharge a Lender’s obligations to make required cash payments to the borrowers, the cash collateral pool is required to sell investments prior to their maturity at a loss and/or the cash collateral pool is required to cease using amortized cost pricing in whole or in part and must reduce the value of its units, then the affected Lender would be obligated to utilize additional assets of its own to satisfy any deficiency or losses that may arise with respect to its investment in the cash collateral pool, which could adversely impact the affected Fund. State Street Bank does not provide any indemnity to Lenders with respect to the cash collateral pool or the investment of cash collateral (including in any of the foregoing circumstances).

The Lender of securities is obligated to pay a fee to the borrower as compensation for the borrower’s transfer of cash collateral to the Lender. If the cash collateral pool fails to generate sufficient income on its investments to cover the fee due to a borrower, then the affected Lender of securities would be required to fund any shortfall from its own resources, which would adversely impact the affected Fund.

In 2010, the securities lending program generated approximately $582,000 of net income in the aggregate for all Funds that currently participate in the securities lending program, in comparison to $1.6 million generated in 2009. The 2010 net income from securities lending is lower than the 2009 net income in part because of the decline in interest rates on cash collateral investments in 2010 and in part because of lower levels of securities lending balances and related cash collateral investments resulting from actions taken by the Trustee to reduce securities loan balances. No assurance or guarantee can be given that these Funds will generate any significant net income from participation in the State Street Bank securities lending program.

While the cash collateral pool in which the Funds that engage in securities lending is invested is managed by State Street Bank with the objective of maintaining a net asset value of $1.00 and generally utilizes amortized cost pricing, it is not required to do so, and its net asset value for purposes of generally accepted accounting principles, also known as GAAP, fluctuates over time, reflecting, among other things, liquidity in the market for short and intermediate term debt instruments in which the cash collateral pool invests. Notwithstanding that the net asset value fluctuates for purposes of GAAP, the cash collateral pool continues to transact purchases and redemptions at $1.00 per unit, which we refer to as the transactional price. At December 31, 2010, the net asset value of the cash collateral pool determined in accordance with GAAP was approximately $.992 per unit.

State Street Bank has informed the Collective Trust that none of the securities in the cash collateral pool was in default at December 31, 2010, and that it believes that it remains appropriate to continue to use the transactional price of the cash collateral pool for purchases of and redemptions from the cash collateral pool and in valuing the Funds that hold units of the cash collateral pool for transactional purposes. There can be no assurance or guarantee that State Street Bank will be able to continue to transact purchase and withdrawal activity reflecting a constant value of $1.00 for the cash collateral pool’s units. If State Street Bank were to determine in the future to transact using the lower mark-to-market value for interests in the cash collateral pool, the Investors with exposure to the relevant Funds at any such time would realize economic losses. The excess of the constant $1.00 unit value over the fair market value of the investments comprising the cash collateral pool narrowed favorably from December 31, 2009 to December 31, 2010, although such differential could increase in the future.

Currently, no limitations are being imposed upon redemptions directed by Participants in the Program. Although the level of redemptions in connection with plan activity is being monitored by Northern Trust Investments, no plan withdrawal decisions initiated by a plan sponsor are, as of the date of this prospectus, being limited. If the level of redemption activity, either through Participant activity or plan activity, were to increase substantially, Northern Trust Investments retains the right to impose limitations on such activity.

Although Northern Trust Investments continues to evaluate the participation of the Collective Trust in State Street Bank’s securities lending program, Northern Trust Investments presently intends to continue such participation while purchase and withdrawal activity in the cash collateral pool is transacted at a constant value of $1.00. If State Street Bank were to cease to transact purchase and withdrawal activity in the cash collateral pool at a constant value of $1.00, Northern Trust Investments would review whether the Collective Trust should continue to participate in State Street Bank’s securities lending program. In this connection, pursuant to the Fiduciary Investment Services Agreement among Northern Trust, Northern Trust Investments and ABA Retirement Funds, Northern Trust is authorized to conduct securities lending activities for the Collective Trust.

The Collective Trust and the Funds are not Regulated Investment Companies. The Collective Trust and the Funds are not registered as investment companies under the Investment Company Act of 1940 and, therefore, are not subject to compliance with the requirements of that Act. Consequently, investors do not have the protections and rights afforded by the Investment Company Act of 1940. For example, under that Act, a mutual fund is required to provide shareholders with voting rights with respect to a variety of matters, including the election of the mutual fund’s directors or trustees, the approval of the fund’s contracts with its investment advisors and the approval of changes to the mutual fund’s fundamental investment policies. Under the Collective Trust, investors have no voting rights with respect to the selection of trustee, the selection of the Funds’ Investment Advisors or changes to any investment policy of a Fund. In addition, the Funds are not subject to the reporting requirements of the Investment Company Act of 1940 and the operations of the Funds are not subject to inspection by the Securities and Exchange Commission under the Investment Company Act of 1940. See “Regulation of Collective Trust.”

A Court Might Determine that the Assets of a Fund are Available to Satisfy the Obligations of Other Funds. The Collective Trust’s Declaration of Trust provides that any creditor of, or other person having any claim of any type against, a Fund, may look only to the assets of such Fund for payment of obligations of such Fund, and that every contract, instrument, certificate or undertaking of or on behalf of any Fund shall be conclusively deemed to have been executed only by or for that Fund and no Fund shall be answerable for any obligation assumed or liability incurred by any other Fund. The enforceability of these provisions has not, to the knowledge of the Collective Trust, been tested, and the Funds may be deemed to have no separate legal existence and exist only as sub-trusts of the Collective Trust. In the unlikely event that a particular Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds could be available to satisfy those obligations.

THE PROGRAM

The Program is sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation organized by the American Bar Association, which we refer to as the ABA, to sponsor retirement programs for self-employed individuals and employers who are members or associates of the ABA or other affiliated organizations. The Program is a comprehensive retirement program that provides Employers with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. As of December 31, 2010, there were approximately 3,800 plans participating in the Program through which approximately 39,000 Participants participated in the Program.

As trustee of the Collective Trust, Northern Trust Investments is responsible for the operation and management of the Funds under the Collective Trust. Northern Trust is the trustee of each of the ABA Members Trusts. For a more complete description of the relationship between Northern Trust and Northern Trust Investments in the structuring of the investment options available under the Program, see “Northern Trust and Northern Trust Investments.”

ING Life, through its affiliates, including ING Services, provides recordkeeping, communication, marketing and administration services to the Program. See “ING Life and ING Services.”

DESCRIPTION OF INVESTMENT OPTIONS

The Collective Trust offers five Managed Funds, six Index Funds, the Real Asset Return Fund, five Retirement Date Funds and three Target Risk Funds, which we refer to as the Funds. The Funds are investment options under the Program.

Effective on or about July 2, 2009, the Balanced Fund ceased to be offered and thus is not an investment option, although certain assets held under the Program continue to be invested in the Balanced Fund. See “Balanced Fund.”

All proceeds received by the Collective Trust relating to the contribution, transfer or allocation of assets to a Fund are applied to the purchase of Units of that Fund. Assets invested through the ABA Members Plans are held under the Retirement Trust, and assets invested through individually designed plans are held under the Pooled Trust. Northern Trust is the sole trustee of each of the ABA Members Trusts.

Assets contributed or held under the Program may be invested in the following investment options: The Stable Asset Return Fund invests in high quality fixed-income instruments, investment contracts, and other fixed-income investments. The Bond Core Plus Fund invests in debt securities of varying maturities. The Large Cap Equity Fund, the Small-Mid Cap Equity Fund and the International All Cap Equity Fund invest in equity securities of various types. The Index Funds are a group of six collective investment funds, each of which is designed to replicate the investment performance of a specific securities index. The Real Asset Return Fund seeks to provide investors with investment returns in excess of inflation. The Retirement Date Funds are a group of five diversified investment funds, each of which is designed to correspond to a particular time horizon to retirement. The Target Risk Funds are a group of three diversified investment funds, each of which is designed to represent risk and reward characteristics that reflect a particular level of investment risk such as conservative, moderate or aggressive. In addition, assets contributed under the Program may be invested in publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts.

Under the Collective Trust’s Declaration of Trust, interests in the Funds are represented by Units, each of which represents an undivided pro rata share of the net assets of a Fund. Further, the Collective Trust’s Declaration of Trust provides that each Fund constitutes a separate trust, and the assets of each trust shall be separately held, managed, administered, valued, invested, reinvested, distributed and accounted for and otherwise dealt with as a separate trust. Thus, an investment in any one Fund does not give rise to an interest in any other Fund or an interest in the Collective Trust as a whole. The Declaration of Trust also provides that any creditor of, or other person having any claim of any type against, a Fund may look only to the assets of that Fund for payment of obligations of that Fund, and that every contract, instrument, certificate or undertaking of or on behalf of any Fund shall be conclusively deemed to have been executed only by or for that Fund and no Fund shall be answerable for any obligation assumed or liability incurred by any other Fund. However, the enforceability of these provisions has not, to the knowledge of the Collective Trust, been tested, and the Collective Trust believes that, under its governing law, the Funds have no separate legal existence and exist only as sub-trusts of the Collective Trust. Furthermore, neither ERISA, nor the laws under which the Collective Trust is organized, have any specific statutory provision deeming assets of one sub-trust created under a trust to be unavailable to creditors of other sub-trusts so created. In the unlikely event that a particular Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds could be available to satisfy those obligations.

Although the Funds are similar in some respects to registered open-end management investment companies, which are commonly referred to as mutual funds, the Funds are not required to be and are not registered as investment companies under the Investment Company Act of 1940. The Units representing interests in the Funds are held by Northern Trust, as trustee of the ABA Members Trusts. Neither the assets of the ABA Members Trusts nor the investment options are subject to the claims of the creditors of Northern Trust or Northern Trust Investments. The Units are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve or any other governmental agency and are not deposits of Northern Trust, Northern Trust Investments or any other bank. The activities of each of Northern Trust Investments and Northern Trust in connection with the operation of the Collective Trust and the ABA Members Trusts, respectively, are subject to the requirements of ERISA. There are no voting rights connected with the ownership of Units. See “Regulation of Collective Trust.” No officer of the Collective Trust or officer or director of Northern Trust Investments owns, beneficially or of record, any Units of beneficial interest in the Collective Trust. As of December 31, 2010, no person or entity vested with investment responsibility for the assets contributed to the Program owned more than 5% of the Units of beneficial interest in the Collective Trust or in any Fund offered thereunder, except that one Participant owned 5.64% of the outstanding Units of the 2010 Retirement Date Fund and one Participant owned 9.99% of the outstanding Units of the Conservative Risk Fund.

Units in the Funds are not “redeemable securities” within the meaning of the Investment Company Act of 1940 because the holder does not have an entitlement to receive approximately the holder’s proportionate share of the Collective Trust’s current net assets or the cash equivalent thereof (or the current net assets or cash equivalent thereof of any Fund) upon presentation of the Units to the Collective Trust. However, each Unit entitles its holder to exercise investment rights that are substantially similar to the rights of holders of “redeemable securities” issued by a mutual fund. Units in each Fund may be liquidated on each Business Day (subject to applicable restrictions under the terms of the Program) for cash equal to the per Unit net asset value of the Fund. In addition, transfers may be made among the Funds (subject to applicable restrictions under the terms of the Program) based on the relevant per Unit net asset values.

For purposes of the following descriptions of the Funds, and the description of the Balanced Fund, investments by a Fund in collective investment funds maintained by State Street Bank or Northern Trust Investments, and investments by the Balanced Fund made in the Bond Core Plus Fund and the Large Cap Equity Fund, are generally treated as investments in the underlying securities held by those funds.

MANAGED FUNDS

Assets contributed or held under the Program are eligible for investment in the following five Managed Funds, each of which is an actively managed collective investment fund designed to achieve a specific investment objective. Each of the Stable Asset Return Fund, the Bond Core Plus Fund and the International All Cap Equity Fund was established in September 1995. The Collective Trust established the Large Cap Equity Fund and the Small-Mid Cap Equity Fund as investment options as of July 2, 2009.

STABLE ASSET RETURN FUND

Investment Objective. The investment objective of the Stable Asset Return Fund is to provide current income consistent with the preservation of principal and liquidity. There can be no assurance that the Stable Asset Return Fund will achieve its investment objective.

Strategy. The Stable Asset Return Fund invests in investment contracts, which we refer to as Traditional Investment Contracts, so-called “Synthetic GICs” with associated underlying assets, and high-quality fixed-income instruments, which we refer to as Short Term Investment Products. Such investments may be made directly by the Fund or indirectly through its investment in other collective investment funds maintained by one or more banks, including Northern Trust Investments.

As discussed above, the Fund may invest in Traditional Investment Contracts issued by insurance companies, banks and certain other financial institutions. Traditional Investment Contracts are investment contracts pursuant to which the issuer agrees to pay stated interest over its term and repay principal at the end of its term. All such Traditional Investment Contracts must be benefit responsive, meaning that they are responsive to qualifying withdrawal, transfer and benefit payment requests, which we refer to as Benefit Responsive Withdrawals, at book value and will satisfy any other conditions as may be required so that each such contract can be accounted for and valued at book value, i.e., cost plus accrued interest, under GAAP. The Fund also may invest in Synthetic GICs issued by banks, insurance companies or other financial institutions. A Synthetic GIC is an arrangement comprised of (i) an investment in one or more underlying securities and (ii) a separate contract, which we refer to as a Benefit Responsive Contract, issued for a fee, typically asset-based, by a bank, insurance company or other financial institution, that allows the Fund to account for and value the underlying assets subject to such Benefit Responsive Contract at book value and permits such underlying assets to be credited each with interest at a rate agreed to with the issuer of the Benefit Responsive Contract (which rate is adjusted periodically, but not below zero, to reflect the difference between book value and fair market value of the underlying securities of the Synthetic GIC) for purposes of permitting the contract to be accounted for and valued at book value under GAAP. The underlying securities of Synthetic GIC arrangements generally consist of high quality, fixed-income debt instruments that may be held through collective investment funds.

The Benefit Responsive Contracts held by the Fund require that a “liquidity buffer” be maintained to fund participant withdrawal, transfer and benefit payment requests prior to liquidating any less liquid or longer dated fixed-income investments that might need to be sold at prices other than their values in order to satisfy Benefit Responsive Withdrawals. The NTGI Collective Government Short-Term Investment Fund, or a comparable third-party collective fund, is utilized to provide the necessary “liquidity buffer” for the Fund. The Benefit Responsive Contracts do not guarantee the performance of the underlying securities or collective investment funds in which the Fund invests and do not protect against defaults of the issuers of the securities held by the Fund, whether directly or through collective investment funds. Rather, the Benefit Responsive Contracts are designed to reimburse the Fund, to the extent necessary and subject to various limitations and conditions, if the Fund has insufficient assets to pay qualifying Benefit Responsive Withdrawals from the Fund, such as might result from losses on the sale of the underlying securities held by the Fund that are not offset, over time, by a reduced crediting rate or by gains from the sales of other securities. Traditional Investment Contracts also include comparable benefit responsive provisions.

As of December 31, 2010, the Stable Asset Return Fund’s assets were invested in approximately the following proportions: 10% to 15% invested in the NTGI Collective Government Short-Term Investment Fund, or a comparable third-party collective fund (which is used as a liquidity buffer), and 85% to 90% invested in Benefit Responsive Contracts. As of December 31, 2010, duration of the Fund was 2.09 years. Duration represents the time required to receive the present value of future payments, both interest and principal, from a fixed-income security. The duration of the Fund cannot exceed 3.50 years.

Investment Guidelines and Restrictions. U.S. Government Obligations. The Fund may invest in a variety of obligations of the United States government and its agencies and instrumentalities, which we refer to as U.S. Government Obligations, including bills and notes issued by the U.S. Department of the Treasury and securities issued by agencies of the U.S. government, such as the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the General Services Administration and the Maritime Administration.

Repurchase Agreements. The Fund may enter into repurchase agreements with a variety of banks and broker-dealers. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the stated rate of interest on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Stable Asset Return Fund will, at the time of purchase, have a total value at least equal to the amount of the repurchase price and will be held by the Fund until repurchased.

Instruments Issued by Foreign Entities. The Fund may invest in U.S. dollar-denominated instruments issued by foreign banks and foreign branches of U.S. banks. The Fund also may invest in U.S. dollar-denominated instruments issued by foreign governments, their political subdivisions, governmental authorities, agencies and instrumentalities and supranational organizations. A supranational organization is an entity designated or supported by the national government of one or more countries to promote economic reconstruction or development. Examples of supranational organizations include, among others, the European Investment Bank, the International Bank for Reconstruction and Development (World Bank) and the Nordic Investment Bank.

“When-Issued” Securities. The Fund may commit to purchasing securities on a “when-issued” basis, such that payment for and delivery of a security will occur after the date that the Fund commits to purchase the security. The payment obligation and the interest rate on the security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Fund will not receive interest on the security and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. The Fund is permitted to invest in asset-backed securities (including collateralized mortgage obligations, which we refer to as CMOs, and other derivative mortgage- backed securities), subject to the rating and quality requirements specified for the Fund. Asset-backed securities are issued by trusts and special purpose entities that securitize various types of assets, such as automobile and credit card receivables. To the extent that asset-backed securities in which the Fund invests involve any form of derivative, investments in those securities may be subject to certain risks and uncertainties, including risks and uncertainties caused by the implementation of the Reform Act, as described in further detail below. See “Derivative Instruments.”

Credit Quality. Except with respect to U.S. Government Obligations, the Fund may invest in high-quality short-term instruments, which we refer to as Short-Term Investment Products, only if at the time of purchase, the instrument is (i) rated in one of the three highest rating categories applicable to corporate bonds (including the subcategories such as AA+ and AA- within such rating categories) by at least two nationally recognized statistical rating organizations, at least one of which must be Standard & Poor’s Corp., which we refer to as S&P, or Moody’s Investors Service, Inc., which we refer to as Moody’s, (ii) rated in the highest rating category applicable to commercial paper by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s, or (iii) if unrated, issued or guaranteed by an issuer that has other comparable outstanding instruments that are so rated or is itself rated in one of the two highest rating categories (including the subcategories such as AA+ and AA- within such rating categories) by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s. For purposes of this restriction, an investment in a repurchase agreement will be considered to be an investment in the securities that are the subject of the repurchase agreement.

The Fund may not invest in any Traditional Investment Contract unless, at the time of purchase, the Traditional Investment Contract or the issuer of the Traditional Investment Contract is rated in one of the three highest rating categories (including the sub-categories within such categories) by at least three nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s. Notwithstanding the foregoing, the minimum credit quality of each Benefit Responsive Provider must be rated at least A3/A- by at least one nationally recognized statistical rating organization at the time of initial placement. The average quality of the Fund’s Benefit Responsive contracts is expected to be maintained at a rating of at least A3/A-.

Diversification. Except for Traditional Investment Contracts and U.S. Government Obligations, the Fund may not invest more than 5% of its assets in securities of a single issuer, determined at the time of purchase. For purposes of this 5% limitation, investments in collective investment funds are considered to be investments in the underlying securities held by such collective investment funds, and investments in repurchase agreements are considered to be investments in the securities that are the subject of such repurchase agreements. Other than Traditional Investment Contracts, the Fund may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements with maturities of greater than seven days or portfolio securities that are not readily marketable or redeemable, determined at the time of purchase. The proportion of the assets of the Fund invested in Traditional Investment Contracts of any one insurance company, bank or financial institution generally may not be greater than 15% of the aggregate value of Traditional Investment Contracts included in the Fund’s portfolio, and in no event greater than 20%, in each issuer’s case determined at the time of purchase. These requirements do not apply to the issuers of the Benefit Responsive Contracts in connection with Synthetic GIC arrangements.

For temporary defensive purposes or by reason of the unavailability of sufficient Benefit Responsive Providers, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Risk Factors. U.S. Government Obligations. Not all U.S. Government Obligations are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency’s right to borrow money from the U.S. Department of the Treasury under certain circumstances, and securities issued by the Federal Home Loan Banks are supported only by the credit of the issuing agency. There is no guarantee that the U.S. government will support these securities, and, therefore, they involve more risk than U.S. Government Obligations that are supported by the full faith and credit of the United States.

Foreign Investments. Foreign banks may not be required to maintain the same financial reserves or capital that are required of U.S. banks. Restrictions on loans to single borrowers, prohibitions on certain self-dealing transactions and other regulations designed to protect the safety and solvency of U.S. banks may not be applicable to foreign banks. Furthermore, investments in foreign banks may involve additional risks similar to those associated with investments in foreign securities described in the following paragraph. Foreign branches of

U.S. banks generally are subject to U.S. banking laws, but obligations issued by a branch, which sometimes are payable only by the branch, may be subject to country risks relating to actions by foreign governments that may restrict or even shut down the operations of some or all the country’s banks.

Investments in foreign securities may involve risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity in foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

“When-Issued” Securities. The payment obligation and the interest rate on a “when-issued” security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Stable Asset Return Fund will not receive interest on the security, and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. Asset-backed securities may involve credit risks resulting primarily from the fact that asset-backed securities are issued by trusts or special purpose entities with no other assets and usually do not have the benefit of a complete security interest in the securitized assets. For example, credit card receivables generally are unsecured, and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the investor’s ability to obtain full payment. CMO residuals and other mortgage- related securities may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities.

Risk of Reliance on Industry Research. The Fund is dependent to a significant extent on information and data obtained from a wide variety of sources to assess the credit quality of securities in which it proposes to invest, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies and other materials prepared by third parties. There may be limitations on the quality of such information, data, publications, research and ratings, which the Fund’s Investment Advisors or the Trustee may not independently verify. For instance, certain asset-backed securities, such as sub-prime collateralized mortgage obligations (CMOs) and securities backed by bond insurance, that initially received relatively high credit ratings were, in connection with the credit markets turbulence that began in late 2007, subsequently significantly downgraded as the investment community came to realize that there may have been previously unanticipated risks associated with these securities. There is a risk of loss associated with securities even if initially determined to be of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments, which often are highly complex.

Credit Risk. Each Short-Term Investment Product purchased by the Fund will be subject to the risks of default by the issuer and the non-payment of interest or principal that are usually associated with unsecured borrowings.

Traditional Investment Contracts. Although the Fund may not invest in any Traditional Investment Contract unless certain rating standards are satisfied at the time that the Traditional Investment Contract is issued, the financial condition of an issuer may change prior to a contract’s maturity. The Fund generally cannot readily dispose of a Traditional Investment Contract prior to its maturity in the event of the deterioration of the financial condition of the issuer. In addition, to the extent that a higher percentage of assets of the Stable Asset Return Fund are committed to Traditional Investment Contracts of a single issuer, the Fund will be subject to a greater risk that the deterioration of the financial condition or a default by that issuer will have a material adverse effect on the Fund.

Benefit Responsive Contracts. In order for the Fund, as currently configured, to use book value accounting and not utilize fair market valuations of its assets, it must be able to secure sufficient Benefit Responsive

Contracts from insurance companies, banks or other financial institutions, which we refer to as Benefit Responsive Providers, in connection with Synthetic GIC arrangements. Under the terms of the Benefit Responsive Contracts, a material deterioration in the credit quality of securities underlying a Synthetic GIC arrangement or a specified credit downgrade of such securities may result in such securities no longer being covered by the Benefit Responsive Contracts, and thus require that such securities be reported at market value rather than book value.

Liquidity. In the unlikely event that the amount of marketable assets held by the Fund and the Benefit Responsive Withdrawal feature of the investment contracts held by the Fund is insufficient to satisfy all withdrawal and transfer requests immediately, the Fund may limit or suspend withdrawals and transfers. For more information on these restrictions, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Valuation of Assets. The methods used to value assets of the Fund described below under “Stable Asset Return Fund—Risk Factors—Valuation of Units” provide certainty in valuation but can result in the overvaluation or undervaluation of a particular security or investment contract when compared to its market value, and the longer the maturity of a particular security or investment contract, the greater the exposure to the risk of such overvaluation or undervaluation. Also, the yield of the Fund will differ from market interest rates, and its yield will tend to change more slowly than market interest rates. If a holder of Units in the Fund were to receive a distribution from, or make a transfer out of, the Fund at a time when the market value of its assets was less than the book value used to compute its Unit value, the holder would be overpaid based on market price and the market value of the Units in the Fund held by its remaining holders would be diluted. Conversely, if a holder were to receive a distribution from, or make a transfer out of, the Fund at a time when its market value was more than the book value used to compute its Unit value, the holder would be underpaid (based on market price) and the value of interests in the Fund of its remaining holders would be increased. Along the same lines, if a purchaser were to acquire Units in the Fund at a time when the market value of its assets was less than (more than) the book value used to compute its Unit value, the purchaser would overpay (underpay) based on market price and the market value of the Units in the Fund held by the remaining holders of Units in the Fund would be enhanced (diluted). Such differences will occur to the extent market interest rates differ from the interest rates on the securities and investment contracts held by the Fund. Also, if the financial condition of an issuer of an investment contract (whether traditional or synthetic) were to seriously deteriorate, the contract might no longer qualify for contract (or book) value accounting. Northern Trust Investments monitors the market value of the investment contracts, investment securities subject to Synthetic GIC arrangements and Short-Term Investment Products held by the Fund. If Northern Trust Investments were to determine that the per Unit net asset value of the Fund has deviated from the net asset value determined by using available market quotations or market equivalents (market value) for investment contracts, investment securities subject to Synthetic GIC arrangements and Short-Term Investment Products to a large enough extent that it might result in a material dilution or other unfair result to holders of Units, Northern Trust Investments might adjust the per Unit net asset value of the Fund or take other action that it deems appropriate to eliminate or reduce, to the extent reasonably practicable, the dilution or other unfair result. The impact, if any, to the investors in the Fund will depend on the severity of the event.

Valuation of Units. Unlike the other Funds, assets of the Fund are not valued at fair market value. The values of Short-Term Investment Products held by the Fund are determined according to “Amortized Cost Pricing.” Under Amortized Cost Pricing, when an instrument is acquired by the Fund, it is valued at its cost, and thereafter that value is increased or decreased by amortizing any discount or premium on a constant basis over the instrument’s remaining maturity. Traditional Investment Contracts and Synthetic GICs held by the Fund are benefit responsive (that is, responsive to withdrawal, transfer and benefit payment requests) and, hence, under generally accepted accounting principles applicable to Benefit Responsive Contracts, are valued at their contract values (book values), i.e., principal plus accrued interest at the stated crediting rate. Any fluctuations in the market value of the assets covered by Benefit Responsive Contracts are not taken into account in determining the Fund’s Unit value. The Fund’s Unit value is increased each Business Day by the amount of net income accrued for that day at the stated crediting rate, and such accrued income is reinvested in the Fund. In accordance with accounting rules applicable to the methods used by the Fund to value its assets, no additional assets of defined benefit plans may be contributed or transferred to the Fund. However, any assets of defined benefit plans invested in the Fund prior to January 15, 2006 may remain so invested, including any earnings thereon.

Performance Information. The Stable Asset Return Fund may, from time to time, report its performance in terms of its yield and effective yield. The Fund’s yield is determined based upon historical earnings and is not intended to indicate future performance. The yield of the Fund refers to the income return for a day multiplied by the number of days in a year to show the one day return on an annualized basis. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. Fund management fees reduce yield and effective yield.

Investment Advisors. Northern Trust Investments has retained Galliard Capital Management, Inc., which we refer to as Galliard, to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Fund. In addition to providing advice with respect to a portion of the Fund, Galliard is also responsible for making recommendations regarding the retention of Investment Advisors for the portions of the Fund it does not manage. Based on such recommendations Northern Trust Investments has also retained Jennison Associates LLC and Pacific Investment Management Company, LLC, which we refer to as Jennison and PIMCO, respectively, to serve as additional Investment Advisors to the Fund. As of December 31, 2010, approximately 55%, 17%, 15% and 13% of the assets of the Fund were allocated to, respectively, Galliard, Jennison, PIMCO and the NTGI Collective Government Short-Term Investment Fund. Northern Trust Investments may, in the future, subject to consultation with Galliard, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof. Information regarding the Fund’s Investment Advisors is set forth below.

Galliard is located at 800 LaSalle Avenue, Minneapolis, Minnesota 55402. Galliard is a wholly owned subsidiary of Wells Fargo & Company. As of December 31, 2010, Galliard had assets under management of approximately $67.6 billion. Galliard provides advice with respect to a portion of the Fund as determined, from time to time, by Northern Trust Investments.

Jennison is located at 466 Lexington Avenue, New York, New York 10017 and was founded in 1969. Jennison is an indirect wholly-owned subsidiary of Prudential Financial, Inc., a full-scale global financial services organization located at 751 Broad Street, Newark, New Jersey 07012. As of December 31, 2010 Jennison had approximately $123.9 billion in assets under management. Jennison also serves as an Investment Advisor to the Large Cap Equity Fund.

Pacific Investment Management Company LLC, which we refer to as PIMCO. PIMCO was founded in Newport Beach, California in 1971 and is a majority owned subsidiary of Allianz Global Investors of America L.P., whose ultimate parent is Allianz SE, a European-based, multinational insurance and financial services holding company. PIMCO’s principal place of business is 840 Newport Center Drive, Suite 100, Newport Beach, California 92660. As of December 31, 2010, PIMCO has approximately $1.24 trillion in assets under management. PIMCO also serves as an Investment Advisor to the Bond Core Plus Fund.

Transfer Restrictions. Effective on or about May 1, 2011, it is expected that direct transfers from the Stable Asset Return Fund to a Self-Managed Brokerage Account no longer will be permitted. There will continue to be no restrictions on transfers from the Stable Asset Return Fund to other Funds available under the Collective Trust, but the amount transferred from the Stable Asset Return Fund to any other Fund cannot be transferred from such other Fund to a Self-Managed Brokerage Account until 90 days have passed since the date of such transfer. To the extent that an amount transferred from the Stable Asset Return Fund to another Fund is again transferred to another Fund, such amount cannot be transferred to a Self-Managed Brokerage Account until 90 days have passed since the date of the initial transfer from the Stable Asset Return Fund. For more information on these restrictions, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

BOND CORE PLUS FUND

Investment Objective. The investment objective of the Bond Core Plus Fund is to achieve a total return from current income and capital appreciation by investing primarily in a diversified portfolio of fixed-income securities. There can be no assurance that the Bond Core Plus Fund will achieve its investment objective.

Strategy. The Bond Core Plus Fund seeks to achieve, over an extended period of time, total returns comparable or superior to broad measures of the domestic bond market. The Bond Core Plus Fund invests its assets in fixed-income securities of varying maturities with a portfolio duration generally from three to six years. The level of investments in fixed-income securities will vary, depending upon many factors, including economic conditions, interest rates and other relevant considerations. In selecting securities, economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting and other security selection techniques will be taken into account.

Duration is a measure of the expected life of a fixed-income security that combines a bond’s yield, coupon interest payments, final maturity and call features into one measure. Traditionally, a debt security’s “term to maturity” has been used as a reference to the sensitivity of the security’s price to changes in interest rates (which is the “interest rate risk” or “volatility” of the security). However, “term to maturity” takes into account only the time until a debt security provides its final payment, without regard to the timing and frequency of the security’s payments prior to maturity. Duration is a measure of the expected life of a fixed-income security based on a present value of all the payments of the security. In general, all other things being equal, the lower the stated or coupon rate of interest of a fixed-income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed-income security, the shorter the duration of the security.

The portion of the Bond Core Plus Fund’s assets committed to investment in debt securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the United States and foreign economies, the financial markets and other factors. The portfolio holdings will be concentrated in areas of the bond market (based on quality, sector, coupon or maturity) that are believed to be relatively undervalued.

Investment Guidelines and Restrictions. The Bond Core Plus Fund will invest primarily in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies (subject to a 20% limit on foreign securities): U.S. Government Obligations; corporate debt securities; corporate commercial paper; mortgage-backed securities; asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency denominated securities. The securities of foreign companies may be held by the Fund directly or indirectly through American Depositary Receipts or European Depositary Receipts. The Bond Core Plus Fund also invests in convertible securities, preferred stock, common stock acquired through conversions or exchange offers, inflation-indexed bonds issued by both governments and corporations, structured notes, including hybrid or “indexed” securities, catastrophe bonds, and loan participations, delayed funding loans and revolving credit facilities, reverse repurchase agreements, and debt securities issued by states or local governments and their agencies, authorities and other instrumentalities. The Bond Core Plus Fund may hold different percentages of the assets in these various types of securities. The Fund will seek to maintain a minimum average credit quality rating of AA. At least 90% of the Fund’s total fixed-income portfolio will consist of bonds rated investment grade by at least one nationally recognized rating agency. No more than 1% of the fixed-income portfolio’s non-investment grade investments will be securities of a single issuer, and all such non-investment grade investments will have a credit quality rating of at least B (or be determined by the Investment Advisor to be of comparable quality) at the time of purchase.

For the purpose of realizing income, the Bond Core Plus Fund may enter into repurchase agreements, but may not invest more than 15% of its total assets in repurchase agreements maturing more than seven days after purchase. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the coupon rate on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Fund will, at the time of purchase, have a total value at least equal to the amount of the repurchase price and will be held by the Fund until repurchased. Northern Trust Investments monitors the value of the underlying securities to verify that their value, including accrued interest, always equals or exceeds the repurchase price.

The Fund may invest in derivative instruments such as futures, forwards, swaps, options, collateralized mortgage obligations (CMOs) and interest-only (IO) and principal-only (PO) stripped mortgage-backed securities to the extent that they are used in a manner that does not materially increase total portfolio volatility or relate to speculative activities. The Fund may invest up to 40% of its assets in CMOs at any time. Interest-only and principal-only stripped mortgage-backed securities are mortgage-backed bonds that are separated into the interest or principal portion of a pool of mortgage-backed bonds. The Fund may invest up to 5% of the Fund’s assets in interest-only and principal-only stripped mortgage-backed securities at any time, in addition to the investments in CMOs referred to above.

The Bond Core Plus Fund will limit its foreign investments to securities of companies based in developed countries (including newly industrialized countries, such as Taiwan, South Korea and Mexico); provided that the Bond Core Plus Fund may invest up to 10% of its total assets in securities of companies located in countries with emerging economies, as from time to time identified by the World Bank, determined at the time of purchase. Currently, these countries are located primarily in the Asia Pacific Region, Eastern Europe, Central and South America and Africa.

Risk Factors. Interest Rate Risk. The Bond Core Plus Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. Over time, interest rates on debt securities change. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Fund to change. If such interest rate changes are sustained over time, the yield of the Fund will fluctuate accordingly.

Credit Risk. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

TBA Commitments. The Bond Core Plus Fund may enter into “to be announced” commitments, which we refer to as TBA commitments, to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is subject of a TBA commitment has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if the Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Bond Core Plus Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors—‘When Issued’ Securities.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Bond Core Plus Fund to a lower rate of return upon reinvestment of principal. Moreover, the Fund is dependent to a significant extent on information and data obtained from a wide variety of sources to assess the credit quality of securities in which it proposes to invest, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies, and other materials prepared by third parties. There may be limitations on the quality of such information, data, publications, research and ratings, which the Fund’s Investment Advisor or the Trustee may not independently verify. For instance, certain asset-backed securities, such as sub-prime collateralized mortgage obligations (CMOs) and securities backed by bond insurance, that initially received relatively high credit ratings were, in connection with the credit market turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there may have been previously unanticipated risks associated with these securities. There is a risk of loss associated with securities even if initially determined to be relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments, which often are highly complex.

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to short-term investments held by the Stable Asset Return Fund. See “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Foreign Investing. Investing in the securities of companies in any foreign country involves special risks and considerations not typically associated with investing in U.S. companies. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Emerging Markets Investing. Political and economic structures in many emerging market countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economics and securities markets. As a result, the risks of investing in the securities of foreign companies generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Fund’s investments in securities of companies located in such countries illiquid and more volatile than investments in more developed countries, and the Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to companies located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such companies. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Securities Lending Undertaken by the Bond Core Plus Fund. The Bond Core Plus Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivatives. The Bond Core Plus Fund is subject to the risks associated with use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Bond Core Plus Fund increase, which may adversely affect the Fund’s performance. Portfolio turnover depends on the types and proportions of the Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover of the Fund was 1,164% for the twelve months ended December 31, 2010 and 1,422% for the twelve months ended December 31, 2009. The Fund’s portfolio turnover includes trades such as TBA rolls and buys/sells of commercial paper. The Fund believes that it is important to have the ability to seek higher returns using a diverse array of strategies and instruments, particularly in the highly sophisticated global market. Some of these strategies and instruments, particularly mortgages and derivatives, by their very nature necessitate a relatively high number of trades and trade entries.

Performance Information. The Bond Core Plus Fund’s total return is based on the overall dollar or percentage change in value of a hypothetical investment in the Fund. The total return produced by the Fund will consist of interest and dividends from underlying securities, as well as capital changes reflected in unrealized increases or decreases in value of portfolio securities or realized from the purchase and sale of securities and futures and options. The Fund’s yield is calculated by dividing its net investment income per Unit earned during the specified period by its net asset value per Unit on the last day of such period and annualizing the result.

Investment Advisor. Northern Trust Investments has retained Pacific Investment Management Company LLC, which we refer to as PIMCO, to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Bond Core Plus Fund. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

Pacific Investment Management Company LLC, which we refer to as PIMCO. PIMCO was founded in Newport Beach, California in 1971 and is a majority owned subsidiary of Allianz Global Investors of America L.P., whose ultimate parent is Allianz SE, a European-based, multinational insurance and financial services holding company. PIMCO’s principal place of business is 840 Newport Center Drive, Suite 100, Newport Beach, California 92660. As of December 31, 2010, PIMCO has approximately $1.24 trillion in assets under management. PIMCO also serves as an Investment Advisor to the Stable Asset Return Fund.

LARGE CAP EQUITY FUND

Investment Objective. The investment objective of the Large Cap Equity Fund is to achieve long-term growth of capital. Any income received is incidental to this objective. There can be no assurance that the Large Cap Equity Fund will achieve its investment objective.

Strategy. The Large Cap Equity Fund seeks to outperform, over extended periods of time, broad measures of the U.S. stock market. The Fund invests primarily in common stocks and other equity-type securities of larger-capitalization U.S. companies with market capitalizations, at the time of purchase, of greater than $1 billion. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor acts independently from the others and uses its own distinct investment style in selecting securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of Northern Trust Investments.

When determining the allocations and reallocations to the Investment Advisors, Northern Trust Investments will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and characteristics of allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

The Large Cap Equity Fund is actively managed. The Large Cap Equity Fund seeks to achieve growth of capital through investing primarily in common stocks of larger capitalization companies believed to be attractively priced relative to their future earnings power.

Investment Guidelines and Restrictions. Although the assets of the Large Cap Equity Fund are generally invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments. The Fund will not invest more than 20% of its assets in non-equity securities or in companies that do not have large capitalizations, except for temporary defensive purposes.

The Large Cap Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Fund may not make an investment if that investment would cause more than 20% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Large Cap Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The

Unit price of the Large Cap Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Foreign Investing. Investments by the Large Cap Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Securities Lending Undertaken by the Large Cap Equity Fund. The Large Cap Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Large Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. The portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate (100% of more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return. Portfolio turnover of the Fund was 118% for the twelve months ended December 31, 2010 and 68% for the period from its inception date, July 2, 2009, to December 31, 2009.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor acts independently from the others and uses its own distinct style in selecting securities. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objectives, guidelines and restrictions and the general supervision of Northern Trust Investments.

Northern Trust Investments determines the percentage of the assets of the Fund to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by Northern Trust Investments, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. Northern Trust Investments allocates contributions and transfers to, and withdrawals and transfers from, the Large Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

Northern Trust Investments has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the Large Cap

Equity Fund. As of December 31, 2010, approximately 23%, 27%, 20% and 30% of the assets of the Large Cap Equity Fund were allocated to, respectively, Columbus Circle Investors, Delaware Investment Advisers, Jennison Associates LLC and C.S. McKee, L.P. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

Columbus Circle Investors, which we refer to as CCI. CCI is located at One Station Place, Stamford, Connecticut 06902 and was founded in 1975. In January 2005, Principal Global Investors acquired a 70% interest in CCI; the remainder of CCI is owned by employees of the firm. As of December 31, 2010, CCI had assets under management of approximately $17.0 billion.

Delaware Investment Advisers, which we refer to as Delaware Investments. Delaware Investments is located at 2005 Market Street, Philadelphia, Pennsylvania 19103 and was founded in 1929. Delaware Investments is a series of Delaware Management Business Trust, which is an indirect subsidiary of Macquarie Group Limited, a Sydney, Australian-headquartered global provider of banking, financial, advisory, investment, and funds management services. Other entities in the corporate chain of control of which Delaware Investments is a direct or indirect subsidiary include Delaware Management Company, Inc., Delaware Investments U.S., Inc., DMH Corp., Delaware Management Holdings, Inc. and Macquarie Bank Limited. As of December 31, 2010, Delaware Investments had assets under management of approximately $150.3 billion.

Jennison Associates LLC, which we refer to as Jennison. Jennison is located at 466 Lexington Avenue, New York, New York 10017 and was founded in 1969. Jennison is an indirect wholly-owned subsidiary of Prudential Financial, Inc., a full-scale global financial services organization located at 751 Broad Street, Newark, New Jersey 07012. As of December 31, 2010, Jennison has approximately $123.9 billion in assets under management. Jennison also serves as an Investment Advisor to the Stable Asset Return Fund.

C.S. McKee, L.P., which we refer to as C.S. McKee. C.S. McKee is located at One Gateway Center, Pittsburgh, Pennsylvania 15222. Founded in 1931, C.S. McKee is an employee-owned institutional investment advisor. In 1987, C.S. McKee became a wholly-owned subsidiary of United Asset Management Corporation, which was purchased by London-based Old Mutual PLC in 2000. In 2001, the firm was repurchased by its employees. As of December 31, 2010, C.S. McKee had approximately $11.6 billion in assets under management.

SMALL-MID CAP EQUITY FUND

Investment Objective. The investment objective of the Small-Mid Cap Equity Fund is to achieve long-term growth of capital. Any income received is incidental to this objective. There can be no assurance that the Small-Mid Cap Equity Fund will achieve its investment objective.

Strategy. The Small-Mid Cap Equity Fund seeks to outperform, over extended periods of time, broad measures of the U.S. stock market through investing primarily in common stocks of small to medium capitalization companies believed to be attractively priced relative to their future earnings power. The Fund invests primarily in common stocks and other equity-type securities of U.S. companies with market capitalizations, at the time of purchase, of between $100 million and $20 billion. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor acts independently from the others and uses its own distinct investment style in selecting securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of Northern Trust Investments.

When determining the allocations and reallocations to the Investment Advisors, Northern Trust Investments will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and characteristics of allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

Investment Guidelines and Restrictions. Although the assets of the Small-Mid Cap Equity Fund generally will be invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments. The Fund will not invest more than 20% of its assets (determined at the time of purchase) in non-equity securities or in companies with capitalizations outside the small-mid cap range, except for temporary defensive purposes.

The Small-Mid Cap Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. For many foreign securities, there are dollar-denominated ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly and through ADRs. The Fund may not make an investment if that investment would cause more than 20% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Small-Mid Cap Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Small-Mid Cap Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Generally, the Small-Mid Cap Equity Fund poses a greater risk to principal than the other domestic equity Funds. Investors should consider their investments in the Fund as relatively long-term and involving high risk to principal commensurate with potential for substantial gains. There is no certainty regarding which companies and industries will in fact experience capital growth, and such companies and industries may lose their potential for capital growth at any time.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sectors. Consistent earnings for such companies may not be as likely as they would be for more established companies. These companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven. The Small-Mid Cap Equity Fund’s focus on appreciation potential will result in an emphasis on securities of companies that may pay little or no dividends and reinvest all or a significant portion of their earnings. The low expected dividend level may also contribute to greater than average volatility.

Risks of Foreign Investing. Investments by the Small-Mid Cap Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Securities Lending Undertaken by the Small-Mid Cap Equity Fund. The Small-Mid Cap Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Small-Mid Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Small-Mid Cap Equity Fund’s performance. The portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate (100% of more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return. Portfolio turnover of the Fund was 104% for the twelve months ended December 31, 2010 and 61% for the period from its inception date, July 2, 2009, to December 31, 2009.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objective, guidelines and restrictions and the general supervision of Northern Trust Investments.

Northern Trust Investments determines the percentage of the assets of the Fund to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by Northern Trust Investments, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. Northern Trust Investments allocates contributions and transfers to, and withdrawals and transfers from, the Small-Mid Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

Northern Trust Investments has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the Small-Mid Cap Equity Fund. On or about May 1, 2011, approximately 15%, 10%, 15%, 15%, 10%, 10%, 15% and 10% of the assets of the Small-Mid Cap Equity Fund are expected to be allocated to, respectively, Denver Investment Advisors LLC, Frontier Capital Management Co. LLC, Lombardia Capital Partners, LLC, LSV Asset

Management, Allianz Global Investors Capital LLC, Riverbridge Partners, Systematic Financial Management, L.P. and TCW Investment Management Company. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

Denver Investment Advisors LLC (d/b/a Denver Investments), which we refer to as DIA. DIA is located at 1225 17th Street, Denver, Colorado 80202 and was founded in 1958. The firm is 100% employee owned. Ownership in the firm is divided among 31 investment professionals, with no one person owning greater than 11%. As of December 31, 2010, DIA had assets under management of approximately $9.0 billion.

Frontier Capital Management Co. LLC, which we refer to as Frontier. Frontier is located at 99 Summer Street, Boston, Massachusetts 02110. Founded in 1980, the firm has managed growth-oriented portfolios since its inception. Frontier largely serves institutional clients, which represent approximately 90% of the firm’s assets under management. The remaining 10% is comprised largely of non-institutional clients, primarily high net-worth individuals. In 2000, Frontier became an affiliate of Affiliated Managers Group, Inc. As of December 31, 2010, Frontier had assets under management of approximately $10.0 billion.

Lombardia Capital Partners, LLC, which we refer to as Lombardia. Lombardia’s headquarters are located at 55 South Lake Avenue, Suite 750 Pasadena, California 91101. Lombardia was founded in 1989 and has been managing small-cap value assets since 1998. Lombardia is 97% owned by its employees. As of December 31, 2010 Lombardia had assets under management of approximately $2.7 billion.

LSV Asset Management, which we refer to as LSV. LSV is located at 155 North Wacker Drive, Suite 4600, Chicago, Illinois 60606 and was founded in 1994. LSV is a Delaware general partnership. The general partnership is 58% collectively owned by the seventeen employee-partners of LSV. SEI Funds, Inc. owns the remaining 42% of the firm. As of December 31, 2010, LSV had assets under management of approximately $64.0 billion. LSV also serves as an Investment Advisor to the International All Cap Equity Fund.

Allianz Global Investors Capital LLC, which we refer to as AGI Capital. AGI Capital was formed from the integration of three affiliates, Oppenheimer Capital LLC (“OpCap” founded 1969), Nicholas-Applegate Capital Management LLC (“Nicholas-Applegate” founded 1984) and NFJ Investment Group (“NFJ” founded 1989). On July 1, 2010, all employees of Nicholas-Applegate and OpCap became employees of AGI Capital, and the transition of management of client assets from Nicholas-Applegate and OpCap to AGI Capital was initiated. AGI Capital has offices located in New York, Dallas and San Diego. The New York office is located at 1345 Avenue of the Americas, New York, NY 10105. As of December 31, 2010, AGI Capital had assets under management of approximately $49.3 billion, which includes NFJ assets.

Riverbridge Partners, which we refer to as Riverbridge. Riverbridge is located at 801 Nicollet Mall, Suite 600, Minneapolis, Minnesota 55402. Riverbridge was founded in 1987 and is an investment manager for institutions and high net worth individuals. Throughout its history, Riverbridge has remained an employee owned firm. As of December 31, 2010, Riverbridge had assets under management of approximately $2.5 billion.

Systematic Financial Management, L.P., which we refer to as Systematic. Systematic is located at 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, New Jersey 07666 and was founded in 1982. In 1995, a majority stake in the firm was sold to Affiliated Managers Group, Inc., a publicly traded company. As of December 31, 2010, Systematic had assets under management of approximately $9.6 billion.

TCW Investment Management Company, which we refer to as TCW. TCW is located at 865 South Figueroa Street, Los Angeles, California 90017 and was founded in 1971. In July 2001, TCW became an indirect subsidiary of Société Generale Asset Management, the asset management division of Société Generale, S.A. (“SG”). SG indirectly owns 80% of the equity interest in TCW. The remaining 20% is held by Amundi Group. As of December 31, 2010, TCW had assets under management of approximately $116.2 billion.

INTERNATIONAL ALL CAP EQUITY FUND

Investment Objective. The investment objective of the International All Cap Equity Fund is to provide long-term capital appreciation through a diversified portfolio of primarily non-U.S. equity securities. Any income received is incidental to this objective. There can be no assurance that the International All Cap Equity Fund will achieve its investment objective.

Strategy. The International All Cap Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to broad measures of the international (non-U.S.) stock market. The Fund will invest at least 80% of its assets in equity securities of companies domiciled outside the United States. The Fund may invest in companies of any size located in a number of countries throughout the world. Investing abroad increases the opportunities available to investors. Common stocks of foreign companies offer a way to seek long-term growth of capital. Many foreign countries may have greater potential for economic growth than the United States. Foreign investments also provide effective diversification for an all-U.S. portfolio, since historically their returns have not moved together with U.S. stocks over long time periods. Investing a portion of a portfolio in foreign stocks may enhance diversification while providing the potential to increase long-term capital appreciation. The International All Cap Equity Fund seeks to diversify investments broadly among developed and emerging countries and generally to have at least three different countries represented in the portfolio. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor acts independently from the others and uses its own distinct investment style in recommending securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of Northern Trust Investments.

When determining the allocations and reallocations to the Investment Advisors, Northern Trust Investments will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and the characteristics of each Investment Advisor’s allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

As of December 31, 2010, the International All Cap Equity Fund was invested in securities of companies domiciled in approximately 36 countries. Under exceptional economic or market conditions abroad, the International All Cap Equity Fund may temporarily invest all or a major portion of its assets in U.S. Government Obligations or debt obligations of U.S. companies of the type described under “Stable Asset Return Fund—Investment Guidelines and Restrictions—U.S. Government Obligations.” The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors—U.S. Government Obligations.”

Investment Guidelines and Restrictions. In seeking to accomplish its objective, the International All Cap Equity Fund will invest primarily in common stocks of non-U.S. domiciled companies and in a variety of other equity-related securities, such as preferred stocks, warrants and convertible securities of such foreign companies, as well as foreign corporate and governmental debt securities (when considered consistent with its investment objective). The securities of non-U.S. companies may be held by the Fund directly or indirectly through ADRs, Global Depositary Receipts or European Depositary Receipts. The International All Cap Equity Fund may invest in fixed income securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the International All Cap Equity Fund’s investment objective will not be met by buying equity securities. Under normal conditions, the International All Cap Equity Fund’s investments in securities other than common stocks and other equity-related securities are limited to no more than 20% of total assets.

The International All Cap Equity Fund will normally conduct its foreign currency exchange transactions, if any, either on a cash basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward contracts to purchase or sell foreign currencies. See “Derivative Instruments.”

Risk Factors. Equity Markets Risk. The Fund’s Unit price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Equity markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the investment assessment of companies held in the Fund may prove incorrect, resulting in losses or poor performance even in rising markets.

Currency Risk. Currency risk refers to a decline in the value of a foreign currency versus the value of the U.S. dollar, which reduces the U.S. dollar value of securities denominated in that currency. The overall impact on the Fund’s holdings can be significant, unpredictable and long-lasting, depending on the currencies represented in the Fund’s portfolio and how each one appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the Fund will not engage in extensive foreign currency hedging programs. Exchange rate movements are unpredictable and it is not possible to effectively hedge the currency risks of many developing countries.

Political and Economic Factors. The economic and political structures of developing nations, in most cases, do not compare favorably with the United States or other developed countries in terms of wealth and stability and their financial markets often lack liquidity. Therefore, investments in these emerging countries are riskier, and may be subject to erratic and abrupt price movements. Even investments in countries with highly developed economies are subject to risk. For example, prices of Japanese stocks suffered a steep decline during much of the 1990s. Moreover, while some countries have made progress in economic growth, liberalization, fiscal discipline and political and social stability, there is no assurance these trends will continue. Investment in these markets is, therefore, significantly riskier than investment in other markets.

The economies of some of the countries in which the Fund may invest may rely heavily on particular industries and be more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Some countries have legacies of hyperinflation and currency devaluations versus the U.S. dollar, particularly Russia, many Latin American nations and several Asian countries. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Some of the countries in which the Fund may invest have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Governmental actions such as capital or currency controls, nationalization of an industry or company, expropriation of assets, or imposition of high taxes could have an adverse effect on security prices and impair the International All Cap Equity Fund’s ability to repatriate capital or income. Significant external risks currently affect some emerging countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets.

Other Risks of Foreign Investing. Some of the countries in which the Fund may invest lack uniform accounting, auditing and financial reporting standards, have less governmental supervision of financial markets than in the United States, do not honor legal rights enjoyed in the United States and have settlement practices which may subject the International All Cap Equity Fund to risks of loss not customary in U.S. markets. In addition, securities markets in some countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the United States.

Pricing. Portfolio securities may be listed on foreign exchanges that are open on days (such as Saturdays or U.S. legal holidays) when the International All Cap Equity Fund does not compute its prices. As a result, the Fund’s net asset value may be significantly affected by trading on days when transactions in Units of the Fund do not occur.

Risks of Securities Lending Undertaken by the International All Cap Equity Fund. The International All Cap Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Investing in International Stocks. Like U.S. stock investments, common stocks of foreign companies offer investors a way to build capital over time. Nevertheless, the long-term rise of foreign stock prices as a group has been punctuated by periodic declines. Share prices of all companies, even the best managed and most profitable, whether U.S. or foreign, are subject to market risk, which means they can fluctuate widely. The volatility of emerging markets may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, the Fund’s Unit price. For this reason, investors in foreign stocks should have a long-term investment horizon and be willing to wait out declining markets. The International All Cap Equity Fund should not be relied upon as a complete investment program or used as a means to speculate on short-term swings in the stock or foreign exchange markets.

The values of foreign fixed-income securities fluctuate in response to changes in U.S. and foreign interest rates. Income received by the International All Cap Equity Fund from sources within foreign countries may also be reduced by withholding and other taxes imposed by those countries, although tax conventions between some countries and the United States may reduce or eliminate these taxes. Any taxes paid by the International All Cap Equity Fund will reduce the net income earned by the Fund. The Fund’s Investment Advisors will consider available yields, net of any required taxes, in selecting foreign dividend paying securities.

In addition, short-term movements in currency exchange rates could adversely impact the availability of funds to pay for redemptions of Units of the International All Cap Equity Fund. For example, if the exchange rate for a currency declines after a security has been sold to provide funds for a redemption from the Fund but before those funds are translated into U.S. dollars, it could be necessary to liquidate additional portfolio securities in order to finance the redemption.

Risks of Investment in Derivative Instruments. The International All Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Restriction on Transfer into Fund. The International All Cap Equity Fund restricts a participant’s ability to make more than one transfer into the Fund within any 45 calendar day period. See “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfer.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the International All Cap Equity Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. The portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate

(100% or more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return. Portfolio turnover for the Fund was 102% for the twelve months ended December 31, 2010 and 160% for the twelve months ended December 31, 2009.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to two or more Investment Advisors, in percentages determined at the discretion of Northern Trust Investments. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objectives, guidelines and restrictions and the general supervision of Northern Trust Investments.

Northern Trust Investments determines the percentage of the assets of the Fund to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by Northern Trust Investments, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. Northern Trust Investments allocates contributions and transfers to, and withdrawals and transfers from, the International All Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

Northern Trust Investments has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the International All Cap Equity Fund. As of December 31, 2010 approximately 23%, 15%, 23%, 23% and 15% of the assets of the International All Cap Equity Fund were allocated to, respectively, Altrinsic Global Advisors, LLC, Eagle Global Advisors LLC, First State Investments International Limited, LSV Asset Management and Martin Currie Inc. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

Altrinsic Global Advisors, LLC, which we refer to as Altrinsic. Altrinsic is located at 8 Sound Shore Drive, Greenwich, Connecticut 06830. Altrinsic is a 100% employee owned firm that was established in 2000 to focus solely on global and international investment management on behalf of institutional investors around the world. As of December 31, 2010, Altrinsic had assets under management of approximately $10.6 billion.

Eagle Global Advisors LLC, which we refer to as Eagle. Eagle is located at 5847 San Felipe, Houston, Texas 77057. Eagle is an independent, employee owned investment management firm offering global, U.S. equity and international equity investment management services. The firm is 100% employee owned. As of December 31, 2010, Eagle had assets under management of approximately $2.5 billion.

First State Investments International Limited, which we refer to as First State. First State is located at 23 St. Andrew Square, Edinburgh, Scotland. First State is the international asset management division of Commonwealth Bank of Australia. As of December 31, 2010, First State had assets under management of approximately $14 billion.

LSV Asset Management, which we refer to as LSV. LSV, located at 155 North Wacker Drive, Suite 4600, Chicago, Illinois 60606, was founded in 1994. LSV is a Delaware general partnership. The general partnership is 58% collectively owned by the seventeen employee-partners of LSV. SEI Funds, Inc. owns the remaining 42% of the firm. As of December 31, 2010, LSV had assets under management of approximately $64.0 billion. LSV also serves as an Investment Advisor to the Small-Mid Cap Equity Fund.

Martin Currie Inc., which we refer to as Martin Currie. Martin Currie is located at 20 Castle Terrace, Edinburgh, Scotland. Martin Currie manages a variety of international equity strategies for clients around the world. The firm is independent and majority employee owned. As of December 31, 2010, Martin Currie had assets under management of approximately $17.6 billion.

Transfer Restrictions. The International All Cap Equity Fund maintains a transfer policy that restricts an Investor’s ability to make more than one transfer into the International All Cap Equity Fund within any 45 calendar day period. There is no restriction on an Investor’s ability to make transfers out of the Fund. Northern Trust Investments has adopted this policy for the International All Cap Equity Fund to prevent disruptions to the Fund that could potentially affect the investment performance of the Fund. For more information regarding this policy, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

INDEX FUNDS

Assets contributed or held under the Program are also eligible for investment in the following six Index Funds, each of which is designed to replicate the investment performance of a specific securities index. The All Cap Index Equity Fund was established in September 1995. The Collective Trust established the other five Index Funds as investment options in early 2009. State Street Bank serves as Investment Advisor to each of the Index Funds. State Street Global Advisors, which we refer to as SSgA, is the investment management division of State Street Bank and maintains various index funds into which the Index Funds invest.

BOND INDEX FUND

Investment Objective. The investment objective of the Bond Index Fund is to replicate, after taking into account Fund expenses, the total rate of return of the Barclays Capital U.S. Aggregate Bond Index by investing generally in securities which are representative of the domestic investment grade bond market as included in such Index. There can be no assurance that the Bond Index Fund will achieve its investment objective of replicating the total return of the Barclays Capital U.S. Aggregate Bond Index.

Strategy. The Fund invests in U.S. Government Obligations and U.S. dollar-denominated corporate debt securities, mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. The Fund is managed duration-neutral to the Barclays Capital U.S. Aggregate Bond Index. The overall sector and quality weightings of the Fund are matched to those of the benchmark, with individual security selection based upon security availability and State Street Bank’s analysis of the security’s impact on the portfolio’s weightings. The Fund may seek to gain securities exposure by entering into TBA commitments. Barclays Capital and Barclays Bank PLC, which sponsor the Barclays Capital U.S. Aggregate Bond Index, do not sponsor the Bond Index Fund, and are not affiliated in any way with the Bond Index Fund.

Investment Guidelines and Restrictions. The Bond Index Fund invests primarily in securities representative of the investment grade bond market in the U.S. However, the Bond Index Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the Bond Index Fund to make any investment that is inconsistent with the restrictions applicable to the Bond Index Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Bond Index Fund concentrates in particular industries to the extent the Barclays Capital U.S. Aggregate Bond Index concentrates in those industries, and the Bond Index Fund may engage in transactions in derivatives, including, but not limited to, CMOs and other derivative instruments to the extent included in the Barclays Capital U.S. Aggregate Bond Index. The Bond Index Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Bond Index Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tends to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Bond Index Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Bond Index Fund to change. If such interest rate changes are sustained over time, the yield of the Bond Index Fund will fluctuate accordingly.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Bond Index Fund should hold securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risks of Investment in Derivative Instruments. The Bond Index Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

TBA Commitments. The Bond Index Fund may enter into TBA commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is the subject of a TBA commitment has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if deemed appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Bond Index Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors—‘When-Issued’ Securities.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Bond Index Fund from the performance of the Barclays Capital U.S. Aggregate Bond Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Bond Index Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Bond Index Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Bond Index Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Bond Index Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Barclays Capital U.S. Aggregate Bond Index or the manner in which the performance of the Barclays Capital U.S. Aggregate Bond Index is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. Ordinarily, the Bond Index Fund will sell securities only to reflect changes in the Barclays Capital U.S. Aggregate Bond Index or to accommodate cash flows into or out of the Fund. The Bond Index Fund seeks to create a portfolio which substantially replicates the total return of the Barclays Capital U.S. Aggregate Bond Index. The Bond Index Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Bond Index Fund may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Bond Index Fund was 16% for the twelve months ended December 31, 2010 and 158% for the period from the Fund’s inception date, February 3, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA U.S. Bond Index Non-Lending Series Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the SSgA U.S. Bond Index Non-Lending Series Fund was 101% for the twelve months ended December 31, 2010 and 174% for the twelve months ended December 31, 2009.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Bond Index Fund. For its services, State Street Bank receives a fee payable from the Bond Index Fund’s assets at an annual rate of .04% of the total assets of the Bond Index Fund. The assets of the Bond Index Fund are invested indirectly through the SSgA U.S. Bond Index Non-Lending Series Fund, which is a collective investment fund maintained by State Street Bank and which in turn invests its assets indirectly through other collective investment funds maintained by State Street Bank, including the Long U.S. Government Index Non-Lending Fund, the Intermediate U.S. Government Index Non-Lending Fund, the Long-Credit Index Non-Lending Fund, the Intermediate Credit Index Non-Lending Fund, the Mortgage Backed Index Non-Lending Fund, the Asset Backed Index Non-Lending Fund, and the Commercial Mortgage Backed Index Non-Lending Fund. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

The “Barclays Capital U.S. Aggregate Bond Index” is a trademark of Barclays Capital, a division of Barclays Bank PLC.

LARGE CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Large Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the S&P 500 by investing generally in securities included in such Index. There can be no assurance that the Large Cap Index Equity Fund will achieve its investment objective of replicating the total return of the S&P 500.

Strategy. The Large Cap Index Equity Fund invests in securities of U.S. companies included in the S&P 500. The Large Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed-income securities, equity index futures, exchange traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Large Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged S&P 500 stock index futures contracts. The S&P 500 represents approximately 75% of the U.S. equity market based on the market capitalization of the companies in the S&P 500. As of February 28, 2011, the largest company in the S&P 500 had a market capitalization of approximately $431.29 billion and the smallest such company had a market capitalization of approximately $1.68 billion. The S&P 500 is reconstituted on a periodic basis by the sponsor of the Index. Standard & Poor’s Financial Services LLC, which sponsors the S&P 500®, does not sponsor the Large Cap Index Equity Fund, and is not affiliated in any way with the Large Cap Index Equity Fund.

The Large Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swaps and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Large Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the S&P 500. However, the Large Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the Large Cap Index Equity Fund to make an investment if that investment would cause the Large Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Large Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Large Cap Index Equity Fund concentrates in particular industries to the extent the S&P 500 concentrates in those industries. The Large Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Large Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Large Cap Index Equity Fund will fluctuate, and the holders of Units in the Large Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Large Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Investment in Derivative Instruments. The Large Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Large Cap Index Equity Fund from the performance of the S&P 500, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Large Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Large Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Large Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Large Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the S&P 500 or the manner in which the performance of the S&P 500 is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. Ordinarily, the Large Cap Index Equity Fund trades securities only to reflect changes in the S&P 500, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the Fund. The Large Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the S&P 500. The Large Cap Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Large Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Large Cap Index Equity Fund was 23% for the twelve months ended December 31, 2010 and 159% for the period from the Fund’s inception date, February 9, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA S&P 500® Index Non-Lending Series Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the SSgA S&P 500® Index Non-Lending Series Fund was 9% for its fiscal year ended December 31, 2010 and 10% for its fiscal year ended December 31, 2009.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Large Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Large Cap Index Equity Fund’s assets at an annual rate of .02% of the total assets of the Large Cap Index Equity Fund. The assets of the Large Cap Index Equity Fund are invested indirectly through the SSgA S&P 500® Index Non-Lending Series Fund, which is a collective investment fund maintained by State Street Bank. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

“S&P 500®” is a trademark of Standard & Poor’s Financial Services LLC. The Large Cap Index Equity Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the Fund to track general stock market performance. Standard & Poor’s only relationship to SSgA is the licensing of certain trademarks and trade names of Standard & Poor’s and of the S&P 500 which is determined, composed, and calculated by Standard & Poor’s without regard to SSgA or the Fund.

ALL CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the All Cap Index Equity Fund, which prior to July 6, 2009 was named the Index Equity Fund, is to replicate, after taking into account Fund expenses, the total return of the Russell 3000 Index by investing generally in stocks included in the Russell 3000 Index, with the overall objective of achieving long-term growth of capital. There can be no assurance that the All Cap Index Equity Fund will achieve its investment objective of replicating the total return of the Russell 3000 Index.

Strategy. The All Cap Index Equity Fund invests in all of the common stocks included in the Russell 3000 Index with the possible exception of the companies in the Russell 3000 Index with the smallest capitalization. The Russell 3000 Index represents approximately 98% of the U.S. equity market based on the market capitalization of the companies in the Russell 3000 Index. As of December 31, 2010, the largest company had a market capitalization of approximately $372.66 billion and the smallest company had a market capitalization of approximately $24.2 million. The Russell 3000 Index is reconstituted on a periodic basis by the sponsor of the Index. Russell Investment Group, which sponsors the Russell 3000® Index, does not sponsor the All Cap Index Equity Fund, and is not affiliated in any way with the All Cap Index Equity Fund.

Investment Guidelines and Restrictions. The All Cap Index Equity Fund invests predominantly in common stocks of U.S. companies. However, the All Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the All Cap Index Equity Fund to make an investment if that investment would cause the Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Fund concentrates in particular industries to the extent the Russell 3000 Index concentrates in those industries. The All Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the All Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the All Cap Index Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial declines, in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Companies with smaller capitalizations included in the Russell indices may have limited product lines, markets or financial resources, or may be dependent upon a small management group. Therefore, their securities may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities are typically traded in lower volume and because the companies are typically subject to a greater degree of changes in their earnings and prospects.

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the All Cap Index Equity Fund from the performance of the Russell 3000 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the All Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the All Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Russell 3000 Index or the manner in which the performance of the Russell 3000 Index is calculated.

Risks of Investment in Derivative Instruments. The All Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. Ordinarily, an index fund trades securities only to reflect changes in the index in which it invests, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into and out of the Fund. Portfolio turnover of the All Cap Index Equity Fund was 71% for the twelve months ended December 31, 2010 and 153% for the twelve months ended December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA Russell All Cap® Index Non-Lending Fund and the SSgA Russell All Cap® Index Securities Lending Series Fund, the collective investment funds through which the Fund invested during these periods or various portions thereof, rather than the turnover of the underlying portfolio of the collective investment funds. The portfolio turnover for the SSgA Russell All Cap® Index Non-Lending Series Fund and the SSgA Russell All Cap® Index Securities Lending Series Fund each was 30% for the twelve months ended December 31, 2010 and 107% for the twelve months ended December 31, 2009.

Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the All Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the All Cap Index Equity Fund’s assets at an annual rate of .04% of the assets of the All Cap Index Equity Fund. The assets of the All Cap Index Equity Fund are invested indirectly through the SSgA Russell All Cap® Index Non-Lending Series Fund, a collective investment fund maintained by State Street Bank. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

Information about the Russell Indices. The criteria used by Frank Russell & Company to determine the initial list of securities eligible for inclusion in the Russell indices is total market capitalization adjusted for large private holdings and cross-ownership. Companies are not selected for inclusion in the Russell indices because they are expected to have superior stock price performance relative to the U.S. stock market in general or other stocks in particular. Frank Russell & Company makes no representation or warranty, implied or express, to any member of the public regarding the advisability of investing in the Russell 3000 Index or the ability of the Russell 3000 Index to track general market performance of large and small capitalization stocks.

“Russell 3000® Index” is a trademark of Russell Investment Group. The All Cap Index Equity Fund is not issued, underwritten, offered, sponsored, endorsed, sold or promoted by the Russell Investment Group. The Russell Investment Group makes no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding advisability of investing in the Fund. The Russell Investment Group’s only relationship with SSgA with respect to the described products is the calculation and certain servicing of the Russell 3000 Index. Russell Investment Group has no obligation to take the needs of the owners of the Fund into consideration in the calculating or servicing of the Russell 3000 Index. Russell Investment Group is not responsible for and has not participated in the determination of the prices at, or quantities of the Fund to be purchased or sold, or in the determination or calculation of the equation by which Units in the Fund are to be converted into cash. Russell Investment Group has no obligation or liability in connection with the administration, marketing, issuance, underwriting, or trading of the Fund.

MID CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Mid Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the S&P MidCap 400 by investing generally in securities included in such Index. There can be no assurance that the Mid Cap Index Equity Fund will achieve its investment objective of replicating the total return of the S&P MidCap 400.

Strategy. The Mid Cap Index Equity Fund invests in securities of U.S. companies included in the S&P MidCap 400. The Mid Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed income securities, equity index futures, exchange-traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Mid Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged S&P MidCap 400 stock index futures contracts. The S&P MidCap 400 includes 400 companies and as of December 31, 2010, represented approximately 7% of the U.S. equity market based on the market capitalization of the companies in the S&P MidCap 400. As of December 31, 2010, the largest company in the S&P MidCap 400 had a market capitalization of approximately $9.23 billion and the smallest such company had a market capitalization of approximately $460 million. The S&P MidCap 400 is reconstituted on a periodic basis by the sponsor of the Index. Standard & Poor’s Financial Services LLC, which sponsors the S&P MidCap 400®, does not sponsor the Mid Cap Index Equity Fund, and is not affiliated in any way with the Mid Cap Index Equity Fund.

The Mid Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Mid Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the S&P MidCap 400.

However, the Mid Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the Mid Cap Index Equity Fund to make an investment if that investment would cause the Mid Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Mid Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Mid Cap Index Equity Fund concentrates in particular industries to the extent the S&P MidCap 400 concentrates in those industries. The Mid Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Mid Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Mid Cap Index Equity Fund will fluctuate, and the holders of Units in the Mid Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Mid Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sectors. Consistent earnings for such companies may not be as likely as they would be for more established companies. These companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven.

Risks of Investment in Derivative Instruments. The Mid Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Mid Cap Index Equity Fund from the performance of the S&P MidCap 400, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Mid Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Mid Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Mid Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Mid Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the S&P MidCap 400 or the manner in which the performance of the S&P MidCap 400 is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. Ordinarily, the Mid Cap Index Equity Fund trades securities only to reflect changes in the S&P MidCap 400, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the Fund. The Mid Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the S&P MidCap 400. The MidCap Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Mid Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Mid Cap Index Equity Fund was 22% for the twelve months ended December 31, 2010 and 165% for the period from the Fund’s inception date, February 3, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA S&P MidCap® Index Non-Lending Series Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the SSgA S&P MidCap® Index Non-Lending Series Fund was 16% for the twelve months ended December 31, 2010 and 70% for the twelve months ended December 31, 2009.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Mid Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Mid Cap Index Equity Fund’s assets at an annual rate of .04% of the assets of the Mid Cap Index Equity Fund. The assets of the Mid Cap Index Equity Fund are invested indirectly through the SSgA S&P MidCap® Index Non-Lending Series Fund, which is a collective investment fund maintained by State Street Bank. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

“S&P MidCap 400®” is a registered trademark of Standard & Poor’s Financial Services LLC. The Mid Cap Index Equity Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the Mid Cap Index Equity Fund to track general stock market performance. Standard & Poor’s only relationship to SSgA is the licensing of certain trademarks and trade names of Standard & Poor’s and of the S&P MidCap 400 which is determined, composed, and calculated by Standard & Poor’s without regard to SSgA or the Mid Cap Index Equity Fund.

SMALL CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Small Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the Russell 2000 Index by investing generally in securities included in such Index. There can be no assurance that the Small Cap Index Equity Fund will achieve its investment objective of replicating the total return of the Russell 2000 Index.

Strategy. The Small Cap Index Equity Fund invests in securities of U.S. companies included in the Russell 2000 Index. The Russell 2000 Index is comprised of the approximately 2,000 companies in the Russell 3000 Index with the smallest market capitalization and represents approximately 10% of the Russell 3000 total market capitalization. The Small Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed-income securities, equity index futures, exchange-traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Small Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in Russell 2000 Index futures contracts. The Russell 2000 Index is reconstituted on a periodic basis by the sponsor of the Index. The Russell 2000 returns assume reinvestment of all dividends. Russell Investment Group, which sponsors the Russell 2000® Index, does not sponsor the Small Cap Index Equity Fund, and is not affiliated in any way with the Small Cap Index Equity Fund.

The Small Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Small Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the Russell 2000 Index. However, the Small Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the Small Cap Index Equity Fund to make an investment if that investment would cause the Small Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Small Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Small Cap Index Equity Fund concentrates in particular industries to the extent the Russell 2000 Index concentrates in those industries. The Small Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Small Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Small Cap Index Equity Fund will fluctuate, and the holders of Units in the Small Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Small Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Investing in Small Companies. Most of the Small Cap Index Equity Fund’s investments will be indirectly invested in securities of small companies, which typically have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sector. Therefore, consistent earnings for such companies may not be as likely as they would be for more established companies. The smaller companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of small companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven. The Small Cap Index Equity Fund’s focus on appreciation potential will result in an emphasis on securities of companies that may pay little or no dividends and reinvest all or a significant portion of their earnings. The low expected dividend level may also contribute to greater than average volatility.

Risks of Investment in Derivative Instruments. The Small Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Small Cap Index Equity Fund from the performance of the Russell 2000 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Small Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Small Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Small Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Small Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Russell 2000 Index or the manner in which the performance of the Russell 2000 Index is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. Ordinarily, the Small Cap Index Equity Fund trades securities only to reflect changes in the Russell 2000 Index, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the Fund. The Small Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the Russell 2000 Index. The Small Cap Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Small Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Small Cap Index Equity Fund was 33% for the twelve months ended December 31, 2010 and 192% for the period from the Funds inception date, February 3, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA Russell Small Cap Index Non-Lending Series Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the SSgA Russell Small Cap Index Non-Lending Series Fund was 18% for the twelve months ended December 31, 2010 and 103% for the twelve months ended December 31, 2009.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Small Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Small Cap Index Equity Fund’s assets at an annual rate of .04% of the assets of the Small Cap Index Equity Fund. The assets of the Small Cap Index Equity Fund are invested indirectly through the SSgA Russell Small Cap® Index Non-Lending Series Fund, which is a collective investment fund maintained by State Street Bank. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

“Russell 2000® Index” is a trademark of Russell Investment Group. The Small Cap Index Equity Fund is not issued, underwritten, offered, sponsored, endorsed, sold or promoted by the Russell Investment Group. The Russell Investment Group makes no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding advisability of investing in the Fund. The Russell Investment Group’s only relationship with SSgA with respect to the described products is the calculation and certain servicing of the Russell 2000 Index. Russell Investment Group has no obligation to take the needs of the owners of the Fund into consideration in the calculating or servicing of the Russell 2000 Index. Russell Investment Group is not responsible for and has not participated in the determination of the prices at, or quantities of the Fund to be purchased or sold, or in the determination or calculation of the equation by which Units in the Fund are to be converted into cash. Russell Investment Group has no obligation or liability in connection with the administration, marketing, issuance, underwriting, or trading of the Fund.

INTERNATIONAL INDEX EQUITY FUND

Investment Objective. The investment objective of the International Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the MSCI ACWI ex-US Index by investing generally in securities included in such Index. There can be no assurance that the International Index Equity Fund will achieve its investment objective of replicating the total return of the MSCI ACWI ex-US Index.

Strategy. The International Index Equity Fund invests in securities of foreign companies included in the MSCI ACWI ex-US Index. The International Index Equity Fund may invest in securities in country or regional collective investment funds maintained by State Street Bank which together are designed to replicate the investment performance of the MSCI ACWI ex-US Index. These country and regional funds seek to replicate their respective sub-indexes by owning securities in approximately the same capitalization weights as they appear in their respective sub-indexes. In markets that contain liquid securities and few foreign ownership restrictions, the International Index Equity Fund seeks to hold every security in its approximate index weight. In emerging markets that impose significant restrictions on non-local investors, the International Index Equity Fund seeks to supplement investment in local securities by holding alternatives such as ADRs, Global Depository Receipts, which we refer to as GDRs, closed-end country funds, and equity swaps. The International Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged futures contracts. The MSCI ACWI ex-US Index consists of approximately 1,870 securities in 44 markets, with securities of emerging markets representing approximately 24% of the Index. The MSCI ACWI ex-US Index is reconstituted on a periodic basis by the sponsor of the Index. MSCI Inc., which sponsors the MSCI ACWI ex-US Index, does not sponsor the International Index Equity Fund, and is not affiliated in any way with the International Index Equity Fund.

The International Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The International Index Equity Fund invests primarily in securities of foreign companies in the same capitalization weights as they appear in the MSCI ACWI ex-US Index. However, the International Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. Northern Trust Investments will not cause the

International Index Equity Fund to make an investment if that investment would cause the International Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the International Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The International Index Equity Fund concentrates in particular industries to the extent the MSCI ACWI ex-US Index concentrates in those industries. The International Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. The International Index Equity Fund’s Unit price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Equity markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the investment assessment of companies held in the International Index Equity Fund may prove incorrect, resulting in losses or poor performance even in rising markets.

Currency Risk. Currency risk refers to a decline in the value of a foreign currency versus the value of the U.S. dollar, which reduces the U.S. dollar value of securities denominated in that currency. The overall impact on the International Index Equity Fund’s holdings can be significant, unpredictable and long-lasting, depending on the currencies represented in the International Index Equity Fund’s portfolio and how each one appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the International Index Equity Fund will not engage in foreign currency hedging programs other than in connection with settlements of purchases or sales of securities for the Fund. Exchange rate movements are unpredictable and it is not possible to effectively hedge the currency risks of many developing countries.

Political and Economic Factors. The economic and political structures of developing nations, in most cases, do not compare favorably with the United States or other developed countries in terms of wealth and stability and their financial markets often lack liquidity. Therefore, investments in these emerging countries are riskier, and may be subject to erratic and abrupt price movements. Even investments in countries with highly developed economies are subject to risk. For example, prices of Japanese stocks suffered a steep decline during much of the 1990s. Moreover, while some countries have made progress in economic growth, liberalization, fiscal discipline and political and social stability, there is no assurance these trends will continue. Investment in these markets is, therefore, significantly riskier than investment in other markets.

The economies of some of the countries in which the International Index Equity Fund may invest may rely heavily on particular industries and be more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Some countries have legacies of hyperinflation and currency devaluations versus the U.S. dollar, particularly Russia, many Latin American nations and several Asian countries. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Some of the countries in which the International Index Equity Fund may invest have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Governmental actions such as capital or currency controls, nationalization of an industry or company, expropriation of assets, or imposition of high taxes could have an adverse effect on security prices and impair the International Index Equity Fund’s ability to repatriate capital or income. Significant external risks currently affect some emerging countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets.

Other Risks of Foreign Investing. Some of the countries in which the International Index Equity Fund may invest lack uniform accounting, auditing and financial reporting standards, have less governmental supervision of financial markets than in the United States, do not honor legal rights enjoyed in the United States and have settlement practices which may subject the International Index Equity Fund to risks of loss not customary in U.S. markets. In addition, securities markets in some countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the United States.

Pricing. The underlying portfolio securities may be listed on foreign exchanges that are open on days (such as Saturdays or U.S. legal holidays) when the International Index Equity Fund does not compute its prices. As a result, the International Index Equity Fund’s net asset value may be significantly affected by trading on days when transactions in Units of the International Index Equity Fund do not occur.

Investing in International Stocks. Like U.S. stock investments, common stocks of foreign companies offer investors a way to build capital over time. Nevertheless, the long-term rise of foreign stock prices as a group has been punctuated by periodic declines. Share prices of all companies, even the best managed and most profitable, whether U.S. or foreign, are subject to market risk, which means they can fluctuate widely. The volatility of emerging markets may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, the Fund’s Unit price. For this reason, investors in foreign stocks should have a long-term investment horizon and be willing to wait out declining markets. The International Index Equity Fund should not be relied upon as a complete investment program or used as a means to speculate on short-term swings in the stock or foreign exchange markets.

The values of foreign fixed-income securities fluctuate in response to changes in U.S. and foreign interest rates. Income received by the International Index Equity Fund from sources within foreign countries may also be reduced by withholding and other taxes imposed by those countries, although tax conventions between some countries and the United States may reduce or eliminate these taxes. Any taxes paid by the International Index Equity Fund will reduce the net income earned by the International Index Equity Fund. State Street Bank will consider available yields, net of any required taxes, in selecting foreign dividend paying securities.

In addition, short-term movements in currency exchange rates could adversely impact the availability of funds to pay for redemptions of Units of the International Index Equity Fund. For example, if the exchange rate for a currency declines after a security has been sold to provide funds for a redemption from the International Index Equity Fund but before those funds are translated into U.S. dollars, it could be necessary to liquidate additional portfolio securities in order to finance the redemption.

Risks of Investment in Derivative Instruments. The International Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the International Index Equity Fund from the performance of the MSCI ACWI ex-US Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the International Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the International Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the International Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the International Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the MSCI ACWI ex-US Index or the manner in which the performance of the MSCI ACWI ex-US Index is calculated.

Portfolio Turnover. Ordinarily, the International Index Equity Fund trades securities only to reflect changes in the MSCI ACWI ex-US Index, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the Fund. The International Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the MSCI ACWI ex-US Index. The International Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the International Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the International Index Equity Fund was 12% for the twelve months ended December 31, 2010 and 147% for the period from the Fund’s inception date, March 3, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the SSgA Global Equity ex U.S. Index Non-Lending Series Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the SSgA Global Equity ex U.S. Index Non-Lending Series Fund was 4% for the fiscal year ended December 31, 2010 and 4% for the approximate six month period from the collective investment fund’s inception date to December 31, 2009.

Investment Advisor. Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the International Index Equity Fund. For its services, State Street Bank receives a fee payable from the International Index Equity Fund’s assets at an annual rate of .12% of the assets of the International Index Equity Fund. The assets of the International Index Equity Fund are invested indirectly through the SSgA Global Equity ex U.S. Index Non-Lending Series Fund, which is a collective investment fund maintained by State Street Bank. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

Transfer Restrictions. The International Index Equity Fund maintains a transfer policy that restricts an Investor’s ability to make more than one transfer into the International Index Equity Fund within any 45 calendar-day period. There is no restriction on an Investor’s ability to make transfers out of the Fund. Northern Trust Investments has adopted this policy for the International Index Equity Fund to prevent disruptions to the International Index Equity Fund that could potentially affect the investment performance of the International Index Equity Fund. For more information regarding this policy, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

“MSCI ACWI Ex-US IndexSM” is a trademark of MSCI Inc. The financial products referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial products or any index on which such financial products are based.

REAL ASSET RETURN FUND

Investment Objective. The investment objective of the Real Asset Return Fund is to provide capital appreciation in excess of inflation as measured by the All Items Less Food and Energy Consumer Price Index for All Urban Consumers for the U.S. City Average, 1982-84 = 100, which we refer to as the Core Consumer Price Index or Core CPI (which excludes food and energy). There can be no assurance that the Real Asset Return Fund will achieve its investment objective.

Strategy. The Fund invests in a diversified portfolio of primarily Treasury Inflation Protected Securities, which we refer to as U.S. TIPS, commodity futures and real estate investment trusts, which we refer to as REITs, with the objective of achieving a total return in excess of inflation as measured by the Core CPI (which excludes food and energy).

Exposure to asset classes is currently obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include the following collective investment funds maintained by State Street Bank:

•	SSgA/Tuckerman REIT Index Non-Lending Series Fund, which we refer to as the REIT NL Index Fund;

•	SSgA U.S. Inflation Protected Bond Index Non-Lending Series Fund, which we refer to as the TIPS NL Fund; and

•	SSgA Dow Jones UBS-Commodity IndexSM Non-Lending Series Fund, which we refer to as the Commodity Index NL Fund.

The REIT NL Index Fund seeks to match the returns and characteristics of the Dow Jones U.S. Select REIT Index by investing in a portfolio that holds the same securities as the Index.

The Dow Jones U.S. Select REIT IndexSM is a service mark of Dow Jones & Company, Inc. and has been licensed for use for certain purposes by SSgA. The REIT NL Index Fund is not sponsored, endorsed, sold, or promoted by Dow Jones & Company Inc. or SAM Indexes GmbH or any of their affiliates and Dow Jones makes no representation regarding the advisability of investing in the Real Asset Return Fund.

The TIPS NL Fund seeks to match the total rate of return of the Barclays Capital U.S. Treasury Inflation Protected Securities Index by investing in a portfolio of U.S. Treasury inflation protected securities. It is managed duration neutral to the Barclays Capital U.S. Treasury Inflation Protected Securities Index. Overall sector and security weightings are also managed to match the U.S. Treasury Inflation Protected Securities Index.

Barclays Capital and Barclays Bank PLC, which sponsor the Barclays U.S. TIPS Index, do not sponsor the Real Asset Return Fund, and are not affiliated in any way with the Real Asset Return Fund or with SSgA. The “Barclays U.S. TIPS Index” is a trademark of Barclays Capital, a division of Barclays Bank PLC.

The Commodity Index NL Fund seeks to match the returns and characteristics of the Dow Jones-UBS Commodity Index, which is composed of future contracts on physical commodities. The Commodity Index NL Fund provides daily, low-cost access to the returns of the commodities futures market by investing in a combination of Dow Jones-UBS Commodity futures contracts, individual commodity futures, and total return swaps.

“Dow Jones,” “UBS Commodity IndexSM” and “DJ-UBSCISM” are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by SSgA. The Commodity Index NL Fund is not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such product.

These collective investment funds, in addition to their specified investments, may also engage in transactions in derivatives, including, but not limited to, futures, swaps, options and other derivative instruments (including but not limited to equity index futures, foreign currency forwards and other similar derivatives) or other investments as State Street Bank deems appropriate under the circumstances.

Assets in the Real Asset Return Fund are currently allocated within the following ranges:

REIT NL Index Fund	10% to 40%
TIPS NL Fund	20% to 60%
Commodity Index NL Fund	10% to 40%
Cash	0% to 20%

Allocations of the funds underlying the Real Asset Return Fund are readjusted by Northern Trust Investments on a regular basis to maintain the appropriate asset mix given Northern Trust Investments’ forecasts for inflation and long-term asset class forecasts for return and risk, taking into account various macro-economic factors affecting the long-term outlook for capital markets, inflation and other factors.

Investment Guidelines and Restrictions. The Real Asset Return Fund invests in varying degrees, as described above, in U.S. TIPS, commodity futures and REITs. However, the Real Asset Return Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions.

Risk Factors. Risks of Investing in REITs. REITs in the REIT NL Index Fund tend to be medium-size and small companies. Like small-capitalization stocks in general, REIT stocks can be more volatile than—and at times will perform differently from—the large capitalization stocks such as those found in the S&P 500. In addition, because small-capitalization stocks are typically less liquid than large capitalization stocks, REIT stocks may sometimes experience greater share-price fluctuations than the stocks of larger companies. Because the REIT NL Index Fund invests in equity REITs, the Real Asset Return Fund is also subject to all the risks associated with the ownership of real estate. These risks include: declines in the value of real estate, adverse changes in the economic conditions applicable to real estate, risks related to general and local economic conditions, over-building and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants, leveraging of interests in real estate, increases in prevailing interest rates and costs resulting from clean-up of environmental problems or liability to third parties for damages arising from environmental problems. In addition, equity REITs may be affected by changes in the value of the underlying property owned by them, are dependent upon management skill, may not be diversified and can be subject to the risk of investing in a single or a limited number of projects. Such REITs also are very dependent on the availability of significant cash flow, and are subject to significant risks such as defaults by borrowers, self liquidation and the possibility of failing to qualify for special tax treatment under Subchapter M of the Internal Revenue Code and to maintain an exemption under the Investment Company Act of 1940. Finally, certain REITs may have a specific term of existence as provided in the trust document. Such REITs run the risk of terminating at an economically inopportune time.

Risks of U.S. TIPS. The Real Asset Return Fund is also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time–the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for the Real Asset Return Fund to the extent invested in U.S. TIPS, occurs when interest rates rise and inflation declines.

Risks Associated with Commodity Investments. The Real Asset Return Fund, to the extent invested in commodities, commodity futures or related instruments, are subject to special investment risks. Investments in commodity-linked derivative instruments may subject the investor to greater volatility than investments in traditional securities. The value of these instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. Commodity prices fluctuate for myriad reasons, including changes in market and economic conditions, the impact of weather on demand, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices, which may lead to a reduction in production or supply, may also negatively impact the performance of companies in natural resources industries that are solely involved in the transportation, processing, storing, distribution or marketing of commodities. Volatility of commodity prices may also make it more difficult for companies in natural resources industries to raise capital to the extent the market perceives that their performance may be directly or indirectly tied to commodity prices. In addition, the regulation of commodities is extensive and variable, and regulatory or political events could have an adverse effect on the performance of commodity-linked investments. Furthermore, the restrictions on “insider trading” have not historically been applicable to the commodities markets. Consequently, the Real Asset Return Fund may trade at a material disadvantage to other market participants with better market access or information sources. There is some uncertainty about whether the Commodity Futures Trading Commission, pursuant to authority granted by the Reform Act, will impose restrictions similar to the “insider trading” restrictions that have historically applied to the securities markets.

Counterparty Risks. Many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearing house, are not available in connection with over-the-counter, or OTC, derivatives transactions. Therefore, in those instances in which the Real Asset Return Fund enters into OTC derivatives transactions, the Fund will be subject to the risk that its direct counterparty will not perform its obligations under the transactions and that the Fund will sustain losses and be less likely to achieve its investment objective.

Risks of Investment in Derivative Instruments. The Real Asset Return Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Tracking Error Risk. Deviation of the performance of the Real Asset Return Fund from the performance of its related composite benchmark or the respective benchmarks for the underlying collective investment funds of State Street Bank in which it invests, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Real Asset Return Fund or the Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Real Asset Return Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Real Asset Return Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Real Asset Return Fund or the Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Real Asset Return Fund invests its assets, trades securities only to reflect changes in the index in which it invests, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Real Asset Return Fund was 39% for the twelve months ended December 31, 2010 and 14% for the period from the Fund’s inception date, July 7, 2009, to December 31, 2009. This turnover reflects purchases and sales by the Fund of shares of the REIT NL Index Fund, the TIPS NL Fund and the Commodity Index NL Fund, the collective investment funds through which the Fund invests, rather than the turnover of the underlying portfolio of such collective investment funds. The portfolio turnover for the REIT NL Index Fund was 18% for its fiscal year ended December 31, 2010 and 29% for its fiscal year ended December 31, 2009. The portfolio turnover for the TIPS NL Fund and the Commodity Index NL Fund was 27% and 17%, respectively, for the twelve months ended December 31, 2010 and 112% and 41%, respectively, for the twelve months ended December 31, 2009.

Investment Advisor. The Fund’s assets are allocated to one or more asset classes in percentages to be determined by Northern Trust Investments. Income and gains attributable to the assets allocated to each asset class remain allocated to that portion unless and until re-allocated, and any differences in relative investment performance of the underlying funds in which the Fund invests corresponding to each asset class can change the percentage of total assets of the Fund comprising each portion.

Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Real Asset Return Fund. The assets of the Fund are invested indirectly through the REIT NL Index Fund, the TIPS NL Fund and the Commodity Index NL Fund, all of which are collective investment funds maintained by State Street Bank. State Street Bank allocates contributions and transfers to, and withdrawals and transfers from, the Real Asset Return Fund between the underlying funds in which the Fund invests in a manner intended to achieve the targeted allocations of the Fund’s assets. State Street Bank receives a fee for its services payable from the Real Asset Return Fund’s assets at an annual rate of .078% of the assets of the Fund. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

RETIREMENT DATE FUNDS

Investment Objective. The Retirement Date Funds provide a series of diversified investment funds each of which is designed to correspond to a particular time horizon to retirement. The five Retirement Date Funds, designated as the Lifetime Income Retirement Date Fund, the 2010 Retirement Date Fund, the 2020 Retirement Date Fund, the 2030 Retirement Date Fund and the 2040 Retirement Date Fund, respectively, offer five separate “target retirement date” strategies, each with a distinct asset mix. With the exception of the Lifetime Income Retirement Date Fund, which is designed for those currently retired, each Retirement Date Fund’s asset mix will, over time, become progressively more conservative as the specified target retirement date draws nearer. The Retirement Date Funds utilize a broad range of asset classes and an quarterly rebalancing process to provide diversification of returns and risks consistent with the stated time horizon to retirement. Investment in each such asset class is obtained by investing in index strategies or other pooled strategies designed for low tracking error.

Each Retirement Date Fund has a different initial investment strategy representing different risk and reward characteristics that reflect the remaining time horizon to the most conservative investment mix. The longer the time horizon to the year in which a Retirement Date Fund will reach its most conservative investment mix, the greater is the Retirement Date Fund’s initial risk and potential reward profile. As now constituted, each Retirement Date Fund will reach its most conservative investment mix five years after the target retirement date. The target retirement date for each Retirement Date Fund, other than the Lifetime Income Retirement Date Fund, is the year specified in the Retirement Date Fund’s name.

The Lifetime Income Retirement Date Fund seeks to avoid significant loss of principal for investors who have reached or are beyond their retirement date and is comprised primarily of bonds and shorter-term high-quality debt instruments to provide stability and income (although such Fund also has a target equity exposure of 30%). The 2010 Retirement Date Fund currently seeks to provide a blend of capital appreciation and stability of principal for participants planning to retire in or around the year 2010. The 2020 Retirement Date Fund currently seeks to provide long-term capital appreciation and more limited stability of principal for participants planning to retire in or around the year 2020. The 2030 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2030 and is comprised mainly of stocks with higher growth potential. The 2040 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2040 and is comprised mainly of stocks with significant growth potential. There can be no assurance that any Retirement Date Fund will achieve its investment objective.

Effective December 31, 2009, the Retirement Date Funds implemented certain changes, including (i) incorporating a wider range of asset classes and (ii) adjusting the weightings of exposures to asset classes at various time horizons to most conservative investment mix. In addition, effective March 31, 2011, the market capitalization exposure within the international equity allocation will be broadened to include exposure to small- to mid-capitalization companies. This does not change the Retirement Date Funds’ overall allocation to international equity.

Strategy. The Retirement Date Funds generally seek to replicate the total return of respective composite benchmarks, in percentages determined from time to time with respect to each Retirement Date Fund. Effective from and after March 2011, the composite benchmarks for the Retirement Date Funds have included some or all of the Barclays Capital U.S. Long Government Bond Index, the Barclays Capital U.S. Aggregate Bond Index, the Barclays Capital U.S. High Yield Very Liquid Index, the Barclays Capital 1-3 Year Government/Credit Index, the Barclays Capital U.S. Treasury Inflation Protected Securities, which we refer to as U.S. TIPS, Index, the S&P 500, the MSCI ACWI ex-US IMI Index, the S&P MidCap 400, the Russell 2000 Index and the FTSE EPRA/NAREIT Global Developed Liquid Index and are weighted based on each Fund’s respective target allocations to the asset classes to which such benchmarks relate. The Retirement Date Funds also seek to maintain a level of volatility (measured as standard deviation of returns) that approximates that of their respective composite benchmarks.

Exposure to equity, fixed-income and other asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include, in varying allocations for the respective Retirement Date Funds, some or all of the following collective investment funds maintained by State Street Bank:

•	SSgA U.S. Long Government/Bond Index Non-Lending Series Fund, which we refer to as the Long Government Bond Fund;

•	SSgA U.S. Bond Index Non-Lending Series Fund, which we refer to as the Bond Market Index Fund;

•	SSgA U.S. High Yield Bond Index Non-Lending Series Fund, which we refer to as the High Yield Bond Fund;

•	SSgA U.S. Short-Term Government/Credit Bond Index Non-Lending Series Fund, which we refer to as the Short Government/Credit Bond Fund;

•	SSgA U.S. Inflation Protected Bond Index Non-Lending Series Fund, which we refer to as the TIPS Fund;

•	SSgA S&P 500® Non-Lending Series Fund, which we refer to as the S&P 500 Index Fund;

•	SSgA Global All Cap Equity Ex-U.S. Index Non-Lending Series Fund, which we refer to as the MSCI ACWI ex-US IMI Index Fund;

•	SSgA S&P MidCap® Index Non-Lending Series Fund, which we refer to as the S&P MidCap Index Fund;

•	SSgA Russell Small Cap® Index Non-Lending Series Fund, which we refer to as the Russell 2000 Index Fund; and

•	SSgA/Tuckerman Global Real Estate Securities Index Non-Lending Series Fund, which we refer to as the Real Estate Fund.

The Long Government Bond Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance record of the Barclays Capital U.S. Long Government Bond Index over the long term. The Barclays Capital U.S. Long Government Bond Index consists of U.S. Treasury and U.S. agency securities with maturities greater than ten years. The fund may invest in the securities comprising the Index in the same proportions as they are represented in the Index. However, due to the large number of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the fund to purchase some of the securities included in the Index. In such cases, the fund will select alternative securities that are believed to track the characteristics of the Index.

The Bond Market Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance record of the Barclays Capital U.S. Aggregate Bond Index over the long term. The Barclays Capital U.S. Aggregate Bond Index is representative of well-diversified exposure to the overall U.S. bond market, with exposure to U.S. Government Obligations and U.S. dollar-denominated corporate debt securities, mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. The fund may invest in the securities comprising the Index in the same proportions as they are represented in the Index. However, due to the large number of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the fund to purchase some of the securities comprising the Index. In such cases, the fund will select alternative securities that are believed to track the characteristics of the Index.

The High Yield Bond Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance record of the Barclays Capital US High Yield Very Liquid Index over the long term. The Barclays Capital US High Yield Very Liquid Index includes U.S. dollar denominated, non-investment grade, fixed-rate, taxable corporate bonds that have a remaining maturity of at least one year, are rated high-yield (Ba1/BB+/BB+ or below) using the middle rating of Moody’s, S&P, and Fitch, respectively, and have $600 million or more of outstanding face value. The fund may invest in the securities comprising the Index in the same proportions as they are represented in the Index. However, due to the diverse composition of securities in the Index and the fact that many securities comprising the Index may be unavailable for purchase, it may not be possible for the fund to purchase some of the securities comprising the Index. In such cases, the fund will select alternative securities comprising a portfolio that is expected to provide a return comparable to that of the Index.

The Short Government/Credit Bond Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Barclays Capital U.S. 1-3 Year Government/Credit Bond Index over the long term. The Barclays Capital U.S. 1-3 Year Government/Credit Bond Index includes U.S. Treasury securities, U.S. agency securities, publicly issued U.S. corporate and foreign debentures and secured notes that meet specified maturity, liquidity, and quality requirements. The fund may invest in the securities comprising the Index in the same proportions as they are represented in the Index. However, due to the large number of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the fund to purchase some of the securities included in the Index. In such cases, the fund will select alternative securities that are believed to track the characteristics of the Index.

The TIPS Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance record of the Barclays Capital U.S. TIPS Index over the long term. The Barclays Capital U.S. TIPS Index invests in U.S. Treasury inflation protected securities. The coupon payments and underlying principal are automatically increased to compensate for inflation as measured by the consumer price index. The maturities of the bonds in the Index are more than one year. The fund may invest in the securities included the Index in the same proportions as they are represented in the Index. However, it may not be possible for the fund to purchase some of the securities included in the Index. In such cases, the fund will select alternative securities that are believed to track the characteristics of the Index.

The S&P 500 Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance record of the S&P 500 over the long term. The S&P 500 represents approximately 75% of the U.S. equity market based on the market capitalization of the companies in the S&P 500. As of February 28, 2011, the largest company in the S&P 500 had a market capitalization of approximately $431.29 billion and the smallest such company had a market capitalization of approximately $1.68 billion. The S&P 500 is reconstituted on a periodic basis by the sponsor of the Index. The Fund will typically invest in the securities included in the Index in the same proportions as they are represented in the Index.

The MSCI ACWI ex-US IMI Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-US IMI Index over the long term. The MSCI ACWI ex-US IMI Index consists of approximately 6,500 securities in 44 markets, with securities of emerging markets representing approximately 24% of the Index. The MSCI ACWI ex-US IMI Index is reconstituted on a periodic basis by the sponsor of the Index. The fund will typically invest in the securities comprising the Index in the same proportions as they are represented in the Index.

The S&P MidCap Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P MidCap 400 over the long term. The S&P MidCap 400 includes 400 companies and as of December 31, 2010, represented approximately 7% of the U.S. equity market based on the market capitalization of the companies in the S&P MidCap 400. As of December 31, 2010, the largest company in the S&P MidCap 400 had a market capitalization of approximately $9.23 billion and the smallest such company had a market capitalization of approximately $460 million. The S&P MidCap 400 is reconstituted on a periodic basis by the sponsor of the Index. The fund will typically invest in the securities included in the Index in the same proportions as they are represented in the Index.

The Russell 2000 Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 2000 Index over the long term. The Russell 2000 Index is comprised of the approximately 2,000 companies in the Russell 3000 Index with the smallest market capitalization and represents approximately 10% of the Russell 3000 Index total market capitalization. The Russell 2000 Index is reconstituted on a periodic basis by the sponsor of the Index. The Russell 2000 Index returns assume reinvestment of all dividends. The fund seeks to invest in the securities included the Index in the same proportions as they are represented in the Index.

The Real Estate Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the FTSE EPRA/NAREIT Developed Liquid Index over the long term, while providing participants the ability to purchase and redeem units on an “as of” basis. The FTSE EPRA/NAREIT Developed Liquid Index is designed to track the performance of listed real estate companies and REITS worldwide. The index constituents are free-float adjusted, liquidity, size, and revenue screened. Real estate companies must have derived, in the previous full financial year, at least 75% of their total EBITDA from relevant real estate activities.

These collective investment funds, in addition to their specified equity, fixed-income and/or other investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

The Lifetime Income Retirement Date Fund invests in a combination of fixed-income securities, U.S. stocks, non-U.S. stocks and global real estate securities, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Lifetime Income Retirement Date Fund is the most conservative strategy among the Retirement Date Funds. The Lifetime Income Retirement Date Fund is designed for investors who are past retirement age or otherwise are past initial withdrawal of substantial portions of their investments.

Assets of the Lifetime Income Retirement Date Fund are allocated as follows:

Fixed-Income		65.0%
Long Government Bond Fund	0.0%
Bond Market Index Fund	20.0
High Yield Bond Fund	5.0
Short Government/Credit Bond Fund	20.0
TIPS Fund	20.0

Equity		30.0%
S&P 500 Index Fund	21.8%
MSCI ACWI ex-US IMI Index Fund	4.0
S&P MidCap Index Fund	2.5
Russell 2000 Index Fund	1.7

Other		5.0%
Real Estate Fund	5.0%

The 2010 Retirement Date Fund currently invests in a combination of fixed-income securities, U.S. stocks, non-U.S. stocks and global real estate securities, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as quarterly, the 2010 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2015, the year that is five years after the 2010 target retirement date. Over time, the equity allocations decrease and the fixed-income allocations increase. By the year 2015, the 2010 Retirement Date Fund is currently expected to (and is expected to remain) invested in its most conservative mix of fixed-income, equity and real estate securities, comparable to that of the Lifetime Income Retirement Date Fund.

Assets of the 2010 Retirement Date Fund are allocated in 2011 as follows:

Fixed-Income		55.0%
Long Government Bond Fund	12.5%
Bond Market Index Fund	17.5
High Yield Bond Fund	5.0
Short Government/Credit Bond Fund	5.0
TIPS Fund	15.0

Equity		40.0%
S&P 500 Index Fund	27.8%
MSCI ACWI ex-US IMI Index Fund	7.0
S&P MidCap Index Fund	3.1
Russell 2000 Index Fund	2.1

Other		5.0%
Real Estate Fund	5.0%

The 2020 Retirement Date Fund currently invests in a combination of U.S. stocks, non-U.S. stocks and fixed-income securities, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as quarterly, the 2020 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2025, the year that is five years after the 2020 target retirement date. Over time, the equity allocations decrease and the fixed-income and real estate securities allocations increase. By the year 2025, the 2020 Retirement Date Fund is currently expected to (and is expected to remain) invested in its most conservative mix of fixed-income, equity and real estate securities, comparable to that of the Lifetime Income Retirement Date Fund.

Assets of the 2020 Retirement Date Fund are allocated in 2011 as follows:

Fixed-Income		32.0%
Long Government Bond Fund	20.0%
Bond Market Index Fund	4.0
High Yield Bond Fund	4.0
Short Government/Credit Bond Fund	0.0
TIPS Fund	4.0

Equity		67.5%
S&P 500 Index Fund	40.6%
MSCI ACWI ex-US IMI Index Fund	16.0
S&P MidCap Index Fund	6.3
Russell 2000 Index Fund	4.6

Other		0.5%
Real Estate Fund	0.5%

The 2030 Retirement Date Fund currently invests in a combination of U.S. stocks, non-U.S. stocks and fixed-income securities, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as quarterly, the 2030 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2035, the year that is five years after the 2030 target retirement date. Over time, the equity allocations decrease and the fixed-income and real estate securities allocations increase. By the year 2035, the 2030 Retirement Date Fund is currently expected to (and is expected to remain) invested in its most conservative mix of fixed-income, equity and real estate securities, comparable to that of the Lifetime Income Retirement Date Fund.

Assets of the 2030 Retirement Date Fund are allocated in 2011 as follows:

Fixed-Income		18.0%
Long Government Bond Fund	18.0%
Bond Market Index Fund	0.0
High Yield Bond Fund	0.0
Short Government/Credit Bond Fund	0.0
TIPS Fund	0.0

Equity		82.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US IMI Index Fund	21.0
S&P MidCap Index Fund	8.0
Russell 2000 Index Fund	8.0

Other		0.0%
Real Estate Fund	0.0%

The 2040 Retirement Date Fund currently invests in a combination of U.S. stocks, non-U.S. stocks and fixed-income securities, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as quarterly, the 2040 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2045, the year that is five years after the 2040 target retirement date. Over time, the equity allocations decrease and the fixed-income and real estate securities allocations increase. By the year 2045, the 2040 Retirement Date Fund is currently expected to (and is expected to remain) invested in its most conservative mix of fixed-income, equity and real estate securities, comparable to that of the Lifetime Income Retirement Date Fund.

Assets of the 2040 Retirement Date Fund are allocated in 2011 as follows:

Fixed-Income		10.0%
Long Government Bond Fund	10.0%
Bond Market Index Fund	0.0
High Yield Bond Fund	0.0
Short Government/Credit Bond Fund	0.0
TIPS Fund	0.0

Equity		90.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US IMI Index Fund	25.0
S&P MidCap Index Fund	10.0
Russell 2000 Index Fund	10.0

Other		0.0%
Real Estate Fund	0.0%

Allocations of the funds underlying the Retirement Date Funds are readjusted by State Street Bank on a quarterly basis to maintain the desired percentage allocations.

Each of the Retirement Date Funds is designed to minimize volatility for a given level of expected return. The mix of asset classes is evaluated based on long-term asset class forecasts for return and risk, as determined by State Street Bank, and takes into account various macro-economic factors affecting the long-term outlook for the capital markets. While each portfolio’s asset allocation generally changes according to a predetermined schedule, State Street Bank will periodically re-evaluate this schedule to assess whether it remains consistent with the portfolio’s objective given any secular changes to the capital market environment.

Investment Guidelines and Restrictions. The Retirement Date Funds invest in varying degrees, as described above, in U.S. stocks, non-U.S. stocks, fixed-income securities and global real estate securities . However, each Retirement Date Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions. State Street Bank will not cause any collective investment fund underlying the Retirement Date Fund to make an investment if that investment would cause that Retirement Date Fund to purchase warrants or make any other investment that is inconsistent with the investment prohibitions applicable to the Funds described under “Information with Respect to the Funds—Investment Prohibitions,” except that the prohibition with respect to short sales will not apply to the Retirement Date Funds to the extent that they may hold short positions in debt securities to reduce exposure to interest rate movements. The Retirement Date Funds will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Retirement Date Funds are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. In addition, investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For risk factors associated with investing in these securities, see “International Index Equity Fund—Risk Factors” and “Small Cap Index Equity Fund—Risk Factors.” The Unit prices of the Retirement Date Funds to the extent so invested in the equity markets will fluctuate, and the holders of Units in the Retirement Date Funds should be able to tolerate changes, sometimes sudden or substantial, in the value of their investment.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Retirement Date Funds, to the extent invested in longer-term fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Retirement Date Funds. A change in the level of interest rates will tend to cause the net asset value per Unit of the Retirement Date Fund to change. If such interest rate changes are sustained over time, the yield of the Retirement Date Funds will fluctuate accordingly.

Risks of U.S. TIPS. The Retirement Date Funds are also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time—the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for Retirement Date Funds investing in U.S. TIPS occurs when interest rates rise and inflation declines.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Retirement Date Funds invest in securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risks of Investment in Derivative Instruments. The Retirement Date Funds are subject to the risks associated with the use of derivatives to the extent the respective Funds are permitted to use them. See “Derivative Instruments.”

Risks of Emerging Markets Equity Investing. To the extent invested in emerging markets equity securities, the Retirement Date Funds will be subject to the special risks associated with investing in these securities. See “International Index Equity Fund—Risk Factors.”

Tracking Error Risk. Deviation of the performance of a Retirement Date Fund from the performance of its related composite benchmark, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Retirement Date Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Retirement Date Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Risks of Investing in REITs. To the extent invested in REITs, the Retirement Date Funds will be subject to the risks associated with investing in those securities. See “Real Asset Return Fund—Risk Factors—Risks of Investing in REITs.”

Risks of Investing in High Yield Bonds. To the extent invested in high yield bonds, the Retirement Date Funds will be subject to the risks associated with investing in those securities, including default risk, interest rate risk and liquidity risk. High yield bonds are fixed-income securities that are classified by statistical rating organizations as below investment grade at the time of purchase. The risk that an issuer will be unable to pay interest or principal when due, known as default risk, is greater for a high yield bond than for an investment grade bond. Default risk is also generally higher in periods of economic downturn. A default of an issuer on its obligations or the perceived deterioration of the ability of an issuer to meet its obligations will likely have an adverse effect on the value of that issuer’s bonds. In addition, high yield bonds are subject to interest rate risk, or the risk that prevailing interest rates will increase during the term of the bond. Interest rate risk is greater for bonds with longer durations. If prevailing interest rates rise during the term of the bond, the market value of the bond generally will fall. A change in the level of interest rates will tend to cause an inverse change in the net asset value per Unit of the Fund. Also, high yield bonds have a greater liquidity risk than investment grade bonds. When a bond experiences a decrease in liquidity, for example because the bond is in default, the Fund may have to accept a lower price for the bond or may not be able to sell the bond at all. An inability to sell a bond can adversely affect the net asset value per Unit of the Fund or prevent the Fund from being able to take advantage of other investment opportunities.

Risks of Investing in Short- to Intermediate-Term Bonds. To the extent invested in short- to intermediate term bonds, the Retirement Date Funds will be subject to the risks associated with investing in those securities, including interest rate risk. Over time, interest rates on bonds change. If prevailing interest rates rise, the market value of bonds generally will fall. The risk that prevailing interest rates will increase during the term of the bond, known as interest rate risk, is greater for bonds with longer durations. A change in the level of interest rates will tend to cause an inverse change in the net asset value per Unit of the Fund.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Liquidity and Transfers. Transfers to or withdrawals from any of the Retirement Date Funds may be made on any Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Retirement Date Funds invest a substantial portion of their assets, will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Retirement Date Funds for the twelve months ended December 31, 2010 was 91% for the Lifetime Income Retirement Date Fund, 96% for the 2010 Retirement Date Fund, 86% for the 2020

Retirement Date Fund, 79% for the 2030 Retirement Date Fund and 81% for the 2040 Retirement Date Fund. Portfolio turnover of the Retirement Date Funds for the twelve months ended December 31, 2009 was 54% for the Lifetime Income Retirement Date Fund, 56% for the 2010 Retirement Date Fund, 51% for the 2020 Retirement Date Fund, 48% for the 2030 Retirement Date Fund and 50% for the 2040 Retirement Date Fund.

With respect to each Retirement Date Fund, portfolio turnover reflects purchases and sales by such Retirement Date Fund of shares of the State Street Bank collective investment funds through which such Retirement Date Fund invests, rather than the portfolio turnover of the underlying portfolios of such collective investment funds.

Investment Advisor. Northern Trust Investments has retained State Street Bank as Investment Advisor with respect to the Retirement Date Funds. State Street Bank provides advice to Northern Trust Investments as to the allocation of each Retirement Date Fund’s assets among one or more asset classes. Income and gains attributable to the assets allocated to each asset class remain allocated to that portion unless and until re-allocated, and any differences in relative investment performance of the underlying funds in which each respective Retirement Date Fund invests corresponding to each asset class can change the percentage of total assets of the Fund comprising each portion.

The assets of the respective Retirement Date Funds are invested in the following collective investment funds maintained by State Street Bank:

Retirement Date Fund	Collective Investment Fund
Lifetime Income Retirement Date Fund	SSgA Target Retirement Income Non-Lending Series Fund
2010 Retirement Date Fund	SSgA Target Retirement 2010 Non-Lending Series Fund
2020 Retirement Date Fund	SSgA Target Retirement 2020 Non-Lending Series Fund
2030 Retirement Date Fund	SSgA Target Retirement 2030 Non-Lending Series Fund
2040 Retirement Date Fund	SSgA Target Retirement 2040 Non-Lending Series Fund

State Street Bank allocates contributions and transfers to, and withdrawals and transfers from, each Retirement Date Fund between the underlying funds in which each such Fund invests in a manner intended to achieve the targeted allocation of such Fund’s assets. State Street Bank receives a fee for its services payable from each Retirement Date Fund’s assets at an annual rate of 0.10% of the assets of such Retirement Date Fund. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Retirement Date Funds or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

TARGET RISK FUNDS

Investment Objective. The Target Risk Funds provide a series of diversified investment funds each of which is designed to correspond to a particular investment risk level. The three Target Risk Funds, designated as the Conservative Risk Fund, the Moderate Risk Fund and the Aggressive Risk Fund offer three separate strategies, each with a distinct asset mix. The risk profile of each Fund will not automatically readjust over time. The asset mix may change based on changing market conditions as determined by Northern Trust Investments. The Target Risk Funds utilize a broad range of asset classes and a quarterly rebalancing process to provide diversification of returns and risks consistent with the Fund’s risk profile. Investment in each such asset class is obtained by investing in index strategies or other pooled strategies designed for low tracking error. Each Target Risk Fund has a different investment strategy representing different risk and reward characteristics.

The Conservative Risk Fund seeks to avoid significant loss of principal and is comprised primarily of bonds and shorter-term high-quality debt instruments to provide stability and income (although such Fund also has a target equity exposure of 26%). The Moderate Risk Fund seeks to provide long-term capital appreciation and current income. The Aggressive Risk Fund seeks to provide long-term capital appreciation for participants and is comprised mainly of stocks with maximum growth potential. There can be no assurance that any Target Risk Fund will achieve its investment objective.

Strategy. The Target Risk Funds generally seek to replicate the total return of respective composite benchmarks, in percentages determined from time to time by Northern Trust Investments. The composite benchmarks for the Target Risk Funds include some or all of the Russell 3000 Index, the Morgan Stanley Capital International, which we refer to as MSCI, EAFE Index, the MSCI ACWI Ex-US Index, the Dow Jones U.S. Select REIT Index, the Barclays Capital U.S. Aggregate Bond Index, the Barclays Capital U.S. Treasury Inflation Protected Securities, which we refer to as U.S. TIPS Index, the Citigroup 3-Month T-Bill Index and the Dow Jones-UBS Commodity Index and are weighted based on each Fund’s respective target allocations to the asset classes to which such benchmarks relate. The Target Risk Funds also seek to maintain a level of volatility (measured as standard deviation of returns) that approximates that of their respective composite benchmarks.

Exposure to equity, fixed-income and other asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank or an affiliate of Northern Trust Investments. These funds include, in the case of some or all of the Target Risk Funds and in varying allocations, the following collective investment funds:

•	SSgA Russell All Cap Index Non-Lending Series Fund, which we refer to as the Russell 3000 Index NL Fund;

•	SSgA International Index Non-Lending Series Fund, which we refer to as the Daily EAFE NL Fund;

•	SSgA Global Equity ex U.S. Index Non-Lending Series Fund, which we refer to as the MSCI ACWI ex-US Index NL Fund;

•	SSgA/Tuckerman REIT Index Non-Lending Series Fund, which we refer to as the REIT NL Index Fund;

•	SSgA U.S. Bond Index Non-Lending Series Fund, which we refer to as the Bond Market Index NL Fund;

•	SSgA U.S. Inflation Protected Bond Index Non-Lending Series Fund, which we refer to as the TIPS NL Fund;

•	NTGI Collective Short Term Investment Fund, which we refer to as the Short-Term Fund; and

•	SSgA Dow Jones UBS-Commodity IndexSM Non-Lending Series Fund, which we refer to as Commodity Index NL Fund.

These collective investment funds, in addition to their specified equity, fixed-income and/or cash-equivalent investments, may also engage in transactions in derivatives, including, but not limited to, financial futures

(including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

The Conservative Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Conservative Risk Fund is the most conservative strategy among the Target Risk Funds. The Conservative Risk Fund is designed for investors who prefer lower volatility of returns and higher expected income. Assets in the Conservative Risk Fund are currently targeted to be allocated as follows:

Equity		26.0%
Russell 3000 Index NL Fund	12.5%
Daily EAFE NL Fund	8.5
REIT NL Index Fund	5.0

Fixed-Income		74.0%
Bond Market Index NL Fund	57.0%
TIPS NL Fund	12.0
Short-Term Fund	5.0

The Moderate Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds, commodities and cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Moderate Risk Fund is designed for investors who seek a combination of capital appreciation and income. This Fund is expected to have higher volatility of returns than the Conservative Risk Fund but less than the Aggressive Risk Fund. Assets in the Moderate Risk Fund are currently targeted to be allocated as follows:

Equity		54.8%
Russell 3000 Index NL Fund	29.6%
MSCI ACWI ex-US Index NL Fund	20.2
REIT NL Index Fund	5.0

Fixed-Income		43.0%
Bond Market Index NL Fund	34.2%
TIPS NL Fund	6.5
Short-Term Fund	2.3

Other		2.2%
Commodity Index NL Fund	2.2%

The Aggressive Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds, commodities and cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Aggressive Risk Fund is designed for investors want to maximize growth and capital appreciation. This Fund is expected to the highest volatility of returns among the Target Risk Funds. Assets in the Aggressive Risk Fund are currently targeted to be allocated as follows:

Equity		79.0%
Russell 3000 Index NL Fund	44.0%
MSCI ACWI ex-US Index NL Fund	30.0
REIT NL Index Fund	5.0

Fixed-Income		17.0%
Bond Market Index NL Fund	15.0%
TIPS NL Fund	2.0

Other		4.0%
Commodity Index NL Fund	4.0%

Allocations of the funds underlying the Target Risk Funds are readjusted on a quarterly basis to maintain the desired percentage allocations.

Each of the Target Risk Funds is designed to minimize volatility for a given level of expected return. The mix of asset classes is evaluated based on long-term asset class forecasts for return and risk, as determined by Northern Trust Investments, and takes into account various macro-economic factors affecting the long-term outlook for the capital markets. While each portfolio’s asset allocation remains generally consistent, Northern Trust Investments will periodically re-evaluate this allocation to assess whether it remains consistent with the portfolio’s objective given any secular changes to the capital market environment.

Investment Guidelines and Restrictions. The Target Risk Funds invest in varying degrees, as described above, in U.S. stocks and non-U.S. stocks (including those of REITs), bonds and commodity investments. However, each Target Risk Fund may invest temporarily and without limitation for defensive purposes in short-term fixed-income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions. State Street Bank will not cause any collective investment fund underlying a Target Risk Fund to make an investment if that investment would cause that Target Risk Fund to purchase warrants or make any other investment that is inconsistent with the investment prohibitions applicable to the Funds described under “Information with Respect to the Funds—Investment Prohibitions,” The Target Risk Funds will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Target Risk Funds are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. In addition, investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For risk factors associated with investing in these securities, see “International Index Equity Fund—Risk Factors,” and “Small Cap Index Equity Fund—Risk Factors.” The Unit prices of the Target Risk Funds to the extent invested in the equity markets will fluctuate, and the holders of Units in the Target Risk Funds should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Target Risk Funds, to the extent invested in longer-term fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Target Risk Funds. A change in the level of interest rates will tend to cause the net asset value per Unit of the Target Risk Funds to change. If such interest rate changes are sustained over time, the yield of the Target Risk Funds will fluctuate accordingly.

Risks of U.S. TIPS. The Target Risk Funds are also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time—the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for Target Risk Funds investing in U.S. TIPS occurs when interest rates rise and inflation declines.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Target Risk Funds invest in securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risks of Investment in Derivative Instruments. The Target Risk Funds are subject to the risks associated with the use of derivatives to the extent the respective Funds are permitted to use them. See “Derivative Instruments.”

Risks of Emerging Markets Equity Investing. To the extent invested in emerging markets equity securities, the Target Risk Funds will be subject to the special risks associated with investing in these securities. See “International Index Equity Fund—Risk Factors—Investing in International Stocks.”

Risk of Investing in REITs. To the extent invested in REITs, the Target Risk Funds will be subject to the risks associated with investing in these securities. See “Real Asset Return Fund—Risk Factors—Risks of Investing in REITs.”

Risks Associated with Commodity Investments. To the extent invested in commodities, commodity futures or related instruments, the Target Risk Funds will be subject to the special risks associated with these investments. See “Real Asset Return Fund—Risk Factors—Risks Associated with Commodity Investments.”

Tracking Error Risk. Deviation of the performance of a Target Risk Fund from the performance of its related composite benchmark, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Target Risk Fund or the Target Risk Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Target Risk Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Target Risk Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Target Risk Fund or the Target Risk Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in short-term debt or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Valuation of Units. The Unit value for each Target Risk Fund is the value of all assets of the Target Risk Fund, less all liabilities of the Target Risk Fund, divided by the number of outstanding Units of the Target Risk Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Target Risk Fund. Unit values for the Target Risk Funds as of the close of business on the previous Business Day are available at (800) 348-2272 and www.abaretirement.com.

Liquidity and Transfers. Transfers to or withdrawals from any of the Target Risk Funds may be made on any Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Target Risk Funds invest a substantial portion of their assets, will sell securities only to reflect changes in the index in which it invests, to reinvest proceeds from corporate actions, dividends and interest payments or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Target Risk Funds for the twelve months ended December 31, 2010 was 35% for the Conservative Risk Fund, 22% for the Moderate Risk Fund and 29% for the Aggressive Risk Fund. Portfolio turnover of the Target Risk Funds from the date of their inception, July 7, 2009, to December 31, 2009 was 5% for the Conservative Risk Fund, 7% for the Moderate Risk Fund and 9% for the Aggressive Risk Fund. With respect to each Target Risk Fund, the portfolio turnover reflects purchases and sales by such Target Risk Fund of shares of the State Street Bank collective investment funds through which such Target Risk Fund invests, rather than the portfolio turnover of the underlying portfolios of such collective investment funds.

Investment Advisor. Each Target Risk Fund’s assets are allocated to one or more asset classes in percentages to be determined by Northern Trust Investments. Income and gains attributable to the assets allocated to each asset class remain allocated to that portion unless and until re-allocated, and any differences in relative investment performance of the underlying funds in which each respective Target Risk Fund invests corresponding to each asset class can change the percentage of total assets of the Fund comprising each portion.

Northern Trust Investments has retained State Street Bank to serve as Investment Advisor with respect to the Target Risk Funds. The assets of each of the Target Risk Funds are invested in some or all of the SSgA Russell All Cap Index Non-Lending Series Fund, the SSgA International Index Non-Lending Series Fund, the SSgA Global Equity ex U.S. Index Non-Lending Series Fund, the SSgA/Tuckerman REIT Index Non-Lending Series Fund, the SSgA U.S. Bond Index Non-Lending Series Fund, the SSgA U.S. Inflation Protected Bond Index Non-Lending Series Fund and the SSgA Dow Jones UBS Commodity IndexSM Non-Lending Series Fund, all of which are collective investment funds maintained by State Street Bank. Contributions and transfers to, and withdrawals and transfers from, each Target Risk Fund are allocated between the underlying funds in which each such Fund invests in a manner intended to achieve the targeted allocation of such Fund’s assets. State Street Bank receives a fee for its services at the annual rates of .042%, .055% and .063% of the target asset allocations of the Conservative Risk Fund, Moderate Risk Fund and Aggressive Risk Fund, respectively. Northern Trust Investments may, in the future and at its discretion, employ other investment advisors to provide investment advice with respect to the Target Risk Funds or portions thereof.

State Street Bank is a Massachusetts chartered trust company and a wholly-owned subsidiary of State Street Corporation. SSgA is the investment management division of State Street Bank. As of December 31, 2010, State Street Bank had a total risk-based capital ratio of 19.9%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Bank’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, State Street Bank and its affiliates on a consolidated basis had approximately $20.7 trillion of assets under custody and administration and had approximately $2.0 trillion of assets under management. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

BALANCED FUND

Current Status. Certain assets contributed to the Program are held in the Balanced Fund. Northern Trust Investments is responsible for the investment of such assets, and ING Services maintains the recordkeeping with respect to the Balanced Fund and provides notices to Investors when appropriate. See “Contributions and Investment Selection—Contributions.” However, the Collective Trust no longer offers Units in the Balanced Fund. Additional information relating to assets held in the Balanced Fund may be obtained by writing or calling the Program. See “Contributions and Investment Selection—Additional Information.”

The assets under the Program invested in the Balanced Fund will remain so invested until they are transferred to another investment option available under the Program. Certain risk relating to securities lending may apply to investment in the Balanced Fund. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.” No transfers or contributions to the Balanced Fund are permitted.

Upon the termination of the Balanced Fund, which is expected to occur sometime in 2011, Northern Trust Investments will transfer all the assets invested in the Balanced Fund in accordance with directions received from Investors with investments then invested in the Fund. Any assets not subject to a valid direction to be transferred to another investment option and hence remaining in the Balanced Fund as of its termination are expected to be transferred to the Moderate Risk Fund.

Because Units in the Balanced Fund are no longer offered as an investment option, the following information is provided in this prospectus for informational purposes only:

Investment Objective. The investment objective of the Balanced Fund is to achieve both current income and long-term capital appreciation. There can be no assurance that the Balanced Fund will achieve its investment objective.

Strategy. The Balanced Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to an appropriate combination of broad measures of the domestic stock and bond markets. The Balanced Fund invests in publicly traded common stocks, other equity-type securities, medium- to long-term debt securities with varying maturities (including bonds, notes, debentures, equipment trust certificates, asset-backed securities and mortgage-related securities) and money market instruments. The Balanced Fund normally maintains at least 40%, but not more than 70%, of its total assets in common stocks and other equity-type instruments, including convertible securities, and at least 30%, but not more than 60%, of its total assets in nonconvertible debt securities and money market instruments. The Balanced Fund varies the portion of its assets invested in equity securities, debt securities and money market instruments to achieve the Balanced Fund’s investment objective based upon economic conditions, the general level of common stock prices, interest rates and other relevant considerations, including the risks associated with each investment medium.

Investment Guidelines and Restrictions. The Balanced Fund invests in equity securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Balanced Fund may invest in foreign securities directly or through ADRs or European Depositary Receipts. The Balanced Fund also invests in high quality short-term instruments. The Balanced Fund may enter into “to be announced”, which we refer to as TBA, commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time.

For temporary defensive purposes, the Balanced Fund may invest without limitation in U.S. Government Obligations, commercial paper and other short-term instruments of the types purchased by the Stable Asset Return Fund. The Balanced Fund would invoke this right only in extraordinary circumstances, such as war, the closing of bond or equity markets, an extreme financial calamity or the threat of any such event. If the Balanced Fund invokes this right, the Balanced Fund may be less likely to achieve its investment objective.

Northern Trust Investments directs the allocation of the Balanced Fund’s assets between debt and equity securities consistent with the Balanced Fund’s strategy. It obtains investment advice from separate advisors for the equity portion of the Balanced Fund and for the debt portion of the Balanced Fund. Under normal circumstances, approximately 40% of the Balanced Fund’s assets are expected to be allocated to debt securities and approximately 60% are expected to be allocated to equity securities. Contributions and transfers to, and withdrawals and transfers from, the Balanced Fund are allocated so that the percentage of debt and equity securities will be as close to approximately 40% and 60%, respectively, as may be practical, taking into account the level of contributions, transfers and withdrawals and the Balanced Fund’s percentage of debt and equity securities at the time of each contribution, transfer or withdrawal. Income and gains attributable to the assets allocated to each portion remain allocated to that portion, and could change the percentage of total assets of the Balanced Fund which are allocated to, respectively, equity and debt securities. Northern Trust Investments may also, in its discretion, re-allocate assets in the Balanced Fund among equity and debt securities in order to avoid excessive deviation from the targeted allocation.

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Balanced Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Balanced Fund will fluctuate, and the holders of Units in the Balanced Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment.

Interest Rate Risk Applicable to Investments in Fixed-Income Securities. The Balanced Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Balanced Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Balanced Fund to change. If such interest rate changes are sustained over time, the yield of the Balanced Fund will fluctuate accordingly.

Credit Risk Applicable to Investments in Fixed-Income Securities. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

TBA Commitments. The Balanced Fund may enter into TBA commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is the subject of TBA commitments has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Balanced Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, and such risk is in addition to the risk of decline in the value of the Balanced Fund’s other assets. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Balanced Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Balanced Fund may dispose of a commitment prior to settlement if the Balanced Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Balanced Fund may take delivery of the securities or defer the delivery to the next month. The Balanced Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors—‘When-Issued’ Securities.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Balanced Fund to a lower rate of return upon reinvestment of principal.

Risks of Foreign Investing. Investments by the Balanced Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Emerging Markets Investing. Political and economic structures in many emerging markets countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets. As a result, the risks of investing in the securities of foreign companies generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Balanced Fund’s investments in securities of companies located in such countries illiquid and more volatile than investments in more developed countries, and the Balanced Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to companies located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such companies. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Securities Lending Undertaken by the Balanced Fund. The Balanced Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Balanced Fund is subject to the risks associated with the use of derivatives and mortgage-backed securities to the extent the Balanced Fund is permitted to use them. See “Derivative Instruments.”

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to the Stable Asset Return Fund. See “Stable Asset Return Fund—Risk Factors—Credit Risk.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Balanced Fund, such as brokerage commissions, increase, which may adversely affect the Balanced Fund’s performance. Portfolio turnover depends on the types and proportions of the Balanced Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover was 5% for the twelve months ended December 31, 2010 and 38% for the twelve months ended December 31, 2009.

Investment Advisors. The portion of the Balanced Fund invested in equity securities is invested through the Large Cap Equity Fund, with respect to which Northern Trust has retained the Investment Advisors set forth in “Large Cap Equity Fund—Investment Advisors.” The portion of the Balanced Fund invested in debt securities and money market instruments is invested through the Bond Core Plus Fund, with respect to which Northern Trust has retained PIMCO to serve as Investment Advisor. For information regarding the investment objectives, guidelines and restrictions of the Large Cap Equity Fund and the Bond Core Plus Fund, see “Large Cap Equity Fund” and “Bond Core Plus Fund.”

Historical Return Information. The following table shows, with respect to the Balanced Fund, the total annual return, after expenses, over the one-year, five-year and ten-year periods ended December 31, 2010. The table also provides average annual returns for a comparative market index for the Balanced Fund. The market index shown does not include an allowance for fees and expenses that an investor would pay to invest in the securities that comprise the index or expenses related to the operation of the Fund, such as recordkeeping fees. The Balanced Fund has had changes in fees and expenses applicable to it during and after the periods for which performance is shown, and performance shown would have been different had current fees and expenses been applicable for the entire period(s). The past performance of the Balanced Fund or the index shown is no guarantee of future performance.

Average Annual Total Returns(1)	Periods Ended December 31, 2010
	1 Year	5 Year	10 Years	Inception Date
Balanced Fund	12.09%	2.75%	3.74%	01/02/92
60% Russell 1000 Index/40% Barclays Capital U.S. Aggregate Bond Index	12.74%	4.28%	3.80%

(1)	The Balanced Fund participates in the State Street Bank securities lending program as described under “Information with Respect to the Funds—Loans of Portfolio Securities.” The cash collateral received by the Balanced Fund in connection with the securities lending program is invested in a cash collateral pool that utilizes constant ($1.00 per unit) amortized cost pricing although such cash collateral pool, at December 31, 2010, had an average value on a mark-to-market basis of a lower amount per unit. The returns shown in the table above are based on amortized cost pricing of this cash collateral pool because such fund has effected (and continues to effect) purchases and redemptions of interests therein at 100% of principal invested, and purchases and redemptions of Units of the Balanced Fund were effected (and continue to be effected) at net asset values that do not reflect mark-to-market valuations. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Summary of Deductions and Fees. The table below provides information regarding the various costs and expenses of the Collective Trust with respect to an investment in the Balanced Fund. These estimated annual expenses are stated as a percentage of the assets of the Balanced Fund. For a discussion of the manner in which deductions and fees are calculated and the portions of these deductions and fees paid to certain parties in connection with the Program, see “Deductions and Fees.”

	Investment Advisor Fees	Program Expense Fees	Trust, Management and Administration Fee and Other Fees	Acquired Fund Fees and Expenses(1)	Total Fees	Approximate Assets as of December 31, 2010 (in millions)(2)
Balanced Fund	—	—	—	1.032%	1.032%	$270

(1)	The equity portion of the Balanced Fund is invested through the Large Cap Equity Fund and the debt portion of the Balanced Fund is invested through the Bond Core Plus Fund. For the purposes of this table, fees payable by the Bond Core Plus Fund and the Large Cap Equity Fund attributable to assets of the Balanced Fund are included as Acquired Fund Fees and Expenses. In addition, the Balanced Fund invests some of its assets indirectly through collective investment funds maintained by State Street Bank. As a result, investors in the Balanced Fund indirectly bear expenses of those underlying collective investment funds, including audit, administration and legal fees, which fees are included as Acquired Fund Fees and Expenses.
(2)	This table is based on approximate assets of the Collective Trust as of December 31, 2010, which totaled $3,648 million, the estimated annualized fees and expenses as then in effect and the approximate allocation of the Collective Trust’s assets among the investment options and the Balanced Fund as of that date. For purposes of this table, Balanced Fund assets invested through, respectively, the Bond Core Plus Fund and the Large Cap Equity Fund are included under the Balanced Fund.

INFORMATION WITH RESPECT TO THE FUNDS

Investment Prohibitions.

Except as otherwise described in the following paragraphs, no Managed Fund or Index Fund may, as of the date of this prospectus:

•

trade in foreign currency, except for transactions incidental to the settlement of purchases or sales of securities for the Fund and derivatives transactions in foreign currency to the extent described under “Derivative Instruments;”

•	make an investment in order to exercise control or management over a company;

•	make an investment in mutual funds except as authorized by the operating guidelines of Northern Trust Investments;

•

make short sales, unless the Fund has, by reason of ownership of other securities, the right to obtain securities of a kind and amount equivalent to the securities sold, which right will continue so long as the Fund is in a short position;

•

issue senior securities or trade in commodities, commodity contracts or other derivatives, other than options or futures contracts (including options on futures contracts) with respect to securities or securities indices, and except as described under “Derivative Instruments;”

•	write uncovered options;

•

purchase real estate or mortgages, provided that a Fund may buy shares of real estate investment trusts listed on U.S. stock exchanges, and the International All Cap Equity Fund and the International Index Equity Fund may buy shares of comparable real estate investment vehicles traded on established foreign exchanges, if such purchases are consistent with the investment objective and restrictions set forth in the fund declaration for the respective Fund;

•	invest in oil, gas or mineral leases;

•	purchase any security on margin or borrow money, except for short-term credit necessary for clearance of securities transactions or, in the case of the Index Funds, for redemption purposes;

•

make loans, except by (i) the purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness, (ii) engaging in repurchase agreement transactions and (iii) with respect to the Managed Funds making loans of portfolio securities; or

•	underwrite the securities of any issuer.

Assets of the Funds may be invested indirectly in exchange traded funds, money market funds or registered mutual funds to the extent any investment funds maintained by State Street Bank underlying such Funds invest in such funds, and the Funds may invest in these funds to the extent consistent with the investment policy for the Program developed by Northern Trust Investments and accepted by ABA Retirement Funds.

Northern Trust Investments has directed the Investment Advisors not to recommend an investment, and Northern Trust Investments will not cause any Fund to make an investment:

•

if that investment would cause (1) more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants generally, or more than 2% of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants not listed on a nationally recognized U.S. securities exchange, or (2) more than 10% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in illiquid securities, including repurchase agreements with maturities in excess of seven days or portfolio securities that are not readily marketable, in each case determined at the time of purchase;

•

in an industry if that investment would cause more than 25% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in that industry, determined at the time of purchase; or

•

in the securities of an issuer (other than the U.S. government and its agencies and, with respect to certain Funds, other than short-term investment funds maintained by Northern Trust or State Street Bank or its affiliates) if that investment would cause more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in the securities of that issuer, determined at the time of purchase.

The foregoing restrictions with respect to industry and issuer concentration do not apply to the Index Funds (to the extent that the replicated index is concentrated in a specific industry or issuer) nor do they apply to the Real Asset Return Fund, the Retirement Date Funds, the Target Risk Funds or any Managed Fund that uses index equity funds to manage liquidity (to the extent that the replicated index is concentrated in a specific industry or issuer).

The foregoing restriction on issuer concentration does not apply to the portion of the International All Cap Equity Fund advised with the assistance of First State Investment International Limited, which we refer to as First State. In lieu of such issuer concentration restriction, Northern Trust Investments has directed First State not to recommend an investment, and Northern Trust Investments will not cause the International All Cap Equity Fund to make an investment, in the securities of an issuer (other than the U.S. government and its agencies and other than short-term investment funds maintained by Northern Trust or State Street Bank or its affiliates) if that investment would cause more than 8% of the portion of the Fund’s net assets allocated to First State to be invested in the securities of that issuer, determined at the time of purchase.

The Funds that invest in fixed income securities may also purchase such securities for future delivery on a “to be announced” or “TBA” basis where the price and coupon are determined at the time of purchase but the collateral for such securities is not determined until immediately before the securities are delivered. Investing in TBA securities carries risks similar to investing in “when-issued” securities. See “Stable Asset Return Fund—Risk Factors—‘When-Issued’ Securities,” “Bond Core Plus Fund—Risk Factors—TBA Commitments,” “Bond Index Fund—Risk Factors—TBA Commitments” and “Balanced Fund—Risk Factors.”

As described under “Derivative Instruments,” Northern Trust Investments may cause a Fund to invest in options, futures contracts, options on future contracts and other derivatives.

Unless otherwise indicated herein, if a percentage restriction set forth in this prospectus is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction.

Northern Trust Investments may generally in its discretion revise the foregoing investment prohibitions and restrictions.

Loans of Portfolio Securities. For the purpose of achieving income, the Managed Funds (except the Stable Asset Return Fund), as well as the Balanced Fund, may lend a portion of their portfolio securities to brokers, dealers and other financial institutions, provided that these activities are conducted in accordance with the applicable requirements of ERISA, including:

•

the loan is secured continuously by collateral consisting of cash, U.S. government securities or irrevocable letters of credit maintained in an amount at least equal to the daily required mark-to-market value of the securities loaned;

•	such lending Fund may at any time call the loan and obtain the return of the securities loaned; and

•	such lending Fund will receive any interest or dividends paid on the loaned securities.

When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and such Fund will also receive income from lending its securities (which may include earnings on cash collateral). Northern Trust Investments has retained State Street Bank to administer the securities lending activities of these Funds. A portion of the income generated upon investment of cash collateral is remitted to the borrowers of securities, and the remainder, if any, is allocated between the Fund lending the securities and State Street Bank in its capacity as lending agent. State Street Bank also receives fees for managing the securities lending cash collateral pool. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Valuation of Units. An investor’s interest in a Fund is represented by the value of the Units credited to the investor’s account for that Fund. The number of Units purchased with a contribution or transfer or allocation of assets to a Fund is the quotient of the amount so allocated to the Fund divided by the per Unit value of the Fund calculated as of the end of the regular trading session of the New York Stock Exchange on the Business Day the contribution is credited to the Fund by Northern Trust Investments (normally, 4:00 p.m. Eastern time). The Units themselves are not traded on the New York Stock Exchange or any other exchange. Once a number of Units has been credited to an investor’s account, this number will not vary because of any subsequent fluctuation in the Unit value. The value of each Unit, however, will fluctuate with the investment experience of the particular Fund, which reflects the investment income and realized and unrealized capital gains and losses of that Fund. Unit values for the Funds are determined as of the close of the regular trading session of the New York Stock Exchange on each Business Day. The Unit value for each Fund is the value of all assets of the Fund, less all liabilities of the Fund, divided by the number of outstanding Units of the Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Fund. Consistent with the Securities and Exchange Commission’s rules applicable to the periodic determination of the net asset value of redeemable securities, in the determination of Unit values for the Funds, Northern Trust Investments reflects changes in holdings of portfolio securities no later than the first Business Day following the trade date.

Unit values for the Funds as of the close of business on the previous Business Day are available by calling (800) 348-2272 or by visiting www.abaretirement.com.

Northern Trust Investments, acting through one or more affiliates, generally values each Fund’s portfolio of securities based on closing market prices or readily available market quotations. When closing market prices or market quotations are not readily available or are considered by Northern Trust Investments to be unreliable, the fair value of the particular securities or assets is determined in good faith by Northern Trust Investments. For market prices and quotations, as well as some fair value methods of pricing, Northern Trust Investments may rely upon securities prices provided by pricing services, the Investment Advisor(s) or independent dealers. For the reasons set forth in “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending,” Northern Trust Investments currently determines the value of Units of each Fund that participates in State Street

Bank’s securities lending program consistent with its utilization of the amortized cost price of $1.00 per unit for purchases and sales of interests in the cash collateral pool described therein notwithstanding that the mark-to-market values of the Funds’ interests in such cash collateral pool are less than $1.00.

All methods of determining the value of a security on a basis other than market value, including those discussed below, are forms of fair value pricing. All valuations of securities on a fair value basis are made pursuant to fair value procedures adopted by Northern Trust Investments. The use of fair value pricing with respect to the securities of any Fund may cause the value of the Units of that Fund to differ from the Unit value that would be calculated using only market prices.

Northern Trust Investments, acting through one or more affiliates, uses the fair value of a security, including a non-U.S. security, when it determines that the closing market price on the primary exchange where the security is traded is not readily available or no longer accurately reflects the value of the security at the time of calculation of its net asset value. This may occur for a variety of reasons that affect either the relevant securities markets generally or the specific issuer. In making the fair value determination, Northern Trust Investments endeavors to value the security at the amount the owner might reasonably expect to receive upon the security’s current sale. In so doing, the valuation committee considers all factors it deems appropriate, including, if relevant, external factors such as general market developments and news events. With respect to non-U.S. securities, if a significant event has occurred between the closing of the foreign exchange or market on which such securities trade and the calculation of net asset value, fair value pricing may be appropriate. Specifically, under appropriate circumstances, Northern Trust Investments will utilize a fair value model for the International All Cap Equity Fund to make fair value adjustments to the prices of non-U.S. securities based on movements in the U.S. markets after the close of foreign markets. If a significant event occurs other than general movements in the U.S. markets, Northern Trust Investments will determine whether that event might affect the value of the non-U.S. securities and whether, if so, the securities should be valued in accordance with Northern Trust Investments’ fair value procedures.

Certain other types of securities, including those discussed below in this paragraph, may be priced using fair value rather than market prices. For instance, Northern Trust Investments may use a pricing matrix to determine the value of fixed-income securities that do not trade daily. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities and historical trading patterns in the market for fixed income securities. To the extent that a Fund invests in the shares of bank collective trust funds or of other registered open-end investment companies that are not traded on an exchange (mutual funds), such shares are valued at their net asset values per share as reported by the funds. Each of these funds may, under certain circumstances, use fair value pricing in determining their net asset values.

For a discussion of the valuation of Units in the Stable Asset Return Fund, see “Stable Asset Return Fund—Valuation of Units.”

Transfers. Transfers to and withdrawals from any of the Funds, as well as transfers to and withdrawals from the Self-Managed Brokerage Accounts and withdrawals from the Balanced Fund, will be effective on the day instructions are received if such instructions are received on a Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Performance Information. Each Fund may, from time to time, report its performance in terms of the Fund’s total return. A Fund’s total return is determined based on historical results and is not intended to indicate future performance. A Fund’s total return is computed by determining the average annual compound rate of return for a specified period which, when applied to a hypothetical $1,000 investment in the Fund at the beginning of the period, would produce the redeemable value of that investment at the end of the period. Each

Fund may also report a total return computed in the same manner but without annualizing the result. Each Managed Fund, the Real Asset Return Fund and each Target Risk Fund may, from time to time, report the composite performance of accounts of its respective Investment Advisor(s) that employ investment strategies similar to those of such Fund.

DERIVATIVE INSTRUMENTS

The Funds may engage in transactions in derivative instruments to the extent described below. Derivatives, which are financial instruments the value of which is derived from the value of other instruments or assets, include futures, forwards, warrants, options, swaps, swaptions, caps, floors and foreign currency hedging contracts. Collateralized mortgage obligations, which we refer to as CMOs, and other mortgage-backed securities, as well as asset-backed securities, are considered derivative securities because their value is derived from the cash flows of their underlying assets, such as the mortgages or accounts receivable. As described in further detail below, the Reform Act and regulations enacted pursuant to the Reform Act will substantially alter the nature of derivatives trading in the United States (and potentially outside of the United States).

The derivatives trading of the Funds may include of the following:

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The indexed portions of the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the International All Cap Equity Fund and the Index Funds may engage in transactions in stock index futures and options for hedging purposes and as a substitute for comparable market positions in the securities held by each such Fund (with respect to the portion of its portfolio that is held in cash items—for example, pending investment or to pay for redemption requests).

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The International All Cap Equity Fund, the International Index Equity Fund, and, to a lesser extent, the other Funds that invest in securities denominated in foreign currencies may enter into foreign currency hedging transactions in connection with their purchase or sale of foreign securities as described under “—Foreign Currency Exchange Contracts.”

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The Bond Core Plus Fund and the Bond Index Fund may, subject to limitations, invest in futures, options, swaps, swaptions, forwards, mortgage-backed securities, including asset-backed securities, CMOs, interest only (IO) and principal only (PO) strips. Interest-only and principal-only stripped mortgage-backed securities are considered derivatives because their value is derived from that of the underlying mortgage-backed bonds.

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The Stable Asset Return Fund may invest in asset-backed securities, including CMOs and other derivative mortgage-backed securities, and may also invest in derivatives such as Eurodollars futures contracts, Treasury futures and options, as well as swaps for purposes of securities replication and hedging/management of duration and yield curve exposure.

The Index Funds may also engage in transactions in derivatives, including but not limited to, financial futures (including interest rate futures), swaps and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as Northern Trust Investments deems appropriate under the circumstances.

The Real Asset Return Fund may invest in derivatives as described in “Real Asset Return Fund—Strategy.”

The Retirement Date Funds may invest in derivatives as described in “Retirement Date Funds—Strategy.”

The Target Risk Funds may invest in derivatives as described in “Target Risk Funds—Strategy.”

The Funds may engage in transactions in derivatives for temporary periods in connection with Investment Advisor transitions or similar transactions to the extent consistent with their respective investment objectives.

Northern Trust Investments may in its discretion revise the foregoing policies applicable to the Funds relating to engagement in transactions in derivative instruments.

These Funds may use exchange-traded or OTC derivatives to hedge or protect themselves from adverse movements in underlying prices and interest rates (which we refer to as hedging) to seek to profit from future price changes in a given market or instrument with the goal of independently generating positive returns for the Fund (which we refer to as speculative trading) or to increase the Fund exposure to gains and losses associated with a given market or instrument (which we refer to as leveraged trading).

While the goal of hedging is to decrease the risk of a given position, hedging may deprive a Fund of investment gains that it would otherwise have realized. In addition, hedging is subject to the risk that the purported hedge may not be precisely correlated with the risk or risks the Investment Advisor seeks to hedge. Such a mismatch could actually result in increasing a Fund’s exposure to the risk being hedged. To the extent that a Fund’s derivative trading constitutes speculative trading or leveraged trading, such trading will be subject to the risk that the Investment Advisor may have misjudged the future direction of the market, thereby reducing gains or leading to losses for a Fund. Many derivatives, particularly those that are not traded in transparent markets, may also be subject to significant price risk. Prices in these markets are privately negotiated and there is a risk that the negotiated price may deviate materially from fair value. This deviation may be particularly acute where there is no active market available from which to derive benchmark prices. The price of a given derivative may demonstrate material differences over time between its theoretical value and the value that may actually be realized by the Fund (e.g., due to non-conformance to anticipated or historical correlation patterns). Many OTC derivatives are priced by the dealer; however, the price at which a dealer values a particular derivative may not comport with the price at which the Fund seeks to buy or sell the position. In many instances, a Fund will have little ability to contest the dealer’s valuation. Derivatives, particularly to the extent they are transacted on an OTC or bilateral basis or are highly customized, may also be highly illiquid, making it difficult, or in some cases impossible, for a Fund to exit a position at what the Investment Advisor considers a reasonable price.

To the extent that a Fund enters into a derivative on an OTC or “bilateral” basis, which means that the Fund’s ultimate counterparty in a transaction is not a regulated clearing house (a well-capitalized and regulated party that becomes the counterparty to each trade on both sides of a specified market upon acceptance for clearing), that Fund will be subject to the risk that the counterparty to the Fund will not be able to perform its obligations under the transaction. Any deterioration in the counterparty’s creditworthiness could result in a devaluation of the transaction and result in losses to the Fund. There are a small number of major financial institutions globally that act as counterparties in the majority of OTC derivative transactions and represent the vast majority of liquidity available in these markets. These institutions have historically been highly leveraged and largely unregulated and have had substantial financial exposure to each other, increasing the risk that a failure of one financial institution could lead to a “domino” effect of further failures of major financial institutions. Many of these financial institutions received substantial government-directed financial support or were “bailed out” during the recent financial crisis. The failure of Lehman Brothers in September 2008 had a significantly adverse impact on those traders that transacted with Lehman Brothers in the OTC markets. There can be no guarantee that similar failures will not occur in the future.

There has been substantial disruption in the OTC derivatives markets related to the market turmoil and failure of certain financial institutions in 2008 and 2009. The vast government intervention during this period also led to considerable uncertainty among market participants. Although the OTC derivatives markets have since stabilized somewhat, there can be no assurance that the turmoil in these markets will not recur. This disruption and uncertainty could cause substantial losses to a Fund if its OTC derivatives are prematurely terminated, especially due to the default of a Fund counterparty, where payment may be delayed or completely lost.

Foreign Currency Exchange Contracts. All of the Funds that may invest in securities denominated in foreign currencies may enter into forward foreign currency exchange contracts, which we refer to as forwards, to hedge against exchange rate-related fluctuations in the U.S. dollar price of the security. In addition, the International All Cap Equity Fund and the International Index Equity Fund may sell or buy a particular foreign currency (or another currency that acts as a proxy for that currency) when the Investment Advisor believes that the currency of a particular foreign country may move substantially against another currency. A forward involves an obligation to purchase or sell a specific amount of a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A Fund may seek to use such contracts to reduce its exposure to changes in the value of the currency it will deliver and increase its exposure to changes in the value of the currency into which it will be exchanged. The effect on the value of a Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another.

Historically, forward trading has taken place in bilateral markets that were not regulated or overseen by the U.S. Commodity Futures Trading Commission, the National Futures Association or regulated futures exchanges. These transactions have been privately negotiated between parties in the inter-bank currency markets, which is generally referred to as “non-retail” forex, and not on a regulated exchange. In order to trade in these inter-bank currency markets, Funds must deposit collateral with their trading counterparties. This collateral is not subject to the same segregation requirement and other protections as collateral delivered in connection with regulated futures contracts transacted on a futures exchange. Although the applicable Funds enter into forwards only with major financial institutions, the insolvency or bankruptcy of such institutions could subject a Fund to the loss of the entire amount of its collateral on deposit with that counterparty.

Although the forward markets are well-established and functioned comparatively smoothly during the recent financial crisis, there is currently a considerable degree of uncertainty about how the forward markets will be regulated under the Reform Act, including whether the Funds will be allowed to continue to enter into forwards on a non-retail basis. If these contracts are subjected to increased regulation or if the Funds are forced to execute all foreign currency transactions on a regulated exchange or on a retail basis it could increase the cost to the Funds of entering into these transactions or make such transactions uneconomical to execute. U.S. dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and are traded in the United States on exchanges or over-the-counter, are available with respect to many foreign securities. ADRs do not lessen the foreign exchange risk inherent in investment in the securities of foreign companies; however, by investing in ADRs rather than directly in the foreign companies’ stock, a Fund can avoid currency risks during the settlement period for purchases or sales without having to engage in separate foreign currency hedging transactions.

Options on Securities. The purchase and writing of options on securities involve risks. During the option period, a writer of a covered call option gives up, in return for the premium on the option, the opportunity to profit from a price increase in the underlying security above the exercise price but retains, as long as its obligations as a writer continues, the risk of loss should the price of the underlying security decline. The writer of an option traded on an option exchange in the United States has no control over the time when it may be required to fulfill the writer’s obligation. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. The writer of an uncovered option bears the risk of having to purchase the underlying security at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the option writer’s loss could be significant. If a put or call option is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the investor will lose its entire investment in the option. Also, when a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. Furthermore, there can be no assurance that a liquid market will exist when an investor seeks to close out an option position. If trading restrictions or suspensions are imposed on the options markets, an investor may be unable to close out a position.

Swaps. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, indices or prices, with payments generally calculated by reference to a principal, which we refer to as notional, amount or quantity. Swaps are not traded on exchanges; rather, banks and dealers act as principals in these markets. Because swaps are bilateral contracts and may have lengthy terms, such agreements may be highly illiquid. Moreover, an investor bears the risk of loss of the amount expected to be received under a swap in the event of the default or bankruptcy of its swap counterparty. Although historically the swap markets in the United States have been largely unregulated, the Reform Act and regulations currently being enacted pursuant to the Reform Act will impose comprehensive regulations on these markets. These regulations may require that many of the transactions currently executed in the OTC markets be executed on exchanges and cleared through regulated clearing houses. Certain transactions may become uneconomic or may not be available in the same volume or with the same degree of customization as is currently the case. See “—Substantial New Regulation of OTC Derivatives Markets.”

Futures and Futures Options. There are several risks associated with the use of futures and futures options by the Funds. Futures and options contracts may not always be successful hedges and their prices can be highly volatile. Using these contracts could lower a Fund’s total return and the potential loss from their use can exceed a Fund’s initial investment in these contracts due to the inherent leverage involved in futures trading. To the extent that a Fund uses futures or futures options to hedge other positions, there can be no guarantee that there will be a high degree of correlation between the prices of the futures or futures options and the prices of the assets sought to be hedged. A mismatched hedging transaction could result in losses on both the hedge and the position being hedged. In addition, there can be no assurance that a liquid market will exist at a time when a Fund seeks to close out an open futures contract or futures option. Many futures exchanges limit the permitted daily price fluctuations in their markets and once that limit has been reached no further trades may occur beyond that limit, making it difficult or impossible to enter into trades on economically reasonable terms.

Non-U.S. Futures Exchanges. Certain Funds may trade futures on non-U.S. exchanges. These exchanges are not regulated by any U.S. government agency and may provide materially fewer protections to traders as compared with U.S. futures exchanges. Funds engaging in such trading could incur substantial losses to which they would not have been subject when trading on U.S. markets. In addition, the profits and losses derived from trading foreign futures and options will generally be denominated in foreign currencies. Consequently, the Funds will be subject to exchange rate risk, or the risk that the value of a position will be affected by changes in exchange rates relative to the U.S. dollar.

Substantial New Regulation of OTC Derivatives Markets. The Reform Act includes provisions that seek to comprehensively regulate the U.S. over-the-counter derivatives markets for the first time. The Reform Act will require that a substantial portion of OTC derivatives be executed in regulated markets and submitted for clearing to regulated clearing houses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearing house, as well as possible margin requirements mandated by U.S. securities and futures regulators. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users”, the Funds will not be able to rely on such exemptions. OTC derivatives dealers also will be required to post margin to the clearing houses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, and these increases are expected to be passed through to other market participants in the form of higher fees and less favorable pricing. The Securities and Exchange Commission and Commodity Futures Trading Commission may also require a substantial portion of derivative transactions that are currently executed on a bilateral basis in the OTC markets to be executed through regulated securities, futures or swap exchanges or execution facilities. Such requirements may make it more difficult and costly for the Funds to enter into customized transactions. They may also render certain strategies in which the Funds might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivatives dealers and major OTC derivatives market participants will also be required to register with the Securities and Exchange Commission and/or the Commodity Futures Trading Commission. The Funds or the Investment Advisors to the Funds may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory obligations. These requirements may increase the overall costs for OTC derivatives dealers, which are likely to be passed along, at least in part, to market participants in the form of higher fees or less favorable pricing. The overall impact of the Reform Act on the Funds is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

INVESTMENT ADVISORS

Northern Trust has retained the services of various persons or entities, which we refer to as Investment Advisors, to assist it in the exercise of its investment responsibility with respect to the Funds or various portions thereof. Northern Trust Investments exercises discretion with respect to the selection and retention of the Investment Advisors, consistent with the investment policy for the Program developed by Northern Trust Investments and accepted by ABA Retirement Funds. See “ABA Retirement Funds.” Northern Trust Investments may remove an Investment Advisor at any time and Northern Trust Investments may also change at any time the allocation of assets among Investment Advisors where a Fund has more than one Investment Advisor.

Decisions to buy and sell securities for the Funds, or to select underlying collective investment funds or other vehicles into which the Funds are to invest, are made by the Investment Advisors in accordance with the investment policies and restrictions of the Funds, subject to monitoring and review by Northern Trust Investments. Investments for the Funds are not necessarily made consistently with those of other investment accounts managed by the Investment advisors. Occasions may arise, however, when an Investment Advisor makes the same investment in more than one of its clients’ accounts. The principal factors which the Investment Advisors consider in making these allocations are the relative investment objectives of their clients, the relative size of the portfolio holdings of the same or comparable securities and the then remaining availability in the particular account of funds for investment. Portfolio securities held by one client of an Investment Advisor may also be held by one or more of its other clients. When two or more of an Investment Advisor’s clients are engaged in the simultaneous sale or purchase of securities, the Investment Advisor allocates the transactions as to amount in accordance with formulas deemed to be equitable as to each client. There may be circumstances under which purchases or sales of portfolio securities for one or more of an Investment Advisor’s clients will have an adverse effect on other clients.

Transactions on stock exchanges (such as the NYSE and NASDAQ) on behalf of the Funds involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down.

In executing portfolio transactions, Investment Advisors will seek to obtain the most favorable execution available consistent with their internal policies and procedures. The agreements between Northern Trust and the Investment Advisors provide that, in assessing the best overall terms available for any transaction, the Investment Advisor may consider factors it deems relevant, including the brokerage and research services, as those terms are defined in section 28(e) of the Securities Exchange Act of 1934, provided to the Funds, viewed in terms of either that particular transaction or the broker-dealer’s overall responsibilities to the Fund.

Northern Trust Investments periodically reviews the brokerage commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to the Funds. It is possible that some of the services received from a broker or dealer in connection with the execution of transactions will primarily benefit one or more other accounts for which an Investment Advisor exercises discretion, or a Fund other than that for which the transaction was executed. Conversely, any given Fund may be the primary beneficiary of the service received as a result of portfolio transactions effected for those other accounts or Funds. The fees of the Investment Advisors are not reduced by reason of receipt of brokerage and research services.

SELF-MANAGED BROKERAGE ACCOUNTS

Self-Managed Brokerage Accounts are not included in the Collective Trust and are not registered under the Securities Act of 1933. They are described in this prospectus for information purposes only.

As an additional investment option under the Program, Northern Trust has retained State Street Global Markets, LLC to make available a Self-Managed Brokerage Account. The Self-Managed Brokerage Account is available for all plans unless the Employer elects not to make it available for its plan. State Street Global Markets, LLC permits an Investor (as defined in “Contributions and Investment Selection”) whose plan includes the Self-Managed Brokerage Account as an investment option to authorize, at the Investor’s own cost, a third party “investment manager,” as defined in Section 3(38) of ERISA, to trade that Investor’s Self-Managed Brokerage Account. With the exception of certain in-kind rollover contributions, contributions cannot be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to the Self-Managed Brokerage Account. In-kind rollover contributions may be allocated directly to the Self-Managed Brokerage Account, subject to prior approval of State Street Global Markets, LLC. Assets in a Self-Managed Brokerage Account may be invested in publicly traded debt and equity securities and mutual funds. Some types of investments, such as options, futures, commodities, foreign securities (other than American Depositary Receipts), initial public offerings, bulletin board stocks, privately traded limited partnerships, commercial paper, bank investments and insurance investments, cannot be made in a Self-Managed Brokerage Account. Margin trading and short selling are not permitted in Self-Managed Brokerage Accounts. For more information regarding the Self-Managed Brokerage Account, please call (800) 348-2272 or see the Self-Managed Brokerage Account kit located in the Literature section of the Program’s website at www.abaretirement.com.

The Self-Managed Brokerage Account generally is funded through “Core Funds,” which is defined as all investment options, but excluding the Self-Managed Brokerage Account. See “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers—Stable Asset Return Fund.” To establish a Self-Managed Brokerage Account, an Investor must transfer initially a minimum of $2,500 from the Investor’s Core Funds to the Self-Managed Brokerage Account, provided that the Investor must at all times maintain in the Investor’s Core Funds the greater of $1,000 and 5% of the Investor’s entire account balance (including, for purposes of the 5% calculation, the assets in the Investor’s Self-Managed Brokerage Account). After the initial transfer, an Investor may make transfers of not less than $500 from the Core Funds to the Self-Managed Brokerage Account. No transfer from the Core Funds will be permitted to the extent that such transfer would cause the Investor’s Core Funds to fall below the required minimum.

Satisfaction of the requirement for maintenance of a minimum account balance of an Investor’s Core Funds will be based on the most recent valuations of the investment options, which are valued daily. If the value of an Investor’s Core Funds falls below the greater of $1,000 and 5% of the Investor’s aggregate account balances in all investment options (including, for purposes of the 5% calculation, the assets in the Participant’s Self-Managed Brokerage Account), the Investor will not be permitted to transfer assets to the Self-Managed Brokerage Account until the required minimum in the Investor’s Core Funds is again met.

At the discretion of State Street Global Markets, LLC, a Self-Managed Brokerage Account may be funded through in-kind transfers from other tax-qualified retirement plans. The foregoing account balance minimums and transfer restrictions with regard to the Core Funds remain in effect.

Effective on or about September 2, 2011, TD Ameritrade, Inc. will replace State Street Global Markets, LLC as the provider of brokerage services for the Self-Managed Brokerage Accounts. The terms of the Self-Managed Brokerage Accounts described above are otherwise expected to remain applicable as of that date.

ADOPTION OF PROGRAM

Sole practitioners, partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program if they or at least one of their partners or shareholders, as the case may be, is a member or associate of the American Bar Association or of a state or local bar association that is represented in the ABA’s House of Delegates. State or local bar associations represented in the ABA’s House of Delegates may also adopt the Program for their own employees subject to limitations imposed by the Internal Revenue Code. An organization that is not engaged in the practice of law may also be eligible to adopt the Program if it is closely associated with the legal profession, receives the approval of ABA Retirement Funds, and has, as an owner or a member of its governing board, a member or associate of the American Bar Association. The Regional Representatives engaged by or through ING Services are available to help individuals and organizations determine whether they are eligible to adopt the Program.

Eligible Employers that elect to participate in the Program may do so either by adopting one or both of the American Bar Association Members Defined Benefit Pension Plan and the American Bar Association Members Retirement Plan, the two ABA Members Plans sponsored by ABA Retirement Funds, or through their own individually designed plans. The ABA Members Plans are master plans designed to qualify under section 401(a) of the Internal Revenue Code.

Under the American Bar Association Members Retirement Plan, an Eligible Employer may adopt a profit sharing plan (including a 401(k) plan and a SIMPLE 401(k) plan), a money purchase pension plan or a target benefit plan. The Internal Revenue Service has issued an opinion letter dated March 31, 2008 stating that the available forms of the American Bar Association Members Retirement Plan is qualified under section 401(a) of the Internal Revenue Code for use by employers for the benefit of their employees. On January 25, 2002, the Internal Revenue Service issued opinion letters that the available forms of the American Bar Association Members Defined Benefit Pension Plan are so qualified.

Assets contributed under master plans are held by Northern Trust as trustee of the Retirement Trust. Assets invested through individually designed plans are held by Northern Trust as trustee of the Pooled Trust. Assets contributed to each of these trusts are invested in the investment options available under the Program in accordance with the instructions of the person or entity vested with responsibility for determining the investment allocation of the assets of each plan. In accordance with the plans, assets of the trusts are held for the benefit of the Participants. Pursuant to the above-described opinion letters, the Internal Revenue Service has determined the Retirement Trust to be a tax-exempt trust under section 501(a) of the Internal Revenue Code.

To adopt either the American Bar Association Members Defined Benefit Pension Plan or the American Bar Association Members Retirement Plan, an Eligible Employer must complete and execute an adoption agreement. The adoption agreement contains the basic features that must be considered in designing an appropriate master plan under the Program and effects the Eligible Employer’s adoption of the Retirement Trust to hold assets of the master plan. The Program’s Regional Representatives will assist Eligible Employers in the preparation of an adoption agreement. However, neither Northern Trust nor ING Services is authorized to give tax or legal advice, and Eligible Employers should consult with their tax or legal advisors prior to executing an adoption agreement. Depending on the form of adoption agreement adopted by an Eligible Employer and the other retirement plans, if any, maintained by the Eligible Employer, it may be advisable for an Eligible Employer to apply to the Internal Revenue Service for a determination of the qualified status of the master plan as adopted by the Eligible Employer.

An Eligible Employer which maintains an individually designed plan that is qualified under section 401(a) of the Internal Revenue Code may also participate in the Program and make use of the investment options, and in some cases the recordkeeping services, available under the Program by causing an adoption agreement for the Pooled Trust to be executed by the trustee of the individually designed plan. The trustee must demonstrate to ING Services, on behalf of Northern Trust, that the participating trust is exempt from tax under section 501(a) of the Internal Revenue Code and that the related individually designed plan is qualified under section 401(a) of the Internal Revenue Code. The Program’s Regional Representatives will assist in the preparation of an adoption agreement. However, neither Northern Trust nor ING Services is authorized to give tax or legal advice, and Eligible Employers and the trustees of an individually designed plan should consult with their tax or legal advisors prior to executing an adoption agreement. Only plans qualified under section 401(a) of the Internal Revenue Code may participate in the Program. Eligible Employers should note that the Internal Revenue Code and related regulations place limits on the amount of assets that may be contributed to the plans, as well as on withdrawals from the plans.

For copies of the appropriate adoption agreements and further information concerning the steps to be taken to adopt the Program, call the Program at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

NORTHERN TRUST AND NORTHERN TRUST INVESTMENTS

ABA Retirement Funds, Northern Trust and Northern Trust Investments have entered into a Fiduciary Investment Services Agreement dated as of August 15, 2008, as amended, which we refer to as the Fiduciary Investment Services Agreement. See “ABA Retirement Funds.” The Fiduciary Investment Services Agreement provides, among other things, for Northern Trust to serve as trustee of the Collective Trust. Northern Trust has entered into a master services agreement with Northern Trust Investments pursuant to which Northern Trust Investments will carry out Northern Trust’s obligations to act as trustee of the Collective Trust and perform related duties, and pursuant to these agreements Northern Trust Investments has served as trustee of the Collective Trust since July 1, 2010. Northern Trust is liable to the same extent as if Northern Trust had directly performed such obligations and related duties.

Additionally, since July 1, 2010, Northern Trust has served as trustee of the ABA Members Trusts.

In connection with the designation of Northern Trust Investments as trustee of the Collective Trust, Northern Trust Corporation has guaranteed to ABA Retirement Funds the obligations of Northern Trust Investments as trustee, and the Collective Trust’s Declaration of Trust, as amended, provides that (i) in the event of an issuance or entry of a decree or order by an applicable state or federal bank regulator or court of competent jurisdiction declaring Northern Trust Investments bankrupt or insolvent, (ii) in the event Northern Trust Investments is prevented from serving as trustee of the Collective Trust by regulatory order or (iii) upon the seizure of Northern Trust Investments or any substantial part of its property by an applicable state or federal bank regulator or pursuant to an order of a court of competent jurisdiction, Northern Trust automatically will again become the trustee of the Collective Trust.

Northern Trust Investments is an Illinois banking corporation and a wholly-owned subsidiary of Northern Trust, which is an Illinois banking corporation and a member of the Federal Reserve System and a wholly-owned subsidiary of Northern Trust Corporation. Northern Trust Corporation is a publicly-traded financial holding company registered with the Board of Governors of the Federal Reserve pursuant to the Federal Bank Holding Company Act of 1956, as amended. Northern Trust Corporation operates as a financial holding company pursuant to the Gramm-Leach-Bliley Act and the regulations and interpretations of the Board of Governors of the

Federal Reserve. As of December 31, 2010, Northern Trust had a total risk-based capital ratio of 15.6%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Board of Governors of the Federal Reserve’s risk-based capital rules. Northern Trust, Northern Trust Investments and their affiliates serve institutional investors worldwide. Northern Trust Investments’ customers include mutual funds, collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2010, Northern Trust and its affiliates on a consolidated basis had approximately $4.1 trillion of assets under custody and had approximately $643.6 billion of assets under management. Northern Trust’s principal offices are located at 50 South LaSalle Street, Chicago, Illinois 60603.

Northern Trust Investments has recommended an investment policy for the Program, which has been accepted by ABA Retirement Funds. Northern Trust Investments will manage the Program consistent with the investment policy for the Program as the same may be modified from time to time by Northern Trust Investments with the acceptance of ABA Retirement Funds. See “ABA Retirement Funds.”

Officers of Northern Trust Investments

Northern Trust Investments, as trustee of the Collective Trust, has primary responsibility for investment management with respect to each of the investment options and the Balanced Fund. As part of its responsibility, Northern Trust Investments appoints the officers of the Collective Trust, who have responsibility for administering all the investment options and the Balanced Fund. The following is a biographical summary of each of the officers of the Collective Trust, including age as of March 1, 2011:

Thomas R. Benzmiller. Mr. Benzmiller, age 51, is the Principal Executive Officer of the Collective Trust and has served in such capacity since July 2010. Mr. Benzmiller joined Northern Trust in 2001 and is a Senior Vice President of Northern Trust Investments. He currently serves as Managing Executive for the Northern Trust Global Investments Program Solutions Group. Prior to his current role, he served as Chief Marketing Officer for Northern Trust’s Manager of Managers business and Managing Director of Northern Trust’s Hong Kong office. He held various corporate treasury and finance positions prior to joining Northern Trust Investments, including the Chief Investment Officer for Honda of America Manufacturing Co., Inc.

Randal Rein. Mr. Rein, age 40, is the Principal Financial Officer and Principal Accounting Officer of the Collective Trust and has served in such capacity since July 2010. Mr. Rein joined Northern Trust in 2001 and is currently a Senior Vice President of Northern Trust Investments. He joined Northern Trust’s Fund Administration in 2001 where he has held a variety of management positions within the accounting and administration group. He also serves as the Treasurer of the Northern Funds, the Northern Institutional Funds and the NT Alpha Strategies Fund.

The officers of the Collective Trust receive no direct remuneration from the Collective Trust, but do receive remuneration from Northern Trust Investments or its affiliates.

Directors of Northern Trust Investments

The Collective Trust does not have a board of directors. The Collective Trust is a trust with a corporate trustee, which is Northern Trust Investments. For purposes of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission adopted under that Act, the board of directors of Northern Trust Investments has responsibility for the functions with respect to audit matters relating to the Collective Trust. Each member of the board of directors of Northern Trust Investments is an employee of Northern Trust Investments or its affiliates. The following is a biographical summary of each member of the board of directors of Northern Trust Investments, including age as of March 1, 2011:

Robert P. Browne. Mr. Browne, age 45, is an Executive Vice President of Northern Trust Investments and serves as its Chief Investment Officer. Mr. Browne also chairs Northern Trust Investments’ Investment Policy Committee and is responsible for investment performance, process and philosophy. Prior to joining

Northern Trust in January 2009, Mr. Browne served as Chief Investment Officer for Fixed Income and Proprietary Investments at ING Investment Management where he worked from 2004 to 2009. From 2002 to 2004, Mr. Browne was founder and Managing Partner of the alternative investment firm Picador Capital. From 1997 to 2001, he served with in various capacities with Merrill Lynch Investments including as the Co-Head of Americas Fixed Income. Mr. Browne has over twenty years of investment advisory experience and is a Chartered Financial Analyst. Mr. Browne has served as a director of Northern Trust Investments since February 2009.

Christopher W. Carlson. Mr. Carlson, age 49, joined Northern Trust in 2005 and is a Senior Vice President of Northern Trust Investments. He currently serves as its Chief Operating Officer and Head of Global Strategic Development. He is responsible for the development and implementation of Northern Trust’s new business strategy for institutional and personal market channels as well as the business systems and infrastructure. Mr. Carlson has served as a director of Northern Trust Investments since June 2010. Prior to joining Northern Trust, Mr. Carlson served as Executive Director and Chief of Staff at UBS AG, Global Asset Management Division.

Jeffrey D. Cohodes. Mr. Cohodes, age 50, joined Northern Trust in 1993 and is an Executive Vice President of Northern Trust and has served as its Head of Corporate Risk Management since March of 2011. Mr. Cohodes has held numerous executive positions within Northern Trust, including serving as Northern Trust’s Group Head of the Middle Market Client Group from 1999 to 2002, Head of Global Corporate Strategy from 2003 to 2006 and President of Personal Financial Services-Illinois from 2006 to 2008. From 2009 to 2010, Mr. Cohodes served as the Chief Operating Officer of Northern Trust Global Investments and from June 2010 to March 2011 he served as Executive Vice President and Global Head of Business Practices and Market Segmentation for Personal Financial Services. Mr. Cohodes, who has a Certified Public Accountant certification, is experienced in analyzing business trends and operating performance metrics. Mr. Cohodes served as a director of Northern Trust Investments from February 2009 to June 2010 and from March 2011 to present. In the last five years, Mr. Cohodes has also served as a member of the board of directors of Golden Apple Foundation.

Mark C. Gossett. Mr. Gossett, age 49, joined Northern Trust in 1983 and is an Executive Vice President of Northern Trust Investments. He currently serves as its Chief Risk Officer, and is responsible for the assessment and governance of risks for all asset management activities globally. Prior to his current position, he has held a numerous executive positions, including serving as Northern Trust Investments’ Chief Operating Officer. He also served as Northern Trust’s Chief Financial Officer of the International Segment, the Product Manager for Global Foreign Exchange and the Manager of the Financial Markets Division. Mr. Gossett is a Chartered Financial Analyst. Mr. Gossett has served as a director of Northern Trust Investments since December 2004. In the past five years, Mr. Gossett has also served as a director of Northern Trust Global Investments Limited, Northern Trust European Holdings Limited, Northern Trust Holdings Limited and Northern Trust Global Advisors, Limited.

Stephen N. Potter. Mr. Potter, age 54, joined Northern Trust in 1982 and is currently the Chairman, President & Chief Executive Officer of Northern Trust Investments. He is also an Executive Vice President of Northern Trust and is a member of its management group. From 2001 to 2008, Mr. Potter was based in London and served as the Chief Executive Officer of Europe, Middle East and Africa overseeing all of Northern Trust’s businesses in the region. He also served as Chairman and Chief Executive Officer of Northern Trust Global Services Ltd. and Chairman of Northern Trust Global Investments, Ltd. He previously had served in London as Segment Head, International and Global Fund Services. Prior to assuming his responsibilities in London, he had served as the Managing Director of the Institutional Group within Northern Trust Investments. Mr. Potter has 28 years of experience in the financial services industry. Mr. Potter has served as a director of Northern Trust Investments from December 1997 to July 2003 and since April 2008. In the past five years, Mr. Potter has also served as a director of Northern Trust Global Advisors, Inc., Northern Trust (Ireland) Limited, Northern Trust European Holdings Limited, Northern Trust Fiduciary Services (Guernsey), Northern Trust GFS Holdings Limited, Northern Trust Global

Investments Limited, Northern Trust Global Services Limited, Northern Trust Guernsey Holdings Limited, Northern Trust Holdings Limited and International Fund Administration Services (Ireland) Limited.

Beth M. Provanzana. Ms. Provanzana, age 38, is a Senior Vice President of Northern Trust Investments and serves as its Chief Financial Officer. Ms. Provanzana has 15 years of experience in the financial services industry. Prior to joining Northern Trust in 2010, Ms. Provanzana served in various roles at JPMorgan Chase and its predecessors, most recently as a Principal of Chase Capital Corporation from 2007 to 2009. From 2005 to 2007, Ms. Provanzana served as the Manager of Planning and Analysis for Retail Banking, managing a team responsible for management reporting, budgeting and forecasting financial results for JPMorgan Chase’s national retail banking network. Ms. Provanzana has served as a director of Northern Trust Investments since February 2011.

Alan W. Robertson. Mr. Robertson, age 55, who joined Northern Trust in 1999, is an Executive Vice President of Northern Trust Investments and currently serves as its Global Head of Sales and Service. From September 2007 to February 2010, he served as the President and Chief Executive Officer of Northern Trust Global Advisors, Inc., responsible for all aspects of Northern Trust’s multi-manager investment business. He was formerly Group Head, Wealth Advisory of Northern Trust’s Personal Financial Services business unit from November 2004 to September 2007. Mr. Robertson joined Northern Trust from Eager & Associates, Inc., where he was a Principal and Senior Consultant. He began his career at Aetna Life and Casualty, where he served in various executive positions including as a Managing Director of Aetna Investment Management (Hong Kong) Ltd. Mr. Robertson has served as a director of Northern Trust Investments from January 2002 to February 2005 and since September 2007. In the past five years, Mr. Robertson has also served as a director of Northern Trust Global Advisors, Inc. and The Northern Trust Company of Connecticut.

Lloyd A. Wennlund. Mr. Wennlund, age 53, joined Northern Trust in 1989 and is currently an Executive Vice President of Northern Trust Investments and Head of NTGI’s Defined Contribution Business as well as Head of Institutional Wholesale Asset Management Distribution. He also serves as the President of the Northern Funds and Northern Institutional Funds. He served as the President of Northern Trust Securities, Inc. from 1997 to 2008, Head of Product Management from 2004 to 2008 and Director of Marketing for Personal Financial Services from 1994 to 1997. Mr. Wennlund has served as a director of Northern Trust Investments since May 2000. In the past five years, Mr. Wennlund has also served as a director of NT Global Advisors, Inc. (Canada).

Code of Ethics

Northern Trust Investments has adopted a Code of Ethics which applies to all officers and employees of Northern Trust Investments, including all of the officers of the Collective Trust. A copy of the Code of Ethics is available at www.northerntrust.com. The Collective Trust will provide a free copy of the Code of Ethics upon written request to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206. Northern Trust intends to post on the website, www.northerntrust.com, any amendments to, or waivers from, the Code of Ethics applicable to the officers referred to above.

Board Leadership Structure

The board of directors of Northern Trust Investments, which is comprised entirely of directors affiliated with Northern Trust Investments, the trustee of the Collective Trust, has ultimate responsibility over the management of the Collective Trust for so long as Northern Trust Investments serves as trustee pursuant to the terms of the Fiduciary Investment Services Agreement. The Principal Executive Officer of the Collective Trust, the Principal Financial Officer and Principal Accounting Officer of the Collective Trust and the ABA RF Collective Funds Trust Committee have determined that this structure is appropriate and effective for the Collective Trust because they believe it promotes efficiency and is the structure that Northern Trust Investments has maintained with respect to other collective funds for which Northern Trust Investments has served as trustee.

Risk Oversight

The board of directors of Northern Trust Investments has ultimate responsibility for risk management with respect to the Collective Trust. The board of directors has delegated day to day responsibility for risk management of the Collective Trust to the ABA RF Collective Funds Trust Committee, which monitors the information it receives relating to the Collective Trust and provides oversight and guidance to the officers of the Collective Trust concerning the assessment and management of risk. The ABA RF Collective Funds Trust Committee periodically reports to the board of directors regarding its activities in managing and oversight of the Collective Trust’s risks. In addition, the board of directors has delegated oversight for matters involving risk exposure relating to internal controls with respect to financial statements to the Collective Trust’s Disclosure Control Committee. The Disclosure Control Committee periodically reports to the ABA RF Collective Funds Trust Committee regarding its financial risk assessments.

ABA RF Collective Funds Trust Committee

The ABA RF Collective Funds Trust Committee is responsible for oversight of the Collective Trust with respect to investment, financial, infrastructure, compliance, legal and risk management matters. Two directors of Northern Trust Investments serve as voting members of the Committee. The Principal Executive Officer of the Collective Trust and Principal Financial Officer and Principal Accounting Officer of the Collective Trust are non-voting members of the Committee. The Committee met seven times in 2010.

Disclosure Control Committee

The Disclosure Control Committee is responsible for monitoring the Collective Trust’s internal controls over financial reporting. The Principal Executive Officer of the Collective Trust and the Principal Financial Officer and Principal Accounting Officer of the Collective Trust are members of the Committee, together with certain employees of Northern Trust Investments responsible for various services with respect to the Collective Trust. The Committee met two times in 2010.

ING LIFE AND ING SERVICES

Pursuant to a Program Services Agreement dated December 6, 2008 between ABA Retirement Funds and ING Life, which we refer to as the Program Services Agreement, ING Life, an affiliate of ING Services, provides the recordkeeping, communication, administration and marketing services to the Program. ING Life has delegated to its affiliate, ING Services, responsibility for performing the services required of ING Life under the Program Services Agreement. Although ING Services, as an additional signatory to the Program Services Agreement, has represented that it is obligated to perform the services required of ING Life under the Program Services Agreement pursuant to a services agreement between ING Life and ING Services, neither the engagement of ING Services nor the performance of services by ING Services relieves ING Life of any liability imposed upon ING Life under the Program Services Agreement with respect to such services.

ING Services and/or its affiliates directly distribute marketing materials on behalf of the Collective Trust. No distributors or broker-dealers who are unaffiliated with ING Services or its affiliates are utilized. The Program is marketed through advertising in legal periodicals, exhibiting at legal conventions and direct mail and phone solicitations to law firms. Firms that indicate an interest in the services made available through the Program are assigned a Regional Representative who facilitates participation in the Program through telephone or on-site discussions. ABA Retirement Funds is responsible for the selection, retention and oversight of ING Services and any affiliate thereof with respect to the foregoing services.

Northern Trust, Northern Trust Investments and ING Services have entered into a Program Interface Agreement, which we refer to as the Interface Agreement, pursuant to which the parties have agreed to provide services and information to each other to the extent necessary or appropriate to operate the Program. ABA Retirement Funds is a third-party beneficiary of the Interface Agreement with the power to enforce its terms for the benefit of the Program.

ABA RETIREMENT FUNDS

As sponsor of the Program, ABA Retirement Funds is responsible for the design of the Program documents and the maintenance of the American Bar Association Members Defined Benefit Pension Plan, the American Bar Association Members Retirement Plan, the Retirement Trust and the Pooled Trust.

Pursuant to the Fiduciary Investment Services Agreement, ABA Retirement Funds has engaged Northern Trust to provide investment services and to make the investment options available under the Program. Northern Trust has exercised its right under the Fiduciary Investment Services Agreement to cause Northern Trust Investments to carry out Northern Trust’s obligations as trustee of the Collective Trust and to perform related duties. ABA Retirement Funds may terminate the Fiduciary Investment Services Agreement upon six months’ advance written notice. Northern Trust may terminate the Fiduciary Investment Services Agreement (i) prior to June 1, 2014, for cause upon six months’ advance written notice or (ii) after June 1, 2014, at the end of any quarter upon twelve months’ advance written notice.

Under the Fiduciary Investment Services Agreement, Northern Trust Investments is responsible for developing and proposing to ABA Retirement Funds for its acceptance a continuing and suitable investment policy for the Program. This investment policy represents Northern Trust Investments’ recommendations and expert advice regarding the classes of securities by type, the market capitalization of the issuers of such securities, the investing style, asset allocation models, and such other characteristics that Northern Trust Investments advises should be included within the investment options made available under the Program. Northern Trust Investments has the exclusive discretion to carry out the investment policy, including the discretion to engage and terminate Investment Advisors. Pursuant to the investment policy for the Program as Northern Trust Investments has recommended and ABA Retirement Funds has accepted, Northern Trust Investments has implemented the Program as described in this prospectus. Northern Trust Investments may, from time to time, as trustee of the Collective Trust, propose an amendment or amendments to the investment policy, subject to acceptance by ABA Retirement Funds.

Under the Program Services Agreement between ABA Retirement Funds and ING Life, ING Life, through ING Services, performs recordkeeping, communication, administration and marketing services for the Program.

Pursuant to a Brokerage Services Agreement effective September 2, 2011 among the ABA Retirement Funds, TD Ameritrade, Inc. and TD Ameritrade Holdings, Inc. (which we refer to collectively as TD Ameritrade), the ABA Retirement Funds has engaged TD Ameritrade to provide brokerage services for the Self-Managed Brokerage Accounts.

The ABA Retirement Funds has reviewed and negotiated with ING Life, Northern Trust, Northern Trust Investments and TD Ameritrade the terms and conditions of the documents and agreements to which they are respectively parties establishing their respective rights and obligations relating to the Program, including fees payable by the Collective Trust to Northern Trust and ING Life in connection with the Program and the schedule of commissions applicable to TD Ameritrade with respect to transactions made through the Self-Managed Brokerage Accounts. ABA Retirement Funds monitors Northern Trust’s, Northern Trust Investments’, ING Life’s and TD Ameritrade’s services rendered in connection with the Program and approves the hiring by ING Life of certain other major service providers, such as actuaries and consultants.

CONTRIBUTIONS AND INVESTMENT SELECTION

Contributions

Participant-Investors cannot make contributions directly to the Retirement Trust, the Pooled Trust or the Collective Trust; all plan contributions are made under each plan in the Program through and by their Employer. All plan contributions should be remitted from the Employer’s business account. Plan contributions to the Retirement Trust or the Pooled Trust, as the case may be, may be made by check or money order payable to “ABA Retirement Funds Program” and should be sent to ABA Retirement Funds Program, P.O. Box 5142,

Boston, Massachusetts 02206-5142. Contributions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to ABA Retirement Funds Program, One Heritage Drive, North Quincy, Massachusetts 02171 until June 30, 2011, at which time the Program’s new street address will be 30 Braintree Hill Office Park, Braintree, Massachusetts 02184. Employers who wish to transmit contributions by wire transfer should provide wire notification and a contribution remittance form to the Program at least one Business Day but not more than two Business Days before funds are wired. This information can be transmitted by facsimile to the ABA Retirement Funds Program at (800) 592-4045.

All plan contributions must be received from the Employer within the time specified by applicable law and must be accompanied by proper instructions as to the allocation of such contributions to Participants’ individual accounts or the plan account.

Contributions are credited on the day of receipt if they are accompanied or preceded by proper allocation instructions and are received by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Contributions received after that time will be credited on the following Business Day. Remittance of a contribution which is believed to be incorrect or failure to provide instructions as to the particular Investor account to which a contribution should be deposited may result in a delay in crediting contributions.

Contributions allocated to the Funds are used to purchase Units in the Funds at the per Unit values of the Fund, calculated as of the close of the regular trading session of the New York Stock Exchange on the Business Day on which the contributions are credited. With the exception of certain in-kind rollover contributions, contributions cannot be allocated directly to a Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to the Self-Managed Brokerage Account. See “Self-Managed Brokerage Account.” In-kind rollover contributions may be allocated directly to the Self-Managed Brokerage Account, subject to prior approval. Also, contributions no longer can be allocated to the Balanced Fund. See “Balanced Fund.”

Allocation Instructions

Each Investor must provide initial instructions relating to how contributions are to be invested by completing the applicable enrollment form. An Investor may change allocation instructions via the Voice Response Unit by calling (800) 348-2272, and an Investor who is a Participant can do so by accessing the Participant’s account through the Program’s website at www.abaretirement.com. After the Investor has logged on to his or her participant account, he or she may click on “Manage Investments,” then “Change Elections.” The Investor may also change allocation instructions by completing the Change of Investment Election form. All Change of Investment Election forms should be sent to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206- 5142. Investment instructions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to ABA Retirement Funds Program, One Heritage Drive, North Quincy, Massachusetts 02171 until June 30, 2011, at which time the Program’s new street address will be 30 Braintree Hill Office Park, Braintree, MA 02184.

Instructions become effective on the date of receipt, provided that they are received by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Investment allocation instructions received after that time will become effective on the following Business Day. Investment allocation instructions remain in effect until the Program receives a subsequent request to change investment allocations.

Investors may allocate plan contributions allocable to their accounts in whole percentages among any number of investment options and participants may direct the allocation of employer contributions in different percentages than employee contributions. Investment percentages elected for employer contributions will apply to profit sharing, pension plan and rollover contributions. If a plan includes a 401(k) feature, the investment percentages elected for employer contributions also will apply to 401(k) qualified non-elective contributions, all safe harbor employer contributions and all matching contributions. Contributions may not be allocated directly to a Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to a Self-Managed Brokerage Account. See “Self-Managed Brokerage Accounts.” Also, contributions no longer can be allocated to the Balanced Fund. See “Balanced Fund.” The allocation percentages elected for employee contributions will automatically apply to both voluntary after-tax contributions and 401(k) salary deferral contributions. Investors should make sure that the percentages requested add up to 100% for each type of contribution. To the extent that the Program does not receive what it considers proper allocation instructions or if such instructions are unclear or ambiguous, ING Services, on behalf of the Program, will endeavor to obtain a clarification or correction of the instructions. To the extent the Program has not received allocation instructions for either employer or employee contributions or is unable to obtain clarification or correction of such instructions, such assets will be allocated to such Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto. If a transfer from an investment option is required for any reason and the Program has not received allocation instructions as to where such transfer should be invested, such assets will be allocated to the Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Participant Advisor Service

The ABA Retirement Funds has engaged ING Investment Advisors, LLC, which we refer to as ING Investment Advisors, an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a subsidiary of ING Services, to make available to Participants through its call center the services of its investment advisor representatives for the telephonic delivery of investment advice and account management, which we refer to as the Professional Account Manager, and an Internet-based personalized defined contribution plan asset allocation investment advisor service, which we refer to as the Online Advisor Service. ING Services is a wholly owned subsidiary of ING Group, a Netherlands-based financial services company. The advisory service model described herein is based on Department of Labor Advisory Opinion 2001-09A.

ING Investment Advisors provides to Participants (or beneficiaries) in plans adopted under the American Bar Association Members Retirement Plan (and certain individually designed defined contribution plans) individualized investment advice regarding the designated investment options under the Program over the telephone through its investment advisor representatives or via the Internet through access to the Online Advisor Service website. The Online Advisor Service provides retirement forecasts and advice, utilizing the computer program of Financial Engines, Inc.®, which we refer to as FE, which is not affiliated with ING Investment Advisors, to analyze market conditions and the Funds available under the Collective Trust, as well as information provided by the Investor through an electronic questionnaire or through discussions with an investment advisor representative over the telephone. Based on this analysis, the FE computer program will generate specific portfolio recommendations to the Investor as to the allocation of account balances among the Funds. The computer program is based upon the application of economic models and formulae developed by FE that are not specific to ING Investment Advisors or its affiliated companies, or the investment options, but are based on generally accepted financial planning and investment principles. Hence, ING Investment Advisors does not have any discretion regarding the allocation recommendations generated by the computer program.

The investment advice and recommendations provided to Investors by ING Investment Advisors are required by law to be unbiased and solely in the best interest of Investors. ING Investment Advisors’ recommendations of specific investment options are prepared and provided without consideration to revenues received by ING Investment Advisors for the delivery of its services or the advisory fees it charges for the services it provides.

Investors are solely responsible for determining whether to use or follow the investment advice provided by ING Investment Advisors through the Online Advisor Service. Additional information regarding this service may be obtained from the Program’s Participant Services Line at (800) 348-2272.

The fees for the Online Advisor Service are included in the program expense fee payable to ING Life. Because the program expense fee is charged against the Unit values of the Funds, all Participants investing in the Funds effectively bear the cost of the Online Advisor Service, regardless of whether they actually use the service. See “Deductions and Fees.”

Separately, a Participant (or beneficiary) may elect to receive advice through an investment advisor representative and to have the Investor’s account advised and managed by ING Investment Advisors through the Professional Account Manager program. By making this election, Investors delegate discretionary management of their account to ING Investment Advisors. An Investor electing to receive such services will incur a monthly charge payable directly from the Investor’s account as of the last day of each month for which the Investor has elected to receive such advice, based upon the following fee schedule:

Advised Account Balance	Annualized Fee
First $100,000.50%
Next $50,000.45
Next $50,000.40
Next $100,000.35
Over $300,000.25

Any Investor who has elected to use the Professional Account Manager program may elect to discontinue such use as of any month-end by making a request by telephone to an investment advisor representative no later than five Business Days prior to the applicable month-end.

Advisory services are provided by ING Investment Advisors for which Financial Engines® Advisors, LLC acts as sub advisor. ING Investment Advisors does not give tax or legal advice. If you need tax advice, contact your accountant or lawyer; if you need legal advice, contact your lawyer. For more information about the advisory services provided by ING Investment Advisors, please read the ING Advisor Service Disclosure Statement. The Disclosure Statement may be viewed online by accessing the ING Advisor Service link from the Program’s website at www.abaretirement.com or may be requested from an investment advisor representative by calling the Program’s Participant Services Line at (800) 348-2272.

Additional Information

Persons who are Employers or who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling the Program at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time; or

•	accessing the Program’s website at www.abaretirement.com (see Literature, then Forms and Kits).

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call the Program at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

Investors may obtain Unit values for the Funds or current account information by calling the Program at (800) 348-2272 or by logging into their accounts through the Program’s website at www.abaretirement.com.

TRANSFERS AMONG INVESTMENT OPTIONS AND WITHDRAWALS

Transfers among offered investment options may be authorized at any time, subject to the terms and restrictions applicable to each investment option as discussed below under “—Frequent Trading; Restrictions on Transfers.” A specified whole percentage or whole dollar amount or the total investment in an investment option may be transferred. Transfers will be made on the day the Program receives properly authorized instructions from the Investor, provided that these instructions are received not later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Transfer requests received after that time will be made on the next Business Day. Transfers may no longer be made into the Balanced Fund. Transfers involving Funds and withdrawals from the Balanced Fund are effected based upon the relative Unit values of the Funds or the Balanced Fund as determined at the close of the regular trading session of the New York Stock Exchange on the effective date of the transfer. There is no fee for transfers among investment options.

Transfer requests may be made by telephone through the Voice Response Unit or a Participant Services Representative or via the Internet website. Call the Program at (800) 348-2272 to make telephone transfers. All telephone transfer instructions are recorded. By authorizing telephone transfers, the Investor consents to such recording. The Program will accept telephone transfer instructions from any person who provides the correct identifying information. Consequently, this service may entail additional risks. The Program reserves the right, subject to the approval of ABA Retirement Funds, to cancel telephone transfer services at any time without advance notice to Investors. Transfer requests may also be made through the Program’s website by accessing www.abaretirement.com. The Investor must use the correct identifying information in order to gain access to such Investor’s account through the Internet. Transfers will be effective as of a particular Business Day if confirmed on the Internet no later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on that Business Day. Transfers confirmed after that time will be made on the next Business Day. In addition, a “Transfer Among Investment Options” form may be sent to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

Frequent Trading; Restrictions on Transfers. Short-term or other excessive trading into and out of a Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. The policy of Northern Trust Investments, as trustee of the Collective Trust, is to discourage such trading. The International All Cap Equity Fund and the International Index Equity Fund have both adopted a specific excessive transfer restriction with respect to an Investor’s ability to make transfers into the International All Cap Equity Fund or the International Index Equity Fund. Under this restriction, Investors may make not more than one transfer into the International All Cap Equity Fund or the International Index Equity Fund within any 45 calendar day period. There are no restrictions on an Investor’s ability to make transfers out of the International All Cap Equity Fund or the International Index Equity Fund on any Business Day. The International All Cap Equity Fund and the International Index Equity Fund have adopted this restriction to reduce potential disruptions to such Fund that could potentially affect its investment performance. An Investor who is unable to make a transfer into the International All Cap Equity Fund or the International Index Equity Fund as a result of this restriction will not achieve the investment results, whether gain or loss, that would have been achieved if the transfer were implemented. The International All Cap Equity Fund, the International Index Equity Fund and their respective other Investors do not incur any gain or loss as a result of such inability of such Investor to make a transfer.

Stable Asset Return Fund. Effective on or about May 1, 2011, it is expected that direct transfers from the Stable Asset Return Fund to a Self-Managed Brokerage Account no longer will be permitted. There will continue to be no restrictions on transfers from the Stable Asset Return Fund to other Funds available under the Collective Trust, but the amount transferred from the Stable Asset Return Fund to any other Fund cannot be transferred from such other Fund to a Self-Managed Brokerage Account until 90 days have passed since the date of such transfer. To the extent that an amount transferred from the Stable Asset Return Fund to another Fund is again transferred to another Fund, such amount cannot be transferred to a Self-Managed Brokerage Account until 90 days have passed since the date of the initial transfer from the Stable Asset Return Fund.

Northern Trust Investments, as trustee of the Collective Trust, reserves the right to take such additional actions with respect to excessive trading activity in the International All Cap Equity Fund, the International Index Equity Fund or other investment options, such as the rejection of transfer requests, as it may, in its discretion, deem appropriate and in the best interests of all Investors to curtail excessive trading. In addition, to discourage short-term trading, Northern Trust Investments may use fair value pricing in certain circumstances, as discussed under “Information With Respect to the Funds—Valuation of Units.”

Other Restrictions. Northern Trust Investments reserves the right to suspend withdrawals from or transfers to any Fund or transfer or withdrawals from the Balanced Fund and Northern Trust Investments and State Street Bank reserve the right to suspend withdrawals from or transfers to a Self-Managed Brokerage Account at any time during which any market or stock exchange on which a significant portion of the investments of a Fund, the Balanced Fund or a Self-Managed Brokerage Account are quoted is closed or during which dealings thereon are restricted or suspended. In addition, Northern Trust Investments reserves the right to suspend withdrawals or transfers to or from any Fund or transfer or withdrawals from the Balanced Fund at any time during which (a) there exists any state of affairs which, in the reasonable opinion of Northern Trust Investments, constitutes an emergency as a result of which disposition of the assets of a Fund or transfer or withdrawals from the Balanced Fund would not be reasonably practicable or would be seriously prejudicial to the holders of Units of a Fund or the Balanced Fund, (b) there has been a breakdown in the means of communication normally employed in determining the price or value of any of the investments of a Fund or the Balanced Fund, or of current prices on any stock exchange on which a significant portion of the direct or indirect investments of such Fund or the Balanced Fund are quoted, or when for any reason the prices or values of any investments owned by such Fund cannot reasonably be promptly and accurately ascertained, or (c) the transfer of funds involved in the realization or acquisition of any investment cannot, in the reasonable opinion of Northern Trust Investments, be effected at normal rates of exchange. In addition, Employer-initiated withdrawals from the Stable Asset Return Fund may be suspended or limited temporarily if, in the reasonable judgment of Northern Trust Investments, including by reliance on recommendations of Investment Advisors to the Stable Asset Return Fund, the amount of such withdrawals would have a material adverse effect on the remaining investors in the Fund.

Withdrawals. Withdrawals from the Funds are made at such time and in such manner as is prescribed by the various plans which participate in the Program.

DEDUCTIONS AND FEES

Program Expense Fees

The Collective Trust pays a program expense fee to each of ING Life and ABA Retirement Funds for their services in connection with the Program, which services are described under “ING Life and ING Services” and “ABA Retirement Funds,” respectively. For all investment options other than the Self-Managed Brokerage Account, the fees are paid directly from the assets of the respective Funds. ING Life is contractually responsible for all services provided by ING Services. The Collective Trust pays a program expense fee to ING Life equal to (A) $135,250 for each of the first twelve calendar months beginning May 1, 2009, (B) $177,850 for each of the next twelve calendar months, and (C) $152,850 for each of the remaining calendar months of the term of the Program Services Agreement; plus, for each calendar month of the term of the Program Services Agreement, a fee based on the aggregate assets of the Funds and the Balanced Fund at the following annual rate:

Value of Assets	Rate of ING Life Program Expense Fee
First $4 billion	.47%
Next $1 billion	.36
Next $1 billion	.215
Over $6 billion	.22

This program expense fee is accrued daily and paid monthly based on the aggregate assets of the Funds and the Balanced Fund as of the last Business Day of the preceding month. The Funds and the Balanced Fund bear their respective portions of this program expense fee pro rata based on their respective net assets as of the time of calculation thereof. This program expense fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund is accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund. The Program Services Agreement contains certain service standards applicable to the performance of recordkeeping services by ING Life and imposes penalties that reduce the program expense fee if these service standards are not met.

For the twelve months ended December 31, 2010, the program expense fee paid to ING Services was $18,017,359.

Effective on or about September 2, 2011, TD Ameritrade has agreed to make payments on behalf of the Program in consideration of the Program’s services rendered with respect to the Self-Managed Brokerage Accounts. Such payments will be applied against, and thus reduce, the program expense fee otherwise payable to ING Life.

The Collective Trust pays a program expense fee to ABA Retirement Funds based on the aggregate value of the assets of the Funds and the Balanced Fund at the following annual rate:

Value of Assets	Rate of ABA Retirement Funds Program Expense Fee
First $3 billion	.075%
Next $1 billion	.065
Next $1 billion	.035
Next $1 billion	.025
Over $6 billion	.015

ABA Retirement Funds received a program expense fee of $2,534,293 for the year ended December 31, 2010. This program expense fee is accrued daily and is paid to ABA Retirement Funds monthly based on the aggregate assets of the Funds and the Balanced Fund as of the end of the last Business Day of the preceding month. The Funds and the Balanced Fund bear their respective portions of this program expense fee pro rata based on their respective net assets as of the time of calculation thereof. This program expense fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund is accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund. The fee schedule set forth above may be increased only by written notification of such increase to all Employers, and shall become effective no earlier than 60 days after such notice.

Trust, Management and Administration Fee

Effective from and after July 1, 2010, the Collective Trust pays Northern Trust a fee for trust, management, administration and custody services based on the aggregate value of assets of the Funds and the Balanced Fund, excluding the Retirement Date Funds, at the following annual rate:

Value of Assets	Rate of Trust, Management and Administration Fee
First $1 billion	.115%
Next $2 billion	.08
Over $3 billion	.065

Also, effective from and after July 1, 2010, the Collective Trust pays Northern Trust a trust, management and administration fee of .115% of the aggregate value of the assets of the Retirement Date Funds.

This trust, management and administration fee is accrued daily and paid monthly based on the aggregate assets of the Funds and the Balanced Fund as of the last Business Day of the preceding month. The Funds and the

Balanced Fund bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof. The trust, management and administration fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund is accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund. ABA Retirement Funds and Northern Trust reserve the right to change such fee should the Funds line-up or construction change in the future in a manner that changes Northern Trust’s costs of administering the Funds.

The fee paid to Northern Trust for trust, management, administration and custody services for the period from July 1, 2010 through December 31, 2010 was $1,616,125.

Prior to July 1, 2010, the Collective Trust paid State Street Bank a fee for trust, management, administration and custody services based on the aggregate value of the assets of the Funds and the Balanced Fund at the following annual rate:

Value of Assets	Rate of Trust, Management and Administration Fee
First $1.0 billion	.202%
Next $1.8 billion	.067
Over $2.8 billion	.029

This fee was accrued on a daily basis and was paid monthly from the assets of the Funds and the Balanced Fund. The Funds and the Balanced Fund bore their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof. The trust, management and administration fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund was accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund.

The fee paid to State Street Bank for trust, management, administration and custody services for the period from January 1, 2010 through June 30, 2010 was $1,683,014.

Benefit payments under the Program generally are made by check. Within two Business Days before the check is payable, funds for the payment of benefits are transferred to a non-interest bearing account with State Street Bank. There is no separate fee charged for benefit payments.

Investment Advisor Fees—Managed Funds

An Investment Advisor fee is paid to each Investment Advisor with respect to the Managed Funds based on the value of the assets allocated to that Investment Advisor. These fees are accrued on a daily basis and paid monthly from the respective Managed Funds.

Effective from and after December 8, 2010, the Stable Asset Return Fund pays its Investment Advisors aggregate advisory fees at the blended annual rate of 0.144% of the assets of the Fund. This advisory fee rate is calculated utilizing assets, fee rates and asset allocations as of December 31, 2010. These fees are deducted from the Fund’s crediting rate. From on or about July 1, 2010 to on or about December 7, 2010, the Stable Asset Return Fund paid its Investment Advisor a fee at the annual rate of .05% of the assets of the Fund. Prior to July 1, 2010, the Stable Asset Return Fund did not pay its Investment Advisor a fee separate and apart from the trust, management, and administration fee then payable to State Street Bank.

Effective from and after November 1, 2010, the Bond Core Plus Fund pays its Investment Advisor a fee at the following annual rate, based on the value of both the Fund’s assets and the assets of certain other unaffiliated accounts with respect to which the Trustee has engaged the Investment Advisor as investment adviser, and so long as the aggregate value of all such assets remains above $600 million (as of December 31, 2010 the aggregate value of all such assets was $1.2 billion):

Value of Aggregate Assets(1)(2)	Rate
First $600 million	.25%
Next $700 million	.20
Over $1.3 billion	.15

(1)	The assets of the debt portion of the Balanced Fund are invested in the Bond Core Plus Fund. Pacific Investment Management Company LLC receives an Investment Advisor fee according to this fee schedule and based on the aggregate value of all assets allocated to the Bond Core Plus Fund, including those so allocated through the debt portion of the Balanced Fund.
(2)	If the aggregate market value of the assets of the Bond Core Plus Fund and the assets of these other unaffiliated accounts falls below $600 million for reasons other than market movements, then the Fund shall pay its Investment Advisor a fee at the annual rate of .50% on the first $25 million of such value, .375% on the next $25 million of such value and .25% of such value in excess of $50 million.

The table below provides the respective blended annual rates of aggregate fees payable by each of the Large Cap Equity Fund, the Small-Mid Cap Equity Fund and the International All Cap Equity Fund to its respective Investment Advisors. These aggregate advisory fee rates are stated as a percentage of the assets of each Fund and are calculated utilizing assets, fee rates and asset allocations as of December 31, 2010:

Fund	Rate
Large Cap Equity Fund	.285%
Small-Mid Cap Equity Fund	.476
International All Cap Equity Fund	.489

Investment Advisor Fees—Index Funds and Indexed Portions of Managed Funds

Effective from and after February 3, 2009 (or, if later, since Fund inception), the Collective Trust pays Investment Advisor fees to State Street Bank for the investment management services it performs relating to the assets in the Index Funds. The Collective Trust also pays Investment Advisor fees to State Street Bank for the investment management services it performs relating to the indexed portion of the Large Cap Equity Fund. These fees are accrued on a daily basis and paid monthly from the relevant assets of the respective Funds and are based on respective net assets as of the time of calculation. Effective during the year ended December 31, 2010, the fee for the indexed portion of the Small Mid-Cap Equity Fund and International All Cap Equity Fund was at an annual rate of .04% and ..12%, respectively, of the relevant assets of the Fund. Effective from and after July 1, 2010, the fee for the indexed portion of the Large Cap Equity Fund is at an annual rate of .03% of the relevant assets of the Fund, and the fees for the respective Index Funds are at the following annual rates:

Index Fund	Rate
Bond Index Fund	.04%
Large Cap Index Equity Fund	.02
All Cap Index Equity Fund	.04
Mid Cap Index Equity Fund	.04
Small Cap Index Equity Fund	.04
International Index Equity Fund	.12

Prior to July 1, 2010, the fee for the indexed portion of the Large Cap Equity Fund was at the annual rate of .05% of the relevant assets of the Fund, and the fees for the respective Index Funds listed below were at the following annual rates:

Index Fund	Rate
All Cap Index Equity Fund	.05%
Mid Cap Index Equity Fund	.05
Small Cap Index Equity Fund	.05
International Index Equity Fund	.10

Investment Advisor Fees—Cash Portions of Managed Funds

For investment management services rendered with respect to the respective portions of the Managed Funds invested in short term cash-equivalent collective investment funds maintained by Northern Trust Investments or its affiliates, fees are paid to such funds at an annual rate of .15% of the assets of such portions of such Managed Funds.

Investment Advisor Fees—Real Asset Return Fund

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Real Asset Return Fund. This fee is at the annual rate of .078% of the target asset allocation of the Real Asset Return Fund and is accrued on a daily basis and paid monthly from the assets of the Fund.

Investment Advisor Fees—Retirement Date Funds

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Retirement Date Funds. This fee is paid at the annual rate of .10% of the value of the assets held by the respective Retirement Date Funds and is accrued on a daily basis and paid monthly from the assets of the respective Retirement Date Funds. The Retirement Date Funds bear their respective portions of this fee pro rata based on their respective net assets as of the time of calculation of the fee.

Investment Advisor Fees—Target Risk Funds

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Target Risk Funds. Effective from and after July 1, 2010, these fees are at the annual rates of .042%, .055% and .063% of the respective net assets of the Conservative Risk Fund, Moderate Risk Fund and Aggressive Risk Fund, and are accrued on a daily basis and paid monthly from the assets of the respective Funds. Prior to July 1, 2010, these fees were at the annual rate of .06% of the respective net assets of each such Fund.

Operational and Offering Costs

Recurring expenses incurred in connection with operating the Collective Trust, such as printing, legal, registration, consulting and auditing expenses, are considered operational expenses and are accrued throughout the year. For the year ended December 31, 2010, these expenses totaled $4,048,677. Fees in the amount of approximately $22,460 for the registration of $315 million of Units with the Securities and Exchange Commission were paid during 2010 and are an operational cost. These operational costs are allocated to all of the Funds and the Balanced Fund based on net assets. For purposes of this allocation, assets of the Balanced Fund invested through the Large Cap Equity Fund or the Bond Core Plus Fund are included only under the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, and not under the Balanced Fund.

Self-Managed Brokerage Account Fees

Transaction fees for the purchase or sale of securities for the Self-Managed Brokerage Account of an Investor are charged in accordance with the schedule of rates communicated from time to time to Investors with Self-Managed Brokerage Accounts. These transaction fees are imposed by State Street Global Markets, LLC, a member of the Financial Industry Regulatory Authority and an affiliate of State Street Bank.

Actuarial and Consulting Services and Fees

ING Life has retained a third-party consulting firm to provide actuarial services and other services related to individually designed plan features for each Employer that adopts or has adopted the American Bar Association Members Defined Benefit Plan or any other plan requiring either actuarial or other such special plan related services. Each such Employer agrees to use such third-party consulting firm. The fees and expenses of the consulting firm will be charged to the relevant Employers based on the amount of such services provided by the consulting firm. If the fee is not paid directly by the Employer, such fee, if permissible, will be deducted from the Employer’s plan’s assets.

Fee Recipients

The following table summarizes the fees paid to the Investment Advisors for services rendered to the Managed Funds for the year ended December 31, 2010:

Fund	Advisory Fees
Stable Asset Return Fund(1)	$301,879
Bond Core Plus Fund(2)	1,063,591
Large Cap Equity Fund(2)	2,086,391
Small-Mid Cap Equity Fund(2)	1,398,950
International All Cap Equity Fund(2)	766,624

(1)	The Stable Asset Return Fund did not have applicable Investment Advisor fees until July 1, 2010. Investment Advisor fees include $84,461 deducted from the Stable Asset Return Fund’s crediting rate. The fees paid to State Street Bank amounted to $217,418.
(2)	Does not include fees paid to State Street Bank for investment management services it performed during the year relating to the indexed portions of the respective Fund and/or fees paid to Northern Trust Investments for investment management services it performed during the year relating to cash portions of the respective Fund.

The fees paid to State Street Bank for investment management services it performed relating to the Index Funds, the indexed portions of the Large Cap Equity Fund and the Small-Mid Cap Equity Fund and the liquidity reserve portion of the International All Cap Equity Fund for the year ended December 31, 2010 were as follows:

Fund	Advisory Fees
Bond Index Fund	$18,218
Large Cap Index Equity Fund	8,394
All Cap Index Equity Fund	120,652
Mid Cap Index Equity Fund	14,088
Small Cap Index Equity Fund	8,416
International Index Equity Fund	34,051
Large Cap Equity Fund	27,274
Small-Mid Cap Equity Fund	3,646
International All Cap Equity Fund	6,810

The fee paid to State Street Bank for investment management services it performed relating to the Real Asset Return Fund for the year ended December 31, 2010 was $7,566.

The fees paid to State Street Bank for investment management services it performed relating to the Retirement Date Funds for the year ended December 31, 2010 were as follows:

Fund	Advisory Fees
Lifetime Income Retirement Date Fund	$32,935
2010 Retirement Date Fund	62,849
2020 Retirement Date Fund	114,234
2030 Retirement Date Fund	90,204
2040 Retirement Date Fund	54,585

The fees paid to State Street Bank for investment management services it performed relating to the Target Risk Funds for the year ended December 31, 2010 were as follows:

Fund	Advisory Fees
Conservative Risk Fund	$5,035
Moderate Risk Fund	12,844
Aggressive Risk Fund	4,557

For the year ended December 31, 2010, State Street Bank received a fee of $388,693, or 30%, with respect to the net income after rebates paid to borrowers of the loaned securities generated in connection with direct participation in the State Street Bank securities lending program. State Street Bank previously received a 50% share of net income of the Funds that participated indirectly in securities lending. Effective as of September 2010, no Funds participate indirectly in the State Street Bank securities lending program.

The fees paid to Northern Trust Investments for investment management services it performed for the respective Managed Funds listed below for the period from July 1, 2010 through December 31, 2010 were as follows:

Fund	Advisory Fees
Bond Core Plus Fund	$1,176
Large Cap Equity Fund	9,451
Small-Mid Cap Equity Fund	4,067
International All Cap Equity Fund	3,081
Stable Asset Return Fund	11,684

Estimated Annual Fees and Expenses

The following information with respect to estimated annualized fees and expenses is based on the approximate amount of assets of the Program on December 31, 2010, which was $3,648 million, and rates and levels of fees and expenses as in effect on or about such date.

ING Life, the party with primary responsibility for recordkeeping, administration and marketing of the Program, would receive a program expense fee of $19,109,395 on an annual basis (before any reduction relating to payments by TD Ameritrade with respect to the Self-Managed Brokerage Accounts to be credited against such amount commencing on or about September 2, 2011). ABA Retirement Funds would receive a program expense fee of $2,675,300 on an annual basis in its capacity as sponsor of the Program. An affiliate of Northern Trust would receive a trust, management and administration fee of $3,382,665 on an annual basis.

The following table sets forth the estimated annual Investment Advisor fees payable in 2011 by each of the Funds set forth below:

Fund	Advisory Fee(1)
Stable Asset Return Fund	$1,446,130
Bond Core Plus Fund	1,046,276
Large Cap Equity Fund	2,303,150
Small-Mid Cap Equity Fund	1,483,360
International All Cap Equity Fund	843,515
Bond Index Fund	22,265
Large Cap Index Equity Fund	10,950
All Cap Index Equity Fund	117,530
Mid Cap Index Equity Fund	17,520
Small Cap Index Equity Fund	10,585
International Index Equity Fund	51,465
Real Asset Return Fund	9,855
Lifetime Income Retirement Date Fund	35,770
2010 Retirement Date Fund	69,350
2020 Retirement Date Fund	135,415
2030 Retirement Date Fund	108,405
2040 Retirement Date Fund	66,065
Conservative Risk Fund	6,935
Moderate Risk Fund	17,520
Aggressive Risk Fund	7,665

(1)	The table is based on approximate amount of assets of the Collective Trust on December 31, 2010, and the approximate allocation of the Collective Trust’s assets among the investment options and the approximate allocation of each multi-manager Fund’s assets among Investment Advisors as of such date. For purposes of this table, the debt portion of the Balanced Fund invested through the Bond Core Plus Fund, which totaled $105,297,110 as of December 31, 2010, and the equity portion of the Balanced Fund invested through the Large Cap Equity Fund, which totaled $164,558,249 as of December 31, 2010, are included under the Bond Core Plus Fund and the Large Cap Equity Fund, respectively.

Each Employer, by electing to participate in the Program, agrees to the fees payable to ING Life, Northern Trust, State Street Bank and ABA Retirement Funds as described in this prospectus and that such fees are reasonable compensation for the services performed by ING Life, Northern Trust, State Street Bank and ABA Retirement Funds, respectively, for the Program.

ERISA AND FIDUCIARY OBLIGATIONS

The following discussion is presented for informational purposes only and is not intended as legal or tax advice to any particular investor.

Generally, each Employer’s plan and trust, as well as the ABA Members Trusts and the Collective Trust, is subject to the requirements of ERISA, and the underlying assets are ERISA plan assets (A plan and trust covering only self-employed persons, such as partners or sole proprietors, and no employees, is, however, generally not subject to ERISA). The obligations imposed by ERISA apply to those persons who have discretionary authority or control regarding the management or administration of ERISA plan assets to the extent of such discretion and control. Accordingly, in general, each Employer, each trustee of an individually designed plan, Northern Trust as trustee of the ABA Members Trusts, Northern Trust Investments as trustee of the Collective Trust, ABA

Retirement Funds and each Investment Advisor will be considered ERISA fiduciaries to the extent that such person has or exercises any discretionary authority or control over plan assets.

Fiduciaries must manage ERISA plan assets subject to their discretion in a manner consistent with the fiduciary requirements set forth in Part 4 of Title I of ERISA, including the requirement that (a) the investment of plan assets satisfy the diversification standard for a plan set forth in section 404(a) of ERISA, (b) the investment of plan assets be prudent and be in the best interests of a plan and its participants and beneficiaries, (c) the investment of plan assets be permissible under the terms of the underlying plan and trust documents, and (d) the plan not engage in a transaction described in section 406 of ERISA (commonly referred to as a “prohibited transaction”), unless an exemption applies. Therefore, each Employer (or other fiduciary with the appropriate discretion) must determine that the Program meets the applicable fiduciary requirements of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the appropriate fiduciary who makes investment decisions should consider all facts and circumstances, including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the plan, and whether the investment is reasonably designed, as part of the plan assets with respect to which the fiduciary has investment duties, to further the purposes of the plan, taking into consideration the risk of loss and the opportunity for gain or other return associated with the investment. The assets of the Funds will be invested in accordance with the investment policies and objectives expressed in this prospectus, including the Program investment policy recommended by Northern Investments and accepted by the ABA Retirement Funds, as in effect from time to time, and each Self-Managed Brokerage Account will be invested in accordance with the investment directions of the respective Participant, Employer, Investor or plan trustee. None of Northern Trust, Northern Trust Investments, ABA Retirement Funds and the Investment Advisors has any responsibility for developing any overall investment strategy of any individual plan. In addition, under ERISA, no plan fiduciary is liable for any loss which results from the individual investment election of a Participant or beneficiary to the extent that a plan and a particular transaction complies with section 404(c) of ERISA and the Department of Labor regulations thereunder. See “ERISA and Fiduciary Obligations—ERISA Section 404(c)” below.

As a fiduciary, Northern Trust Investments must manage the assets of the Collective Trust in a manner consistent with the applicable fiduciary requirements of ERISA, including the prudent man requirement, the exclusive benefit requirement and the prohibited transaction rules. With respect to the prohibited transaction rules, Northern Trust Investments intends to rely on several prohibited transaction class exemptions. In addition, it is contemplated that Northern Trust, Northern Trust Investments and the Investment Advisors will each meet the requirements of a “qualified professional asset manager” as defined in Prohibited Transaction Class Exemption 84-14, issued by the Department of Labor.

Bonding. As a fiduciary, each Employer must secure adequate bonding as required by section 412 of ERISA for every fiduciary of the plan and for every person (other than for Northern Trust and Northern Trust Investments personnel) who handles funds or property of the plan, which we refer to as Plan officials. The bond must protect the plan against loss due to acts of fraud or dishonesty by Plan officials. The amount of the bond is determined at the beginning of each plan year, and must be at least 10% of the amount of the funds handled. The amount must, however, be at least $1,000, and generally is not required to be more than $500,000.

ERISA Section 404(c)

In General. The American Bar Association Members Retirement Plan is intended to be a plan described in section 404(c) of ERISA and the Department of Labor regulations thereunder. Each adopting Employer intends, by adopting the American Bar Association Members Retirement Plan, to have section 404(c) of ERISA apply to the plan as so adopted. Under section 404(c) of ERISA, a Participant (or beneficiary) who exercises control over assets in his or her plan account generally is not deemed to be a plan fiduciary, and persons who are otherwise plan fiduciaries, including the adopting Employer, ABA Retirement Funds, Northern Trust and Northern Trust Investments, may be relieved of ERISA fiduciary liability for any losses which are the direct and necessary result of investment instructions given by the Participant (or beneficiary). However, this relief may not be available for investments made pursuant to the default provisions applicable to cases where a Participant (or beneficiary) has not made an investment election.

The Department of Labor regulations under section 404(c) of ERISA describe the standards for determining whether a plan, or a particular transaction, is afforded this relief. The regulations define an “ERISA Section 404(c) plan” as an individual account plan, such as the American Bar Association Members Retirement Plan, that (i) provides Participants (or beneficiaries) an opportunity to exercise control over assets in their individual plan accounts, and (ii) provides Participants (or beneficiaries) an opportunity to choose, from a broad range of investment alternatives, the manner in which some or all of the assets in their plan accounts are invested. Set forth below is a summary of the manner in which the American Bar Association Members Retirement Plan satisfies the requirement of the regulations.

Opportunity to Exercise Control. The American Bar Association Members Retirement Plan provides Participants (or beneficiaries) an opportunity to give investment instructions to a fiduciary designated by the Employer, which is Northern Trust unless the Employer designates another fiduciary for this purpose. Participants (or beneficiaries) also are provided (or have the opportunity to obtain) information intended to enable them to make informed decisions as to available investment alternatives. This information includes: (i) identification and descriptions of the investment options available under the plan, including a general description of the investment objectives and risk and return characteristics of each option; (ii) identification of any investment managers designated by the Employer; (iii) a description of plan procedures under which Participants may give investment instructions, including limitations on frequency or number of directions; (iv) identification of certain transaction fees and expenses which are charged to a Participant’s account; (v) copies of prospectuses with respect to any mutual fund in which a Participant’s account has not previously invested; and (vi) copies of materials (such as voting forms and proxy information) necessary for a Participant to exercise any pass-through voting, tender and similar rights.

Upon request, additional information must be provided to Participants by the plan fiduciary designated by the Employer (or person or persons designated by the plan fiduciary to act on its behalf), and the Employer must identify the name, address and phone number of such person or persons. For an Employer which has not designated a fiduciary other than Northern Trust for this purpose, requests should be made to ABA Retirement Funds Program, P.O. Box 5142, Boston, MA 02206-5142 or by calling the Program’s Participant Services Line at (800) 348-2272. This information includes: (i) a description of the annual operating expenses of each investment option, such as investment management fees, administrative fees and transaction costs, which may reduce a Participant’s account, and the aggregate amount of such expenses expressed as a percentage of net assets of the investment option; (ii) copies of prospectuses, financial statements and reports and other materials relating to investment options; (iii) a list of the underlying assets of an investment option that holds “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101), and the value of each asset (or the proportion of the investment alternative which it comprises), and with respect to some fixed rate investment contracts, the name of the issuer of the contract and the contract term and rate of return; (iv) information concerning the value of shares or Units in available investment options, including their past and current investment performance; and (v) information concerning the value of shares or Units in investment options held in a Participant’s account.

The Department of Labor regulations permit fiduciaries to decline to implement a Participant’s investment instructions if, for example, the result would be a transaction prohibited under ERISA or the Internal Revenue Code, or would generate taxable income to the plan. Northern Trust, as plan trustee, may, therefore, decline to follow the investment instructions of a Participant under these circumstances. It is generally not anticipated, however, that the exercise of investment elections allowed under the American Bar Association Members Retirement Plan, including Self-Managed Brokerage Accounts, would result in these circumstances. For information regarding certain restrictions on investment transfers, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Range of Investment Alternatives. The Department of Labor regulations require a plan to offer at least three “core” investment alternatives which (i) are diversified as to type of investment; (ii) have materially different risk and return characteristics; (iii) in the aggregate enable a Participant to achieve an investment portfolio with appropriate aggregate risk and return characteristics; and (iv) tend to minimize through diversification the overall risk to Participants’ portfolios. The Stable Asset Return Fund, the Bond Core Plus Fund, the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the International All Cap Equity Fund, the Bond Index Fund, the Large Cap Index Equity Fund, the All Cap Index Equity Fund, the Mid Cap Index Equity Fund, the Small Cap Index Equity Fund, the International Index Equity Fund, the Real Asset Return Fund, the Retirement Date Funds and the Target Risk Funds are intended to constitute “core” investment options. See “Stable Asset Return Fund,” “Bond Core Plus Fund,” “Large Cap Equity Fund,” “Small-Mid Cap Equity Fund,” “International All Cap Equity Fund,” “Bond Index Fund,” “Large Cap Index Equity Fund,” “All Cap Index Equity Fund,” “Mid Cap Index Equity Fund,” “Small Cap Index Equity Fund,” “International Index Equity Fund,” “Real Asset Return Fund,” “Retirement Date Funds” and “Target Risk Funds.” If the Employer has so provided, a plan may also offer the Self-Managed Brokerage Account as an additional “non-core” investment option. The relief from fiduciary liability provided by section 404(c) of ERISA is applicable to all investment elections under a plan that is adopted under the American Bar Association Members Retirement Plan, including any elections to invest in any investment available under the Self-Managed Brokerage Account.

The Department of Labor regulations require a plan to allow Participants to transfer among the “core” investment options at least once during any three-month period. The American Bar Association Members Retirement Plan generally permits Participants to make investment elections and make transfers among investment options on a daily basis except for the International All Cap Equity Fund and the International Index Equity Fund. See “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

REGULATION OF COLLECTIVE TRUST

Although the Funds are similar in certain respects to registered open-end management investment companies (commonly referred to as mutual funds), the Funds under the Collective Trust are exempt from registration under the Investment Company Act of 1940 because they are “collective trust funds” maintained by a bank consisting solely of assets of the plans. For this reason, the Funds are not subject to compliance with the requirements of the Investment Company Act of 1940 that apply to mutual funds.

A typical mutual fund is operated by a board of directors or trustees through contractual arrangements with one or more investment advisors, administrators, custodians and similar service providers. Under the Investment Company Act of 1940, a mutual fund is required to provide shareholders with voting rights with respect to a variety of matters, including the election of the mutual fund’s directors or trustees, the approval of the fund’s contracts with its investment advisors and the approval of changes to the mutual fund’s fundamental investment policies.

Unlike the typical mutual fund, the Collective Trust is operated by a single corporate trustee (Northern Trust Investments), which, together with Northern Trust, is responsible for all aspects of each Fund, including portfolio management, administration and custody. Under the Collective Trust, investors have no voting rights with respect to the selection of Northern Trust Investments as trustee, ING Life as provider of administration and marketing services, the selection of the Funds’ Investment Advisors or changes to any investment policy of a Fund. Northern Trust Investments may make additional investment options available from time to time and may terminate or amend the terms of the investment options from time to time, in each case subject to the investment policy developed by Northern Trust Investments and accepted by ABA Retirement Funds. See “ABA Retirement Funds.” On behalf of the investors, however, ABA Retirement Funds will exercise independent oversight of Northern Trust, Northern Trust Investments and ING Life, acting through its affiliates, including ING Services, with respect to some aspects of the Program. In particular, none of the fees charged by Northern Trust or ING

Life may be changed without the prior approval of ABA Retirement Funds. For additional information concerning the role of ABA Retirement Funds under the Program, see “ABA Retirement Funds.”

Under the Investment Company Act of 1940, the investment advisor to a mutual fund and its affiliates are prohibited from engaging in principal transactions with the mutual fund. Although these provisions of the Investment Company Act of 1940 do not apply to the Funds, similar prohibitions on self-dealing are applicable to Northern Trust, Northern Trust Investments and each Investment Advisor under ERISA.

A mutual fund is required to issue “redeemable securities” within the meaning of the Investment Company Act of 1940. In connection with this requirement, a mutual fund generally may not invest more than 10% of its assets in illiquid securities and may not suspend or postpone the redemption of shares for more than seven days, except under extraordinary circumstances. Similar provisions have been adopted with respect to each of the Funds, except the Stable Asset Return Fund, which may invest more than 10% of its assets in illiquid securities and may temporarily suspend or postpone withdrawals or transfers if there are insufficient liquid assets to satisfy withdrawal or transfer requests. For additional information concerning the risks associated with an investment in the Stable Asset Return Fund, see “Stable Asset Return Fund” and “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

The Stable Asset Return Fund relies on “amortized cost pricing” as the method for valuing portfolio securities of the Fund. Unlike a mutual fund, however, the Stable Asset Return Fund is not subject to Rule 2a-7 under the Investment Company Act of 1940, which requires a mutual fund, as a condition to the use of amortized cost pricing, to satisfy quality diversification and maturity standards with respect to its portfolio. For a more complete description of the risks associated with the use of amortized cost pricing, see “Stable Asset Return Fund—Valuation of Units.”

Finally, because the Funds are not registered under the Investment Company Act of 1940, the Funds are not subject to the periodic reporting requirements of the Investment Company Act of 1940 and the operations of the Funds are not subject to inspection by the Securities and Exchange Commission under the Investment Company Act of 1940. However, Northern Trust is subject to supervision and examination by the Board of Governors of the Federal Reserve System and the Illinois Commissioner of Banks. Northern Trust Investments is subject to supervision and examination by the Board of Governors of the Federal Reserve System and the Illinois Department of Financial and Professional Regulation.

The Funds are operated by Northern Trust Investments, which has claimed an exclusion on behalf of the Funds from the definition of “commodity pool operator” under the Commodity Exchange Act. Accordingly, Northern Trust Investments is not subject to registration or regulation as a “commodity pool operator” under such Act.

The Collective Trust issues both Units that are registered under the Securities Act of 1933 and Units that are unregistered. Unregistered Units are offered and sold in reliance upon the exemption from registration contained in Section 3(a)(2) of the Securities Act of 1933 or, in the case of Units offered and sold to certain employee benefit plans covering self-employed individuals, commonly called “Keogh” or “H.R.10” plans, Rule 180 promulgated thereunder.

FEDERAL INCOME TAX CONSIDERATIONS

The provisions of the Internal Revenue Code relating to contributions to, and distributions under, qualified retirement plans generally, including the Program, are briefly summarized below. For purposes of this summary, it is assumed that Participants are not participants in any other qualified retirement plan. Provisions of the Internal Revenue Code that govern participation, vesting, funding or prohibited transactions generally are not discussed in this prospectus. There also is no discussion in this prospectus of the reporting and disclosure requirements of ERISA. See “ERISA and Fiduciary Obligations.” In addition, there is no discussion of the impact, if any, of state laws that may apply. For information on these matters, Employers, plan trustees and Participants should consult their legal or tax advisors. The Collective Trust has not received a written opinion of tax counsel with respect to the matters discussed below.

If an Eligible Employer adopts an ABA Members Plan, the Eligible Employer will not need Internal Revenue Service, which we refer to as the IRS, approval unless the Eligible Employer adopts certain provisions or maintains another plan. If, with respect to an individually designed plan, an Eligible Employer adopts the Pooled Trust, IRS approval of such adoption is not required, assuming that the applicable individually designed plan has been approved by the IRS. Depending on the form of adoption agreement adopted by an Eligible Employer, it may be advisable for an Eligible Employer to apply to the Internal Revenue Service for a determination of the qualified status of the master plan as adopted by the Eligible Employer. If such a submission is required, Eligible Employers may have to pay the IRS a user fee. This fee is subject to change at the discretion of the IRS.

Contributions

Employer contributions to a plan are deductible in the taxable year for which they are made if the limitations of section 404 of the Internal Revenue Code are met. As a general rule, Employer contributions must be made for any taxable year by the due date (including extensions) for filing the Employer’s federal income tax return for that fiscal year. However, under ERISA, Participants’ salary deferral contributions under a 401(k) plan and Participants’ voluntary after-tax contributions must be contributed by the Employer as soon as practicable after the payroll period for which the deduction is deducted from participants’ compensation and within the time specified by applicable law, but in no event later than 15 days following the end of the calendar month in which such deferral or contribution is made. Participant contributions to plans with fewer than 100 participants generally will be deemed to have satisfied this requirement if such contributions are contributed within seven business days following the date on which the amount is deducted from the participants’ compensation.

An Employer that has adopted the American Bar Association Members Retirement Plan as a profit sharing plan makes contributions in discretionary amounts to be determined annually. An individually designed profit sharing plan may provide for contributions that are either discretionary or fixed by a formula contained in the plan. A profit sharing plan may include a 401(k) arrangement under which matching contributions on a discretionary basis to be determined annually or pursuant to a fixed formula may be provided. The aggregate Employer contribution to the plan, including profit sharing and matching contributions but excluding Participants’ salary deferrals under a 401(k) arrangement, is limited to 25% of all Participants’ taxable compensation (up to the annual compensation limit determined each year by the IRS) for the plan year.

An Employer that has adopted the American Bar Association Members Retirement Plan as a defined contribution pension plan must contribute a percentage of each Participant’s compensation as specified by the Employer in the adoption agreement. An Employer that has adopted the American Bar Association Members Retirement Plan as a target benefit pension plan must contribute an amount which is actuarially determined to be necessary to fund the benefit targeted at normal retirement age. With respect to either a defined contribution pension plan or a target benefit plan, an Employer’s deductible contribution is limited by the formula specified in the adoption agreement.

Contributions on behalf of a Participant in one or more plans established under the American Bar Association Members Retirement Plan are limited to the lesser of $49,000 (for 2011) and 100% of the Participant’s taxable compensation (determined, in the case of self-employed persons, with respect to one-half of self-employment (SECA) taxes paid and all deductible plan contributions, other than 401(k) salary deferral contributions). A Participant’s after-tax employee contributions, salary deferrals under a 401(k) plan and forfeitures are taken into account for purposes of applying this limitation. Employer contributions under the American Bar Association Members Retirement Plan or an individually designed defined contribution plan that are in excess of the foregoing limits are not deductible.

A Participant’s deferrals under a 401(k) plan may not exceed $16,500 for 2011 ($11,500 for a SIMPLE 401(k) plan for 2011), as adjusted pursuant to section 402(g) of the Internal Revenue Code thereafter. Participants who are 50 years of age or older or who are projected to obtain age 50 during the current calendar year are eligible to make additional deferrals to a 401(k) plan over and above any other applicable limits that apply to the plan (e.g., statutory limits, employer-provided limits, and the actual deferral percentage (ADP) limit) up to the catch-up limitation for the year ($5,500 for a 401(k) plan in 2011 and $2,500 for a SIMPLE 401(k) plan in 2011). Thus, for example, eligible participants age 50 or over who contribute the maximum amount of deferrals to a 401(k) plan ($16,500 for 2011) may contribute an additional $5,500 to the 401(k) plan, such that the total 401(k) contribution limit for such participants will be $22,000 for 2011 (or a total of $14,000 in the case of a SIMPLE 401(k) plan). Finally, for 2011, certain Participants with incomes up to $28,250 (for unmarried Participants) and $56,500 (for married Participants) may be eligible for a Saver’s Credit with respect to the first $2,000 contributed to a 401(k) plan and certain other retirement plans. Participants should consult with their personal tax advisors to determine whether they are eligible for this credit.

Under the American Bar Association Members Defined Benefit Pension Plan or any individually designed defined benefit pension plan, the plan’s actuary determines the amount of the annual contribution. If the Employer adopts both the American Bar Association Members Defined Benefit Pension Plan and the American Bar Association Members Retirement Plan (or any other combination of defined benefit and defined contribution plans), its deductible contribution is limited to 25% of all Participants’ taxable compensation or the amount necessary to meet the minimum funding standard under the defined benefit plan, whichever is greater.

If the Employer contributes more to the plan than is deductible under the above rules, the Employer may be liable for a 10% penalty tax on that non-deductible contribution and may risk disqualifying the plan.

Salary deferrals to a 401(k) plan are subject to applicable FICA (social security) and FUTA (unemployment) taxes.

Distributions

Income or gains on contributions are generally not subject to federal income tax until benefits are distributed to the Participant or the Participant’s beneficiary. Generally, distributions in excess of an employee’s after-tax contributions are taxed as ordinary income to the recipient, whether the distribution is made as a lump sum payment or installments.

Lump Sum Payment to Participants Born Before 1936. If a Participant was born before 1936, the Participant may elect to have a special rule apply to one lump sum distribution made after attainment of age 59 1/2 or on account of death, disability (if the Participant is self-employed), or separation from service if the Participant is an employee. For the payment to be treated as a lump sum distribution, the Participant must have participated in the plan for at least five years prior to the distribution. Under this special rule, a Participant may elect ten-year income averaging using 1986 income tax rates. Furthermore, a Participant who contributed to a plan before 1974 may elect separately to pay tax on the portion of the Participant’s lump sum distribution attributable to pre-1974 contributions at a flat 20% rate.

Payments to All Other Participants. In general, distribution of the taxable portion of a Participant’s account balance or benefit is eligible for tax-deferred treatment if it is rolled over into a “traditional” IRA (individual retirement account) or an eligible employer plan that accepts rollovers provided the rollover is completed within 60 days. Additionally, a Participant may roll over a distribution of his or her account balance into a Roth IRA, and beginning in 2010, if the plan has so elected, to a Roth account within the plan. If a Participant elects to roll over a distribution of his or her account balance into a Roth IRA or Roth account within the plan, the entire taxable portion of such distribution will be taxable as ordinary income in the year in which such rollover occurs; provided, however, amounts rolled over in 2010 are eligible for special tax treatment in which one-half of the taxable amount is included in income in 2011 and one-half in 2012. Subsequent distributions from the Roth IRA or Roth account within the plan may not be taxable. See “Federal Income Tax Considerations—Distributions—Designated Roth Contributions and In-Plan Roth Rollover Contributions.” A Participant may not roll over his or her account balance into a SIMPLE IRA or a Coverdell Education Savings Account (formerly known as an education IRA). Designated Roth contributions can be rolled over only to a Roth IRA or certain eligible employer plans that accept such contributions and maintain a separate designated Roth account. An “eligible employer plan” includes a plan qualified under section 401(a) of the Internal Revenue Code, a section 403(a) annuity plan, a section 403(b) tax-sheltered annuity and an eligible section 457(b) plan maintained by a governmental employer. However, if a Participant’s distribution is one of a series of substantially equal payments made (1) over the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, or (2) over a specified period of 10 years or more, such distribution will not be eligible for rollover. In addition, hardship distributions and payments from a plan required to be made because a Participant has attained his or her “required beginning date” as defined under section 401(a)(9) of the Internal Revenue Code, are ineligible for rollover. Amounts that are rolled over into an IRA generally cannot be withdrawn without penalty before the Participant reaches age 59 1/2 and any such withdrawals will be taxable as ordinary income. The amount of any taxable distribution that is eligible for rollover but that is not paid to an IRA or eligible employer plan is subject to mandatory 20% withholding and includible in the Participant’s gross income. Additionally, Participants may be subject to the 10% additional income tax on premature distributions, as described below. Participants who are contemplating rolling over their account balance are advised to consult with their personal tax advisors to determine the appropriate tax treatment of the rollover. After-tax contributions may be rolled over to an IRA or to certain employer plans that accept after-tax contributions. If after-tax contributions are rolled over to an IRA, they cannot later be rolled into another eligible employer plan. Special rules apply to designated Roth contributions. See “Federal Income Tax Considerations—Distributions—Roth Contributions” below.

Annuity Payments and Monthly Installments. Each annuity or installment payment a Participant receives is treated as ordinary income except where the Participant has a “cost basis” in the payment. A Participant’s cost basis is equal to the amount of the Participant’s voluntary after-tax contributions, plus any Employer contributions that the Participant was required to include in gross income in prior years. To the extent a Participant has a cost basis, a portion of each annuity or installment payment a Participant receives will, subject to special rules and limitations, be excluded from gross income to reflect the recovery of the Participant’s cost basis.

In-Service Withdrawals of After-Tax Contributions. The portion of each in-service withdrawal of voluntary after-tax employee contributions that is attributable to earnings will be included in a Participant’s gross income. However, amounts contributed before January 1, 1987 to plans that on May 5, 1986 permitted active employees to withdraw their after-tax contributions are taxable upon withdrawal only to the extent that they exceed the amount of the Participant’s cost basis. Amounts included in gross income under this rule may also be subject to the additional 10% income tax on premature distributions described below.

Premature Distributions. A Participant may be liable for an additional 10% income tax on all taxable amounts distributed before age 59 1/2 unless the distribution falls within a specified exception or is rolled over into an IRA or an eligible employer plan.

The exceptions to this additional tax include (a) distributions made to a Participant’s beneficiary on account of the Participant’s death, (b) distributions in the form of a life annuity or installments over the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s beneficiary), (c) distributions due to separation from service on or after age 55, (d) distributions not in excess of the Participant’s deductible medical expenses, (e) distributions to an alternate payee pursuant to a qualified domestic relations order, (f) distributions on account of disability and (g) payments made directly to the government to satisfy a federal tax levy.

Designated Roth Contributions and In-Plan Roth Rollover Contributions. Qualified distributions of designated Roth contributions made to a designated Roth account and in-plan Roth rollover contributions, including earnings thereon, are not subject to tax upon distribution if they are made five years after the designated Roth contributions or in-plan Roth rollover contributions, as applicable, were initially made and they are made for a qualified purpose. A qualified purpose is any distribution made after attainment of age 59 1/2, any distribution to a participant’s beneficiary due to the participant’s death and any distribution made on account of the participant’s disability. Non-qualified distributions of designated Roth contributions and in-plan Roth rollover contributions are subject to 10% additional income tax on premature distributions as described above. See “Federal Income Tax Considerations—Distributions—Premature Distributions.”

Federal Income Tax Withholding

Under the ABA Members Plans, federal income tax will be withheld from all taxable payments which are not directly rolled over into an IRA or an eligible employer plan unless, where permitted, the recipient elects otherwise. The rate of withholding will depend on the type and, in some cases, the amount of the distribution. A person receiving periodic monthly payments of less than $1,600 will generally be exempt from withholding, although he or she may elect to have tax withheld. A person receiving monthly payments of $1,600 or more will generally be subject to withholding as if the benefit payments were wages, unless he or she elects not to have tax withheld. Where a person whose monthly payments are $1,600 or more makes no withholding election whatsoever, tax will be withheld as if the person were married and claiming three withholding allowances. A special withholding table may be used to determine the withholding liability of a periodic payment. Although the amount of any periodic payment that will be withheld is determined as if the periodic payment were a payment of wages to the Participant for a payroll period, the amount to be withheld is calculated separately from any amounts that are actually paid to the Participant as wages for the same period. Taxable distributions from a plan which are eligible for rollover, as described above, will generally be subject to mandatory withholding at the rate of 20%, unless the distribution is paid directly to an eligible employer plan or to an IRA. A Participant will receive additional information and appropriate forms for withholding when he or she requests the necessary forms for a distribution or withdrawal.

Under an individually designed plan that uses the Pooled Trust for investment only, Northern Trust will pay the full amount of the distribution to the plan’s trustee. The plan’s trustee is responsible for withholding federal income tax upon a distribution to the Participant and for providing the Participant with applicable tax reporting forms.

TAXATION OF COLLECTIVE TRUST

The Collective Trust is a tax-exempt group trust established pursuant to Revenue Ruling 81-100, 1981-1 C.B. 326 as modified by Revenue Ruling 2004-67, 2004-25 I.R.B. 28. The Collective Trust has received from the IRS a favorable determination letter with respect to such tax-exempt status. Northern Trust Investments has requested the IRS to confirm that such favorable determination letter continues to be applicable to the Collective Trust with Northern Trust Investments as Trustee.

As a tax-exempt group trust, the Collective Trust is not subject to federal income tax unless the Collective Trust generates unrelated business taxable income, also known as UBTI, as defined in the Internal Revenue Code. It is the policy of Northern Trust Investments not to invest any portion of the assets of the Collective Trust in a manner that will generate UBTI. However, if Northern Trust Investments determines that a proposed investment cannot be structured to avoid UBTI and that the projected after-tax return on that investment is sufficient to justify the making of such investment, then Northern Trust Investments may elect to make that investment. In the unlikely event that any UBTI is incurred by the Collective Trust, it is anticipated that any tax thereon would be reported and paid by the Collective Trust as an expense of the Collective Trust.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, has passed upon the validity of the issuance of the Units offered hereby for the Collective Trust.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Collective Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, it files reports and other information with the Securities Exchange Commission in Washington, D.C.

The Collective Trust has filed Registration Statements on Form S-1 with the Securities and Exchange Commission, including amendments thereto, relating to the Units offered hereby. This prospectus does not contain all the information set forth in the Registration Statements to which it relates (File Nos. 333-172928, 333-149594, 333-155737, 333-158263, 333-159466 and 333-166938) and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed or incorporated by reference as an exhibit to the applicable Registration Statement, each of these statements being qualified in all respects by such reference. For further information with respect to the Collective Trust, Northern Trust, Northern Trust Investments and the Units offered by this prospectus, reference is hereby made to the Registration Statements, exhibits and schedules.

The Collective Trust’s reports and other information filed in accordance with the Securities Exchange Act of 1934 and the Registration Statements and exhibits and schedules thereto may be read and copied by the public at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including the Collective Trust). The site’s address is www.sec.gov.

The Collective Trust has “incorporated by reference” into this prospectus certain information that it files with the SEC. This means that the Collective Trust can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later.

The Collective Trust incorporates by reference into this prospectus the documents listed below (SEC File No. 033-50080):

•	Annual Report on Form 10-K for the year ended December 31, 2010; and

•	Current Report on Form 8-K filed April 8, 2011.

The Collective Trust will provide without charge a copy of any or all of the documents incorporated by reference to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person. Requests should be directed to:

ABA Retirement Funds Program

P.O. Box 5142

Boston, MA 02206-5142

Telephone: (800) 348-2272

Email: contactus@abaretirement.com

The documents listed above which has been incorporated into this prospectus is also available through the Program’s website at www.abaretirement.com.

Further information regarding the Program is available by password protected access to the Program’s website at www.abaretirement.com. Information contained on the website is not part of this prospectus, except to the extent certain documents are incorporated by reference into this prospectus.

SEC rules require the Collective Trust to prepare a new prospectus at least annually. From time to time the Collective Trust may also provide you with updates regarding changes to the Program and the investment options by means of a supplement to this prospectus. You should retain a copy of this prospectus for future reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, including, without limitation, those relating to the objectives and strategies of the investment options, constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Collective Trust desires to take advantage of the “safe harbor” provisions of such Act and is including this special note to enable it to do so. Forward-looking statements included in this prospectus, or subsequently included in other publicly available documents filed with the SEC, and other publicly available statements issued or released by the Collective Trust, involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance or achievements of the investment options to differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. For a description of these factors, see the descriptions of each of the investment options found elsewhere in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee	$54,567
Accountants’ fees and expenses	30,000
Legal fees and expenses	250,000
Printing and mailing expenses	225,000
Blue Sky fees and expenses	5,000
Miscellaneous	10,000

Total	$574,567

Item 14.	Indemnification of Directors and Officers.

To the extent permitted by Illinois law in effect and subject to the provisions of Northern Trust Investments’ By-Laws (the “By-Laws”), Northern Trust Investments may indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding (collectively “Proceeding”), whether civil, criminal, administrative or investigative by reason of the fact that they were a director, officer, employee or agent of Northern Trust Investments, or is or was serving at the request of Northern Trust Investments as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such Proceeding, provided they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Northern Trust Investments.

To the extent permitted by Illinois law in effect and subject to the provisions of the By-Laws, Northern Trust Investments may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of Northern Trust Investments to procure a judgment in its favor by reason of the fact that they were a director, officer, employee or agent of Northern Trust Investments or is or was serving at the request of Northern Trust Investments as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or reasonably believed to be in, or not opposed to, the best interests of Northern Trust Investments; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to Northern Trust Investments, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any indemnification under the By-Laws (unless ordered by a court) may be made by Northern Trust Investments upon the determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the By-Laws. Expenses incurred by any person who may have a right of indemnification under the By-Laws in defending a civil or criminal proceeding may be paid by Northern Trust Investments in advance of the final disposition of such proceeding as authorized by the board of directors of Northern Trust Investments in the specific case, upon receipt of an undertaking, executed personally or on such person’s behalf, to repay the advance unless it is ultimately determined that he or she is not entitled to indemnification as authorized in the By-Laws.

The By-Laws further provide that Northern Trust Investments may purchase and maintain insurance (and pay the entire premium therefore) on behalf of the person who is or was a director, officer, employee or agent of Northern Trust Investments, or is or was serving at the request of Northern Trust Investments as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against that person or incurred by that person in any such capacity or arising out of that person’s status as such, whether or not Northern Trust Investments would have the power to indemnify that person against such liability under the provisions of the By-Laws or under the provisions of the Illinois Banking Act.

Northern Trust, the parent company of Northern Trust Investments, carries director and officer liability insurance that provides coverage to directors and officers of Northern Trust Investments while they are acting in their capacity as a director or officer of Northern Trust Investments or of another entity if at the direction of Northern Trust Investments.

Each of the Investment Advisor Agreements between Northern Trust and the Investment Advisors provides that to the extent permitted by applicable law, the Investment Advisor agrees to indemnify and hold harmless Northern Trust for any losses, damages or expenses resulting from (1) any recommendation of the Investment Advisor or based on information provided by the Investment Advisor, (2) the Investment Advisor’s failure to provide correct and timely information or to make recommendations on a timely basis as provided in the applicable Agreement and (3) any disclosure relating to the Investment Advisor or the services provided by the Investment Advisor with respect to a Fund which the Investment Advisor has prepared, approved in writing or has not disapproved within five business days following transmission to a person designated by the Investment Advisor to review such disclosure; provided, however, that the Investment Advisor shall not be required to indemnify and hold harmless Northern Trust to the extent that such losses, damages or expenses result from an act or omission of the Investment Advisor with respect to which the Investment Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with the Investment Advisor Agreement.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2008, the Collective Trust has issued an aggregate of approximately $2.595 billion in unregistered Units. Such Units were offered and sold in reliance upon the exemption from registration under Rule 180 promulgated under the Securities Act of 1933 relating to exemption from registration of interests and participations issued in connection with certain H.R. 10 plans.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Document
3.1

American Bar Association Members/Northern Trust Collective Trust, Amended and Restated Declaration of Trust, effective as of July 1, 2010, included as Exhibit 3.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.2

American Bar Association Members/Northern Trust Collective Trust, Tenth Amended and Restated Fund Declaration for the Stable Asset Return Fund, effective as of July 1, 2010, included as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed December 10, 2010, and incorporated herein by reference thereto.

3.3

American Bar Association Members/Northern Trust Collective Trust, Sixth Amended and Restated Fund Declaration for the Bond Core Plus Fund, effective as of July 1, 2010, included as Exhibit 3.3 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.4

American Bar Association Members/Northern Trust Collective Trust, Second Amended and Restated Fund Declaration for the Large Cap Equity Fund, effective as of July 1, 2010, included as Exhibit 3.4 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
3.5

American Bar Association Members/Northern Trust Collective Trust, First Amended and Restated Fund Declaration for the Small-Mid Cap Equity Fund, effective as of July 1, 2010, included as Exhibit 3.5 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.6

American Bar Association Members/Northern Trust Collective Trust, Tenth Amended and Restated Fund Declaration for the International All Cap Equity Fund, effective as of July 1, 2010, included as Exhibit 3.6 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.7

American Bar Association Members/Northern Trust Collective Trust, First Amended and Restated Fund Declaration for the Index Funds, effective as of July 1, 2010, included as Exhibit 3.7 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.8

American Bar Association Members/Northern Trust Collective Trust, First Amended and Restated Fund Declaration for the Real Asset Return Fund, effective as of July 1, 2010, included as Exhibit 3.8 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.9

American Bar Association Members/Northern Trust Collective Trust, Third Amended and Restated Fund Declaration for the Retirement Date Funds, effective as of July 1, 2010, included as Exhibit 3.9 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.10

American Bar Association Members/Northern Trust Collective Trust, First Amended and Restated Fund Declaration for the Target Risk Funds, effective as of July 1, 2010, included as Exhibit 3.10 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

3.11

American Bar Association Members/Northern Trust Collective Trust, Tenth Amended and Restated Fund Declaration for the Balanced Fund, effective as of July 1, 2010, included as Exhibit 3.11 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

4.1	American Bar Association Members/Northern Trust Collective Trust, Declaration of Trust and Fund Declaration for each Fund, included in Exhibits No. 3.1 through 3.11 above.

5.1**	Opinion of Sidley Austin LLP regarding the legality of the Units registered.

10.1

Amended and Restated American Bar Association Members Pooled Trust for Retirement Plans effective as of July 1, 2010 between the ABA Retirement Funds and The Northern Trust Company, included as Exhibit 10.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.2

Amended and Restated American Bar Association Members Retirement Trust effective as of July 1, 2010 between the ABA Retirement Funds and The Northern Trust Company, included as Exhibit 10.2 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.3

American Bar Association Members Retirement Plan—Basic Plan Document No. 01 as amended and related adoption agreements, included as Exhibit 10.3 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.3.1

Amendment No. 1 to the 2008 Restatement of the American Bar Association Members Retirement Plan—Basic Plan Document No. 01, included as Exhibit 10.3.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.3.2

Amendment No. 2 to the 2008 Restatement of the American Bar Association Members Retirement Plan—Basic Plan Document No. 01, included as Exhibit 10.3.2 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.3.3

Amendment No. 3 to the 2008 Restatement of the American Bar Association Members Retirement Plan—Basic Plan Document No. 01, included as Exhibit 10.3.3 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4

American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02 and related adoption agreements, included as Exhibit 10.6 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference thereto.

10.4.1

Amendment 2002-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.2

Amendment 2003-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.2 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.3

EGTRRA Amendment to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.3 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.4

Amendment 2005-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.4 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.5

Amendment 2008-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.5 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.6

Amendment 2008-2 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.6 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.7

Amendment 2009-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.7 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.4.8

Amendment 2010-1 to the American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02, included as Exhibit 10.4.8 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.5

Fiduciary Investment Services Agreement dated August 15, 2008 by and among ABA Retirement Funds, The Northern Trust Company and Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.), a wholly-owned subsidiary of Northern Trust, included as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 and incorporated herein by reference thereto.

10.5.1

Supplement Number One to Fiduciary Investment Services Agreement dated June 29, 2009 between The Northern Trust Company, Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and ABA Retirement Funds, included as Exhibit 10.13.1 to Registrant’s Form S-1 Registration Statement No. 333-159466 and incorporated herein by reference thereto.

10.6

Program Services Agreement between ABA Retirement Funds and ING Life Insurance and Annuity Company, dated December 6, 2008, included as Exhibit 10.27 to Registrant’s Current Report on Form 8-K filed December 24, 2008 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.6.1

Purchase Order No. 1 to the Program Services Agreement between ING Life Insurance and Annuity Company and ABA Retirement Funds effective September 21, 2009, included as Exhibit 10.6.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.6.2

Purchase Order No. 2 to the Program Services Agreement between ING Life Insurance and Annuity Company and ABA Retirement Funds effective April 28, 2010, included as Exhibit 10.6.2 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.6.3

Purchase Order No. 4 to the Program Services Agreement between ING Life Insurance and Annuity Company and ABA Retirement Funds effective March 5, 2011, included as Exhibit 10.6.3 to Registrant’s Current Report on Form 8-K filed April 8, 2011 and incorporated herein by reference thereto.

10.7

Guaranty made as of April 10, 2009 by Northern Trust Corporation in favor of the ABA Retirement Funds, included as Exhibit 10.7 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.8

Investment Management Agreement effective as of July 1, 2010 between State Street Global Advisors (a division of State Street Bank and Trust Company) and Northern Trust Investments, N.A, included as Exhibit 10.8 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.9

Investment Advisor Agreement effective as of June 30, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Pacific Investment Management Company LLC, included as Exhibit 10.9 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.10

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Jennison Associates LLC, included as Exhibit 10.10 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.11

Investment Advisor Agreement effective as of June 23, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and C.S. McKee, L.P., included as Exhibit 10.11 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.12

Investment Advisor Agreement (Small-Mid Cap Equity Fund) effective as of June 22, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and LSV Asset Management, included as Exhibit 10.12 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.13

Investment Advisor Agreement effective as of June 23, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Frontier Capital Management Co. LLC, included as Exhibit 10.13 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.14

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and TCW Investment Management Company, included as Exhibit 10.14 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.15

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Denver Investment Advisors LLC, included as Exhibit 10.15 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.16

Investment Advisor Agreement effective as of June 21, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Riverbridge Partners LLC, included as Exhibit 10.16 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.17

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Allianz Global Investors Capital LLC, included as Exhibit 10.17 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.18

Investment Advisor Agreement effective as of June 21, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Altrinsic Global Advisors, LLC, included as Exhibit 10.18 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.19

Investment Advisor Agreement effective as of June 21, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Eagle Global Advisors LLC, included as Exhibit 10.19 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.20

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Systematic Financial Management, L.P., included as Exhibit 10.20 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.21

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Martin Currie Inc., included as Exhibit 10.21 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.22

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and First State Investments International Limited, included as Exhibit 10.22 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.23

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Delaware Investment Advisers, included as Exhibit 10.23 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.24

Investment Advisor Agreement effective as of July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Columbus Circle Investors, included as Exhibit 10.24 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.25

Investment Advisor Agreement (International All Cap Equity Fund) effective as of June 22, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and LSV Asset Management, included as Exhibit 10.25 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.26

Amended and Restated Securities Lending Authorization Agreement dated July 1, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.), as Trustee of the American Bar Association Members/Northern Trust Collective Trust, and State Street Bank and Trust Company, included as Exhibit 10.27 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.26.1

First Amendment dated July 1, 2010 to Amended and Restated Securities Lending Authorization Agreement between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.), as Trustee of the American Bar Association Members/Northern Trust Collective Trust, and State Street Bank and Trust Company, included as Exhibit 10.27.1 to Registrant’s Form S-1 Registration Statement No. 333-166938 and incorporated herein by reference thereto.

10.27

Investment Advisor Agreement effective as of December 8, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Galliard Capital Management, Inc., included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed December 10, 2010, and incorporated herein by reference thereto.

10.28

Investment Advisor Agreement (for subaccounts) effective as of December 8, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Galliard Capital Management, Inc., included as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed December 10, 2010, and incorporated herein by reference thereto.

10.29

Investment Advisor Agreement effective as of December 8, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Jennison Associates LLC, included as Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed December 10, 2010, and incorporated herein by reference thereto.

10.30

Investment Advisor Agreement effective as of December 8, 2010 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Pacific Investment Management Company LLC, included as Exhibit 10.4 to Registrant’s Current Report on Form 8-K filed December 10, 2010, and incorporated herein by reference thereto.

10.31**	Investment Advisor Agreement dated as of April 20, 2011 between Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.) and Lombardia Capital Partners, LLC.

23.1**	Consent of Sidley Austin LLP, included in the opinion filed as Exhibit 5.1.

23.2**	Consent of PricewaterhouseCoopers LLP.

99.1

Determination Letter from the Internal Revenue Service dated March 9, 1992, included as Exhibit 99.1 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

99.2*	Consent of Jeffrey D. Cohodes to being named as a director.

*	Filed previously.
**	Filed herewith.

(b) Financial Statement Schedules and Related Reports

None.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 21, 2011.

AMERICAN BAR ASSOCIATION MEMBERS/ NORTHERN TRUST COLLECTIVE TRUST

By:	/s/ Thomas R. Benzmiller
Name:	Thomas R. Benzmiller
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2011.

Signature	Title
/s/ Thomas R. Benzmiller	Principal Executive Officer of the American Bar Association Members/Northern Trust Collective Trust
Thomas R. Benzmiller

/s/ Randal Rein Randal Rein	Principal Financial Officer and Principal Accounting Officer of the American Bar Association Members/Northern Trust Collective Trust

/s/ Robert P. Browne	Director of Northern Trust Investments, Inc.
Robert P. Browne

/s/ Christopher W. Carlson	Director of Northern Trust Investments, Inc.
Christopher W. Carlson

/s/ Jeffrey D. Cohodes	Director of Northern Trust Investments, Inc.
Jeffrey D. Cohodes

/s/ Mark C. Gossett	Director of Northern Trust Investments, Inc.
Mark C. Gossett

/s/ Stephen N. Potter	Director of Northern Trust Investments, Inc.
Stephen N. Potter

/s/ Beth M. Provanzana	Director of Northern Trust Investments, Inc.
Beth M. Provanzana

/s/ Alan W. Robertson	Director of Northern Trust Investments, Inc.
Alan W. Robertson

/s/ Lloyd A. Wennlund	Director of Northern Trust Investments, Inc.
Lloyd A. Wennlund